Exhibt 4.15.10

                                                                  EXECUTION COPY


                      DEBTOR-IN-POSSESSION CREDIT AGREEMENT

                         Dated as of September 22, 2005

                                      Among

                                  FOAMEX L.P.,
  as a Debtor and Debtor-in-Possession Under Chapter 11 of the Bankruptcy Code,
                          as a Borrower and Guarantor,

                           FOAMEX INTERNATIONAL INC.,
                                   FMXI, INC.,
                           FOAMEX CAPITAL CORPORATION,
                           FOAMEX LATIN AMERICA, INC.,
                              FOAMEX MEXICO, INC.,
                             FOAMEX MEXICO II, INC.,
                              FOAMEX ASIA, INC. and
                           FOAMEX CARPET CUSHION LLC,
           each as a Debtor and Debtor-in-Possession Under Chapter 11 of the Bankruptcy Code,
                                 as Guarantors,

                               FOAMEX CANADA INC.,
                   as a Debtor Company and Applicant Under the
                 Companies' Creditors Arrangement Act (Canada),
                                 as a Guarantor,

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,
                                 as the Lenders,

                             BANK OF AMERICA, N.A.,
                          as the Administrative Agent,

                         BANC OF AMERICA SECURITIES LLC,
                             as Sole Lead Arranger,

                                       and

                         BANC OF AMERICA SECURITIES LLC,
                              as Sole Book Manager


                                TABLE OF CONTENTS

Section                                                                                                        Page
-------                                                                                                        ----
ARTICLE 1            LOANS AND LETTERS OF CREDIT..................................................................2
                     1.1      Total Facility......................................................................2
                     1.2      Revolving Loans.....................................................................2
                     1.3      Emergence Financing.................................................................6
                     1.4      Letters of Credit...................................................................6
                     1.5      Bank Products......................................................................10

ARTICLE 2            INTEREST AND FEES...........................................................................10
                     2.1      Interest...........................................................................10
                     2.2      Continuation and Conversion Elections..............................................11
                     2.3      Maximum Interest Rate..............................................................12
                     2.4      Closing and Other Fees.............................................................13
                     2.5      Unused Line Fee....................................................................13
                     2.6      Letter of Credit Fee...............................................................13

ARTICLE 3            PAYMENTS AND PREPAYMENTS....................................................................14
                     3.1      Revolving Loans....................................................................14
                     3.2      Termination or Reduction of Facility...............................................14
                     3.3      [Intentionally Omitted]............................................................15
                     3.4      Mandatory Prepayment of the Loans..................................................15
                     3.5      LIBOR Rate Loan Prepayments........................................................18
                     3.6      Payments by the Borrowers..........................................................18
                     3.7      Payments as Revolving Loans........................................................18
                     3.8      Apportionment, Application and Reversal of Payments................................19
                     3.9      Indemnity for Returned Payments....................................................20
                     3.10     Administrative Agent's and Lenders' Books and Records; Monthly Statements..........20
                     3.11     Certain Bankruptcy Matters.........................................................21

ARTICLE 4            TAXES, YIELD PROTECTION AND ILLEGALITY......................................................22
                     4.1      Taxes..............................................................................22
                     4.2      Illegality.........................................................................24
                     4.3      Increased Costs and Reduction of Return............................................24
                     4.4      Funding Losses.....................................................................25
                     4.5      Inability to Determine Rates.......................................................26
                     4.6      Certificates of Administrative Agent and Lenders...................................26
                     4.7      Survival...........................................................................26
                     4.8      Limitation on Claims...............................................................26

ARTICLE 5            BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES...........................................26
                     5.1      Books and Records..................................................................26
                     5.2      Financial Information..............................................................27
                     5.3      Notices to the Lenders.............................................................32

                                       i


Section                                                                                                        Page
-------                                                                                                        ----


                     5.4      E-Mail Deliveries..................................................................34

ARTICLE 6            GENERAL WARRANTIES AND REPRESENTATIONS......................................................34
                     6.1      Authorization, Validity, and Enforceability of this Agreement and the Loan
                              Documents..........................................................................34
                     6.2      Validity and Priority of Security Interest.........................................35
                     6.3      Organization and Qualification.....................................................35
                     6.4      Corporate Name; Prior Transactions.................................................36
                     6.5      Subsidiaries and Affiliates........................................................36
                     6.6      Financial Statements and Projections...............................................36
                     6.7      Capitalization.....................................................................36
                     6.8      Reorganization Matters.............................................................36
                     6.9      Debt...............................................................................37
                     6.10     Distributions......................................................................37
                     6.11     Real Estate; Leases................................................................37
                     6.12     Proprietary Rights.................................................................38
                     6.13     Trade Names........................................................................38
                     6.14     Litigation.........................................................................38
                     6.15     Labor Matters......................................................................38
                     6.16     Environmental Laws.................................................................38
                     6.17     No Violation of Law................................................................40
                     6.18     No Default.........................................................................40
                     6.19     ERISA Compliance...................................................................40
                     6.20     Taxes..............................................................................41
                     6.21     Regulated Entities.................................................................41
                     6.22     Use of Proceeds; Margin Regulations................................................41
                     6.23     Copyrights, Patents, Trademarks and Licenses, etc..................................42
                     6.24     No Material Adverse Change.........................................................42
                     6.25     Full Disclosure....................................................................42
                     6.26     Material Agreements................................................................42
                     6.27     Bank Accounts......................................................................42
                     6.28     Governmental Authorization.........................................................42
                     6.29     FMXI...............................................................................43
                     6.30     Partnership Tax Status.............................................................43

ARTICLE 7            AFFIRMATIVE AND NEGATIVE COVENANTS..........................................................43
                     7.1      Taxes and Other Obligations........................................................43
                     7.2      Legal Existence and Good Standing..................................................44
                     7.3      Compliance with Law and Agreements; Maintenance of Licenses........................44
                     7.4      Maintenance of Property; Inspection of Property....................................44
                     7.5      Insurance..........................................................................45
                     7.6      Insurance and Condemnation Proceeds................................................45
                     7.7      Environmental Laws.................................................................46
                     7.8      Compliance with ERISA..............................................................48

                                       ii


Section                                                                                                        Page
-------                                                                                                        ----

                     7.9      Landlord Waivers or Subordination Agreements and Bailee Letters....................48
                     7.10     [Intentionally Omitted]............................................................48
                     7.11     Mergers, Consolidations or Sales...................................................48
                     7.12     Distributions; Capital Change; Restricted Investments..............................51
                     7.13     [Intentionally Omitted.]...........................................................52
                     7.14     Guaranties.........................................................................52
                     7.15     Debt...............................................................................52
                     7.16     Prepayment; Redemption and Defeasance..............................................54
                     7.17     Transactions with Affiliates.......................................................54
                     7.18     Investment Banking and Finder's Fees...............................................54
                     7.19     Business Conducted.................................................................55
                     7.20     Liens..............................................................................55
                     7.21     Sale and Leaseback Transactions....................................................55
                     7.22     New Subsidiaries...................................................................55
                     7.23     Fiscal Year........................................................................55
                     7.24     Cumulative Net Cash Flow...........................................................55
                     7.25     EBITDA.............................................................................56
                     7.26     Capital Expenditures...............................................................57
                     7.27     [Intentionally Omitted]............................................................58
                     7.28     Use of Proceeds....................................................................58
                     7.29     Further Assurances.................................................................58
                     7.30     Acquired Real Estate...............................................................58
                     7.31     Amendments to Related Documents....................................................59
                     7.32     Physical Inventory Count...........................................................59
                     7.33     Amendments to Term Loan B Documents................................................59
                     7.34     [Intentionally Omitted]............................................................59
                     7.35     Proceeds from Surplus Cash Deposits; Excess Collections, Investments, etc..........59
                     7.36     Interim Financing Order; Final Financing Order; CCAA Order; Administrative
                              Expense Claim Priority; Lien Priority..............................................60
                     7.37     Mexican Security Documents.........................................................61
                     7.38     Prepetition Claims.................................................................61
                     7.39     Obligations under Real Estate Leases, Equipment Leases and Licenses................61
                     7.40     Applications to Bankruptcy Court and Canadian Bankruptcy Court.....................62
                     7.41     Notices............................................................................62
                     7.42     Term Loan B Documents..............................................................62
                     7.43     Interim Financing Order............................................................62
                     7.44     Canadian Case......................................................................62

ARTICLE 8            CONDITIONS OF LENDING.......................................................................63
                     8.1      Conditions Precedent to Making of Loans on the Closing Date........................63
                     8.2      Conditions Precedent to Each Loan..................................................68

                                      iii


Section                                                                                                        Page
-------                                                                                                        ----


ARTICLE 9            DEFAULT; REMEDIES...........................................................................69
                     9.1      Events of Default..................................................................69
                     9.2      Remedies...........................................................................75

ARTICLE 10           TERM AND TERMINATION........................................................................76
                     10.1     Term and Termination...............................................................76

ARTICLE 11           AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS................................77
                     11.1     Amendments and Waivers.............................................................77
                     11.2     Assignments; Participations........................................................79

ARTICLE 12           THE ADMINISTRATIVE AGENT....................................................................81
                     12.1     Appointment and Authorization......................................................81
                     12.2     Delegation of Duties...............................................................81
                     12.3     Liability of the Administrative Agent..............................................82
                     12.4     Reliance by the Administrative Agent...............................................82
                     12.5     Notice of Default..................................................................82
                     12.6     Credit Decision....................................................................83
                     12.7     Indemnification....................................................................83
                     12.8     Administrative Agent in Individual Capacity........................................84
                     12.9     Successor Administrative Agent.....................................................84
                     12.10    Withholding Tax....................................................................84
                     12.11    Collateral Matters.................................................................86
                     12.12    Restrictions on Actions by Lenders; Sharing of Payments............................87
                     12.13    Agency for Perfection..............................................................88
                     12.14    Payments by Administrative Agent to Lenders........................................88
                     12.15    Settlement.........................................................................89
                     12.16    Letters of Credit; Intra-Lender Issues.............................................92
                     12.17    Concerning the Collateral and the Related Loan Documents...........................94
                     12.18    Field Audit and Examination Reports; Disclaimer by Lenders.........................95
                     12.19    Relation Among Lenders.............................................................96
                     12.20    The Arranger, the Book Manager, Syndication Agent and Co-Agents, Etc...............96

ARTICLE 13           GUARANTEES96

ARTICLE 14           MISCELLANEOUS...............................................................................98
                     14.1     No Waivers; Cumulative Remedies....................................................98
                     14.2     Severability.......................................................................99
                     14.3     Governing Law; Choice of Forum; Service of Process.................................99
                     14.4     WAIVER OF JURY TRIAL..............................................................100
                     14.5     Survival of Representations and Warranties........................................100
                     14.6     Other Security and Guaranties.....................................................100
                     14.7     Fees and Expenses.................................................................101
                     14.8     Notices...........................................................................101

                                       iv


Section                                                                                                        Page
-------                                                                                                        ----


                     14.9     Waiver of Notices.................................................................103
                     14.10    Binding Effect....................................................................103
                     14.11    Indemnity of the Administrative Agent and the Lenders by the Loan Parties.........103
                     14.12    Limitation of Liability...........................................................104
                     14.13    Final Agreement...................................................................104
                     14.14    Counterparts......................................................................104
                     14.15    Captions..........................................................................104
                     14.16    Right of Setoff...................................................................104
                     14.17    Confidentiality...................................................................105
                     14.18    Conflicts with Other Loan Documents...............................................106
                     14.19    [Intentionally Omitted]...........................................................106
                     14.20    Credit Agreement..................................................................106
                     14.21    Senior Lenders Intercreditor Agreement............................................106
                     14.22    Judgment Currency.................................................................106
                     14.23    Press Releases and Related Matters................................................107

                         ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A                    -        DEFINED TERMS

EXHIBIT A                  -        FORM OF INTERIM FINANCING ORDER

EXHIBIT B                  -        FORM OF BORROWING BASE CERTIFICATE

EXHIBIT C                  -        EMERGENCE FINANCING TERM SHEET

EXHIBIT D                  -        FORM OF NOTICE OF BORROWING

EXHIBIT E                  -        FORM OF NOTICE OF CONTINUATION/CONVERSION

EXHIBIT F                  -        FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

EXHIBIT G                  -        INITIAL DIP PROJECTIONS

EXHIBIT H                  -        INITIAL CASH FLOW FORECAST

SCHEDULE 1.2               -        LENDERS' COMMITMENTS

SCHEDULE 6.3               -        ORGANIZATION AND QUALIFICATIONS

SCHEDULE 6.4               -        PRIOR CORPORATE NAMES AND TRANSACTIONS

SCHEDULE 6.5               -        SUBSIDIARIES AND AFFILIATES

SCHEDULE 6.9               -        DEBT

SCHEDULE 6.10              -        DISTRIBUTIONS

SCHEDULE 6.11              -        REAL ESTATE; LEASES

SCHEDULE 6.12              -        PROPRIETARY RIGHTS

SCHEDULE 6.13              -        TRADE NAMES

SCHEDULE 6.14              -        LITIGATION

SCHEDULE 6.15              -        LABOR MATTERS

SCHEDULE 6.16              -        ENVIRONMENTAL LAWS

SCHEDULE 6.24              -        MATERIAL ADVERSE EFFECT

SCHEDULE 6.26              -        MATERIAL AGREEMENTS

SCHEDULE 6.27              -        BANK ACCOUNTS

SCHEDULE 7.11(vii)         -        EXISTING LEASES AND SUBLEASES

SCHEDULE 7.11(xii)                  CERTAIN SPECIFIED ASSET SALES

SCHEDULE 7.14              -        EXISTING GUARANTIES

SCHEDULE 7.17              -        AFFILIATE TRANSACTIONS

SCHEDULE 7.19              -        BUSINESS CONDUCTED

SCHEDULE 7.24                       INITIAL CASH FLOW BUDGET

SCHEDULE I                 -        EXISTING INVESTMENTS

SCHEDULE II                -        FINANCIAL STATEMENTS

                      DEBTOR-IN-POSSESSION CREDIT AGREEMENT

     This Debtor-In-Possession Credit Agreement, dated as of September 22, 2005 (this "Agreement"), among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America, N.A. with an office at 335 Madison Avenue, New York, New York, as administrative agent for the Lenders (in its capacity as administrative agent, together with any successor administrative agent, the "Administrative Agent"), Banc of America Securities LLC, as sole lead arranger (in such capacity, the "Arranger"), Banc of America Securities LLC, as sole book manager (in such capacity, the "Book Manager"), Foamex International Inc., a Delaware corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (as hereinafter defined) (the "Parent"), Foamex L.P., a Delaware limited partnership and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code
("Foamex"), and each wholly-owned Domestic Subsidiary of Foamex which is a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code that, with the prior written consent of the Lenders, becomes a Borrower hereunder after the Closing Date (together with Foamex, each a "Borrower" and collectively, the "Borrowers") and the Guarantors (as defined herein), each of which is a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code with the exception of Foamex Canada (as hereinafter defined) which is a debtor company and applicant under the CCAA (as hereinafter defined).

                                               W I T N E S S E T H:
                                               - - - - - - - - - -

     WHEREAS, Foamex, the Parent, the Guarantors, certain lenders (the "Prepetition Lenders"), Bank of America, N.A., as administrative agent for such lenders (the "Prepetition Administrative Agent"), and certain other Persons (as hereinafter defined), are parties to a Credit Agreement, dated as of August 18, 2003, as amended (as so amended, the "Prepetition Credit Agreement"), pursuant to which the Prepetition Lenders agreed, subject to the terms and conditions therein contained, to make available to Foamex a revolving line of credit for revolving loans and letters of credit (the "Prepetition Letters of Credit") in an aggregate amount not to exceed $190,000,000 and term loans in an original aggregate principal amount not to exceed $50,000,000;

     WHEREAS, (i) each of Foamex, the Parent and the Guarantors (other than Foamex Canada) has filed in the United States Bankruptcy Court in Delaware (the "Bankruptcy Court") a voluntary petition for relief under Chapter 11 of the Bankruptcy Code and has continued in the possession of its assets and in the management of its business pursuant to Sections 1107 and 1108 of the Bankruptcy Code, and such reorganization cases are being jointly administered under Case Number 05-12685 (PJW) (the "Chapter 11 Case") and (ii) Foamex Canada has filed an application for relief pursuant to Section 18.6 of the CCAA (together with, to the extent applicable, full proceedings of Foamex Canada under the CCAA, the "Canadian Case");

     WHEREAS, Foamex has requested the Lenders to make available to the Borrowers a debtor-in-possession revolving line of credit for loans and letters of credit in an aggregate amount not to exceed $240,000,000, which extensions of credit the Borrowers will use to refinance all amounts owing under the Prepetition Credit Agreement and for the other purposes permitted hereunder;

     WHEREAS, the Lenders have agreed to make available to the Borrowers such a debtor-in-possession revolving credit facility upon the terms and conditions set forth in this Agreement; and

     WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference.

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows.

ARTICLE 1
                           LOANS AND LETTERS OF CREDIT

     1.1 Total Facility. Subject to all of the terms and conditions of this Agreement and subject to the Interim Financing Order and the Final Financing Order, as the case may be, the Lenders agree to make available a total debtor-in-possession credit facility of $240,000,000 (the "Total Facility") to the Borrowers from time to time during the term of this Agreement. The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit described herein.

     1.2 Revolving Loans.

     (a) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 8 and subject to the Interim Financing Order and the Final Financing Order, as the case may be, each Lender severally, but not jointly, agrees, upon a Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Revolving Loans") to such Borrower in amounts not to exceed such Lender's Pro Rata Share of Availability of such Borrower, except for Non-Ratable Loans and Agent Advances. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans to a Borrower or issue or arrange to have issued Letters of Credit for the account of a Borrower in excess of the Availability of such Borrower on one or more occasions, but if they do so, neither the Administrative Agent nor the Lenders shall be deemed thereby to have changed the limits of the Availability of such Borrower or to be obligated to exceed such limits on any other occasion; provided, that nothing herein shall in any way limit the Administrative Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(i). If the Administrative Agent has actual knowledge that any Borrowing by a Borrower would exceed Availability of such Borrower, the Lenders shall not, without the prior written consent of all of the Lenders, make such Borrowing to such Borrower until such excess has been eliminated, subject to the Administrative Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(i).

     (b) Procedure for Borrowing.

          (i) Each Borrowing by a Borrower shall be made upon such Borrower's irrevocable written notice delivered to the Administrative Agent in the form of a notice of borrowing ("Notice of Borrowing") in the form of Exhibit D attached hereto and made a part hereof, which must be received by the Administrative Agent prior to (i) 12:00 noon (New York time) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Revolving Loans and (ii) 11:00 a.m. (New York time) on the requested Funding Date, in the case of Base Rate Revolving Loans, specifying:

          (A) the  amount of the  Borrowing,  which in the case of a LIBOR  Rate
     Revolving  Loan  must  equal  or  exceed   $5,000,000  (and  increments  of
     $1,000,000 in excess of such amount);

          (B) the requested Funding Date, which must be a Business Day;

          (C) whether the Revolving Loans requested are to be Base Rate Revolving Loans or LIBOR Rate Revolving Loans (and if not specified, it shall be deemed a request for a Base Rate Revolving Loan); and

          (D) the duration of the Interest Period for LIBOR Rate Revolving Loans (and if not specified, it shall be deemed a request for an Interest Period of one month);

provided, however, that with respect to any Borrowing to be made on the Closing Date, (i) in the event that the Lenders on the Closing Date consist of exactly the same financial institutions as the Prepetition Lenders on the Closing Date and each Lender's Pro Rata Share of the Total Facility is the exact same as its Pro Rata Share (as defined in the Prepetition Credit Agreement) of the credit facility provided under the Prepetition Credit Agreement, then such Borrowing will consist of (x) LIBOR Rate Revolving Loans in an aggregate principal amount equal to the aggregate principal amount of Prepetition LIBOR Rate Revolving Loans outstanding immediately prior to the Closing Date which are repaid on the Closing Date with the proceeds of Revolving Loans made on the Closing Date and the portion of the Interest Period (as defined in the Prepetition Credit Agreement) for each such Prepetition LIBOR Rate Revolving Loan remaining on the Closing Date shall apply to and continue as the Interest Period for the corresponding LIBOR Rate Revolving Loan made on the Closing Date (for clarity, it being understood that the expiration date of the Interest Period for each LIBOR Rate Revolving Loan made on the Closing Date shall be the date that would have been the expiration date of the Interest Period (as defined in the Prepetition Credit Agreement) for the corresponding Prepetition LIBOR Rate Revolving Loan had such Prepetition LIBOR Rate Revolving Loan remained outstanding) and (y) Base Rate Revolving Loans in an aggregate amount equal to the excess, if any, of such Borrowing less the LIBOR Rate Revolving Loans to be made on the Closing Date and (ii) otherwise, such Borrowing will consist of Base Rate Revolving Loans only.

          (ii) After giving effect to any Borrowing, there may not be more than nine (9) different Interest Periods in effect.

          (iii) In lieu of delivering a Notice of Borrowing, a Borrower may give the Administrative Agent telephonic notice of such request for advances to the

     Designated Account on or before the deadline set forth above. The Administrative Agent at all times shall be entitled to rely on such telephonic notice in making such Revolving Loans, regardless of whether any written confirmation is received.

          (iv) A Borrower shall have no right to request a LIBOR Rate Revolving Loan while a Default or Event of Default has occurred and is continuing.

     (c) Reliance upon Authority. Prior to the Closing Date, each Borrower shall deliver to the Administrative Agent a notice setting forth the account of such Borrower (such account of a Borrower referred to herein as a "Designated Account") to which the Administrative Agent is authorized to transfer the proceeds of the Revolving Loans requested by such Borrower hereunder. A Borrower may designate a replacement Designated Account from time to time by written notice. All such Designated Accounts must be reasonably satisfactory to the Administrative Agent. The Administrative Agent is entitled to rely conclusively on any person's request for Revolving Loans on behalf of a Borrower, so long as the proceeds thereof are to be transferred to the Designated Account of such Borrower. The Administrative Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by a Borrower to make such requests on its behalf.

     (d) No Liability. The Administrative Agent shall not incur any liability to any Borrower as a result of acting upon any notice referred to in Sections 1.2(b) and (c) which the Administrative Agent believes in good faith to have been given by an officer or other person duly authorized by such Borrower to request Revolving Loans on its behalf. The crediting of Revolving Loans to a Borrower's Designated Account conclusively establishes the obligation of such Borrower to repay such Revolving Loans as provided herein.

     (e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 1.2(b) shall be irrevocable. The applicable Borrower shall be bound to borrow the funds requested therein in accordance therewith.

     (f) Administrative Agent's Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof), the Administrative Agent shall elect to have the terms of Section 1.2(g) or the terms of Section 1.2(h) apply to such requested Borrowing. If the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 1.2(h), the terms of Section 1.2(g) shall apply to the requested Borrowing.

     (g) Making of Revolving Loans. If the Administrative Agent elects to have the terms of this Section 1.2(g) apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, the Administrative Agent shall notify the Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each Lender shall transfer its Pro Rata Share of the requested Borrowing to the Administrative Agent in immediately available funds, to the account from time to time designated by the Administrative Agent, not later than 1:00 p.m. (New York time) on the applicable Funding Date. After the Administrative Agent's receipt of all proceeds of such Revolving Loans, the Administrative Agent shall make the proceeds of such Revolving Loans available to the applicable Borrower on the applicable Funding Date by transferring same day funds to the account designated by such Borrower; provided, however, that, subject to Sections 1.2(a) and 12.21, the amount of

     Revolving Loans so made on any date to a Borrower shall not exceed the Availability of such Borrower on such date.

     (h) Making of Non-Ratable Loans.

          (i) If the Administrative Agent elects, with the consent of the Bank, to have the terms of this Section 1.2(h) apply to a requested Borrowing, the Bank shall make a Revolving Loan in the amount of that Borrowing available to the applicable Borrower on the applicable Funding Date by transferring same day funds to such Borrower's Designated Account. Each Revolving Loan made solely by the Bank pursuant to this Section is herein referred to as a "Non-Ratable Loan", and such Revolving Loans are collectively referred to as the "Non-Ratable Loans." Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account. The aggregate amount of Non-Ratable Loans outstanding at any time shall not exceed $25,000,000. The Administrative Agent shall not request the Bank to make any Non-Ratable Loan if (1) the Administrative Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article 8 will not be satisfied on the requested Funding Date for the applicable
     Borrowing, or (2) the Administrative Agent has actual knowledge that the requested Borrowing would exceed the Availability of the applicable Borrower on that Funding Date.

          (ii) The Non-Ratable Loans shall be secured by the Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

     (i) Agent Advances.

          (i) Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent's sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Article 8 have not been satisfied, to make Base Rate Revolving Loans to one or more of the Borrowers on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed, with respect to any Borrower, 10% of the Borrowing Base of such Borrower (or in the case of Foamex, of the aggregate Borrowing Bases of Foamex and Foamex Canada) but not in the aggregate for all the Borrowers in excess of the Maximum Revolver Amount, which the Administrative Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (3) to pay any other amount chargeable to any Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 14.7 (any of such advances are herein referred to as "Agent Advances"); provided, that the Required Lenders may at any time revoke the Administrative Agent's authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent's receipt thereof.

          (ii) The Agent Advances shall be secured by the Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

     1.3 Emergence Financing. Each of the Lenders agrees to extend to the Borrowers post Chapter 11 emergence financing on the terms and conditions set forth in the Emergence Financing Term Sheet. The commitment of each Lender with respect to such emergence financing shall be its Pro Rata Share of a $275,000,000 total facility.

     1.4 Letters of Credit.

     (a) Agreement to Issue or Cause to Issue. Subject to the terms and conditions of this Agreement and subject to the Interim Financing Order and the Final Financing Order, as the case may be, the Administrative Agent agrees (i) to cause the Letter of Credit Issuer to issue for the account of a Borrower one or more commercial/documentary and standby letters of credit ("Letter of Credit") and/or (ii) to provide credit support or other enhancement to a Letter of Credit Issuer acceptable to the Administrative Agent which issues a Letter of Credit for the account of a Borrower (any such credit support or enhancement being herein referred to as a "Credit Support") from time to time during the term of this Agreement. Upon the Closing Date, all Prepetition Letters of Credit outstanding at such time shall constitute Letters of Credit hereunder with the same effect and status as if such Letters of Credit were originally issued pursuant to this Agreement. All fees payable with respect to such Prepetition Letters of Credit accruing through the Closing Date shall be paid on the Closing Date. Until the Closing Date, the Letter of Credit fees with respect to all Prepetition Letters of Credit shall accrue and be payable at the rates set forth in the Prepetition Credit Agreement and on and after the Closing Date such fees shall accrue and be payable at the rates set forth herein.

     (b) Amounts; Outside Expiration Date. The Administrative Agent shall not have any obligation to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees and charges due from the requesting Borrower in connection with the opening thereof would exceed the Availability of such Borrower at such time; or (iii) such Letter of Credit has an expiration date less than 30 days prior to the Stated Termination Date (other than any such Letter of Credit issued at least twelve months prior to the Stated Termination Date which has been extended or renewed in accordance with the terms thereof for a period ending subsequent to the date which is 30 days prior to the Stated Termination Date) or more than 12 months from the date of issuance for standby letters of credit and 180 days for documentary letters of credit. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Administrative Agent written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit. If all of the requirements of this Section 1.4 are met and no Default or Event of Default has occurred and is continuing, no Lender shall decline to consent to any such extension or renewal.

     (c) Other  Conditions.  In addition to  conditions  precedent  contained in
Article 8 and subject to the Interim Financing Order and the Final Financing Order, as the case may be, the obligation of the Administrative Agent to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Administrative Agent:

          (i) The applicable Borrower shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Administrative Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to the Administrative Agent and the Letter of Credit Issuer; and

          (ii) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

     (d) Issuance of Letters of Credit.

          (i) Request for Issuance. The Borrower for whose account the Letter of Credit is to be issued must notify the Administrative Agent of a requested Letter of Credit at least three (3) Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The applicable Borrower shall attach to such notice the proposed form of the Letter of Credit.

          (ii) Responsibilities of the Administrative Agent; Issuance. As of the Business Day immediately preceding the requested issuance date of the Letter of Credit, the Administrative Agent shall determine the amount of the applicable Unused Letter of Credit Subfacility and Availability of the applicable Borrower as of such date. If (A) the face amount of the requested Letter of Credit is less than the Unused Letter of Credit Subfacility and (B) the amount of such requested Letter of Credit and all commissions, fees and charges due from the requesting Borrower in connection with the opening thereof would not exceed Availability of such Borrower, the Administrative Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

          (iii) No Extensions or Amendment. The Administrative Agent shall not be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this
     Section 1.4 are met as though a new Letter of Credit were being requested and issued.

     (e) Payments Pursuant to Letters of Credit. Each Borrower agrees to reimburse immediately the Letter of Credit Issuer for any draw under any Letter of Credit issued for the account of such Borrower and the Administrative Agent for the account of the Lenders upon any payment pursuant to any Credit Support related to such Letter of Credit, and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer in connection with any Letter of Credit issued for the account of such Borrower immediately when due, irrespective of any claim, setoff, defense or other right which such Borrower may have at any time against the Letter of Credit Issuer or any other Person. Each drawing under any Letter of Credit shall constitute a request by the Borrower for whose account such Letter of Credit was issued to the Administrative Agent for a Borrowing of a Base Rate Revolving Loan in the amount of such drawing (and for purposes of such Borrowing, Availability of such Borrower shall be determined after giving effect to the concurrent application of the proceeds of such Borrowing to the payment of the reimbursement obligation of such Borrower for such drawing). The Funding Date with respect to such borrowing shall be the date of such drawing.

     (f) Indemnification; Exoneration; Power of Attorney.

          (i) Indemnification. In addition to amounts payable as elsewhere provided in this Section 1.4, each Borrower agrees to protect, indemnify, pay and save the Lenders and the Administrative Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Administrative Agent (other than a Lender in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit for the account of such Borrower or the provision of any Credit Support or enhancement in connection therewith. Each Borrower's obligations under this Section shall survive payment of all other Obligations.

          (ii) Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders and the Administrative Agent, each Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Administrative Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders or the Administrative Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority or (I) the Letter of Credit Issuer's honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Administrative Agent or any Lender under this Section 1.4(f).

          (iii) Exoneration. Without limiting the foregoing, no action or omission whatsoever by the Administrative Agent or any Lender (excluding any Lender in its capacity as a Letter of Credit Issuer) shall result in any liability of the Administrative Agent or any Lender to any Borrower, or relieve any Borrower of any of its obligations hereunder to any such Person, under or with respect to any Letter of Credit or Credit Support issued or provided for the account of any Borrower.

          (iv) Rights Against Letter of Credit Issuer. Nothing contained in this Agreement is intended to limit any Borrower's rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between such Borrower and the Letter of Credit Issuer.

          (v) Account Party. Each Borrower hereby authorizes and directs any Letter of Credit Issuer to name such Borrower as the "Account Party" on any Letter of Credit issued or to be issued for the account of such Borrower and to deliver to the Administrative Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit issued or to be issued for the account of such Borrower, and to accept and rely upon the Administrative Agent's instructions and agreements with respect to all matters arising in connection with such Letter of Credit or the application therefor.

     (g)  Supporting  Letter of Credit.  If,  notwithstanding  the provisions of
Section 1.4(b) and Section 10.1, any Letter of Credit or Credit Support is outstanding upon the termination of this Agreement, then upon such termination each Borrower shall deposit with the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, with respect to each Letter of Credit issued for the account of such Borrower or related Credit Support then outstanding, a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Administrative Agent, issued by an issuer satisfactory to the Administrative Agent in an amount equal to the greatest amount for which such Letter of Credit or such Credit Support may be drawn plus any fees and expenses associated with such Letter of Credit or such Credit Support, under which Supporting Letter of Credit the Administrative Agent is entitled to draw amounts necessary to reimburse the Administrative Agent and the Lenders for payments to be made by the Administrative Agent and the Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support. Such Supporting Letter of Credit shall be held by the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit Support remaining outstanding.

     1.5 Bank Products. Each Borrower may request and the Administrative Agent (in the case of the Bank and its Affiliates) or another Lender (in the case of such other Lender and its Affiliates) may, in its sole and absolute discretion, arrange for such Borrower to obtain from the Bank or the Bank's Affiliates (in the case of the Administrative Agent) or such other Lender or its Affiliates (in the case of such other Lender) Bank Products although the Borrowers are not required to do so. If Bank Products are provided by an Affiliate of the Bank or another Lender to a Borrower, such Borrower agrees to indemnify and hold the Administrative Agent, the Bank and the other Lenders harmless from any and all costs and obligations now or hereafter incurred by the Administrative Agent, the Bank or any other Lender which arise from any indemnity given by the Administrative Agent or such other Lender, as the case may be, to its Affiliates related to such Bank Products; provided, however, (x) nothing contained herein is intended to limit such Borrower's rights with respect to the Bank, another Lender or their respective Affiliates, if any, which arise as a result of the execution of documents by and between such Borrower and the Bank or another
Lender, as applicable, which relate to Bank Products and (y) Bank Products consisting of cash management services, including controlled disbursement services, and ACH Transactions may only be provided to a Borrower by the Bank or an Affiliate of the Bank or another Lender (or any Affiliate of such Lender) reasonably acceptable to the Administrative Agent (it being agreed by the Administrative Agent that each of the Lenders party to this Agreement (and their respective Affiliates) on the Closing Date is reasonably acceptable to the Administrative Agent). The agreement contained in this Section shall survive termination of this Agreement. Each Borrower acknowledges and agrees that the obtaining of Bank Products from the Bank, another Lender or any of their respective Affiliates (a) is in the sole and absolute discretion of the Bank, such other Lender or the applicable Affiliate of the Bank or such other Lender, as the case may be, and (b) is subject to all rules and regulations of the Bank, such other Lender or the applicable Affiliate of the Bank or such other Lender, as the case may be.

                                   ARTICLE 2
                                INTEREST AND FEES

     2.1 Interest.

     (a) Interest Rates. All outstanding Obligations (other than Obligations in respect of Bank Products, which shall bear interest in accordance with the terms of the respective documentation governing Bank Products) shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made or incurred until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate plus the Applicable Margins as set forth below, but not to exceed the Maximum Rate. If at any time Loans are outstanding with respect to which the applicable Borrower has not delivered to the Administrative Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Loans shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Administrative Agent by such Borrower in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

          (i) For all Base Rate Revolving Loans and other Obligations (other than (x) LIBOR Rate Revolving Loans and (y) Obligations in respect of Bank Products, which Obligations in respect of Bank Products shall bear interest in accordance with the terms of the respective documentation governing Bank Products), at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

          (ii) For all LIBOR Rate Revolving Loans, at a per annum rate equal to the LIBOR Rate plus the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year).

     (b) Interest Payments.

          (i) Each Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, interest accrued on all Base Rate Revolving Loans made to such Borrower in arrears on the first day of each month hereafter and on the Termination Date.

          (ii) Each Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, interest on all LIBOR Rate Revolving Loans made to such Borrower in arrears on each LIBOR Interest Payment Date.

     (c) Default Rate. If any Event of Default occurs and is continuing and the Administrative Agent or the Majority Lenders in their discretion so elect, then, while any such Event of Default is continuing, all of the applicable Obligations shall bear interest at the Default Rate applicable thereto.

     2.2 Continuation and Conversion Elections.

     (a) Each Borrower may:

          (i) elect, as of any Business Day, in the case of Base Rate Loans made to such Borrower, to convert any such Base Rate Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Loans; or

          (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans made to such Borrower having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000 or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing made to a Borrower is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans; provided further that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

     (b) A Borrower shall deliver a notice of continuation/conversion ("Notice of Continuation/Conversion") in the form of Exhibit E attached hereto and made a part hereof to the Administrative Agent not later than 12:00 noon (New York time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Loans of such Borrower are to be converted into or continued as LIBOR Rate Loans and specifying:

          (i) the proposed Continuation/Conversion Date;

          (ii) the aggregate amount of Loans of such Borrower to be converted or renewed;

          (iii) the type of Loans resulting from the proposed conversion or continuation; and

          (iv) the duration of the requested Interest Period, provided, however, such Borrower may not select an Interest Period that ends after the Stated Termination Date.

     (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans of a Borrower, such Borrower has failed to deliver a Notice of Continuation/Conversion with respect to such LIBOR Rate Loans or if any Default or Event of Default then exists, such Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

     (d) The  Administrative  Agent  will  promptly  notify  each  Lender of its
receipt   of  a  Notice  of   Continuation/Conversion.   All   conversions   and
continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

     (e) There may not be more than nine (9) different LIBOR Rate Loans in effect hereunder at any time.

     2.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate for any Obligations, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for such Obligations for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate for such Obligations shall remain at a Maximum Rate until such time as the amount of interest paid hereunder for such Obligations equals the amount of interest which would have been paid on such Obligations if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement for any Obligations is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued for such Obligations if the interest rate otherwise set forth in this Agreement for such Obligations had at all times been in effect, then the applicable Borrower shall, to the extent permitted by applicable law, pay the Administrative Agent, for the account of the applicable Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged for such Obligations if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued for such Obligations had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement for such Obligations. If a court of competent jurisdiction determines that the Administrative Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the applicable Obligations other than interest, in the inverse order of maturity, and if there are no applicable Obligations outstanding, the Administrative Agent and/or such Lender shall refund to the applicable Borrower such excess.

     2.4 Closing and Other Fees. The Borrowers agree, jointly and severally, to pay the Administrative Agent a closing fee (the "Closing Fee") and those other fees and compensation as set forth in the fee letter, dated the Closing Date, among the Administrative Agent, Banc of America Securities LLC and the Borrowers (the "Fee Letter") with such fees and other compensation to be payable at such times as provided in the Fee Letter. The Closing Fee and other fees and compensation set forth in the Fee Letter shall be fully earned and non-refundable for any reason upon payment thereof.

     2.5 Unused Line Fee. On the first day of each month and on the Termination Date the Borrowers agree, jointly and severally, to pay to the Administrative Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the "Unused Line Fee") equal to three-eighths of one percent (0.375%) per annum times the amount by which the average daily Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn amount of outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated for the first month hereafter or on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the Administrative Agent shall be deemed to be credited to the applicable Borrower's Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 2.5.

     2.6 Letter of Credit Fee. Each Borrower agrees to pay to the Administrative Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit (including, without limitation, each Prepetition Letter of Credit) issued for the account of such Borrower, a fee (the "Letter of Credit Fee") at a per annum rate equal to the Applicable Margin in effect from time to time with respect to LIBOR Rate Revolving Loans on the undrawn amount of such Letter of Credit from time to time and to the Administrative Agent, for the benefit of the Letter of Credit Issuer, a fronting fee of one-eighth of one percent (0.125%) per annum on the undrawn amount of each Letter of Credit issued for the account of such Borrower, and to the Letter of Credit Issuer all costs, fees and expenses incurred or charged by the Letter of Credit Issuer in connection with the application for, processing of, issuance or extension of, drawing under or amendment to, any Letter of Credit issued for the account of such Borrower. The Letter of Credit Fee and fronting fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit is outstanding and on the Termination Date. The Letter of Credit Fee and fronting fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                                   ARTICLE 3
                            PAYMENTS AND PREPAYMENTS

     3.1 Revolving Loans. Each Borrower shall repay the outstanding principal balance of the Revolving Loans made to it, plus all accrued but unpaid interest thereon, on the Termination Date. Each Borrower may prepay Revolving Loans made to it at any time in whole or in part, without premium or penalty (except as provided in Section 4.4), and reborrow subject to the terms of this Agreement. In addition, and without limiting the generality of the foregoing, (i) upon demand the Borrowers, jointly and severally, shall pay to the Administrative Agent, for account of the Lenders, the amount, without duplication, by which the Aggregate Revolver Outstandings exceeds that amount which is (A) the lesser of
(x) the aggregate Borrowing Bases of all the Borrowers and Foamex Canada or (y) the Maximum Revolver Amount less (B) all Reserves other than Reserves deducted in the calculation of the aggregate Borrowing Bases of all the Borrowers and Foamex Canada less (C) an amount equal to all accounts payable of a Borrower or Foamex Canada which are not paid within such Borrower's or Foamex Canada's, as the case may be, ordinary course of business for payment of such accounts payable consistent with past business practice and (ii) each Borrower shall pay to the Administrative Agent, for the account of the Lenders, the amount, without duplication, by which the portion of the Aggregate Revolver Outstandings relating to extensions of credit made (or, in the case of Pending Revolving Loans, to be made) to or for the account of such Borrower exceeds that amount which is (A) the lesser of (x) the Borrowing Base of such Borrower (or, in the case of Foamex, the aggregate Borrowing Bases of Foamex and Foamex Canada) and
(y) the Maximum Revolver Amount minus the portion of the Aggregate Revolver Outstandings relating to extensions of credit made (or, in the case of Pending Revolving Loans, to be made) to or for the account of the other Borrowers less
(B) all Reserves with respect to such Borrower (or, in the case of Foamex, all Reserves with respect to Foamex and Foamex Canada) other than Reserves deducted in the calculation of the Borrowing Base of such Borrower (or, in the case of Foamex, the aggregate Borrowing Bases of Foamex and Foamex Canada) less (C) an amount equal to all accounts payable of such Borrower (or, in the case of Foamex, all accounts payable of Foamex or Foamex Canada) which are not paid within such Borrower's (or in the case of accounts payable of Foamex Canada, within Foamex Canada's) ordinary course of business for payment of such accounts payable consistent with past business practice.

     3.2 Termination or Reduction of Facility.

     (a) The Borrowers may terminate this Agreement upon at least five (5) Business Days' written notice to the Administrative Agent and the Lenders, upon
(a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit or, to the extent not so cancelled and returned, the deposit with the Administrative Agent of Supporting Letters of Credit for such outstanding Letters of Credit (or related Credit Support) in accordance with and as required by

Section 1.4(g), (b) the payment in full in cash of all reimbursable expenses and other Obligations (other than Contingent Obligations at Termination), and (c) with respect to any LIBOR Rate Loans prepaid, payment of the amounts due under
Section 4.4, if any.

     (b) The Borrowers shall have the right, upon not less than three (3) Business Days' written notice to the Administrative Agent and the Lenders, to from time to time permanently reduce the Maximum Revolver Amount; provided, that
(i) any such reduction in the Maximum Revolver Amount shall result in a Dollar-for-Dollar decrease in the aggregate amount of the Revolving Credit Commitments then in effect and (ii) no such reduction of the Maximum Revolver Amount shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans on the effective date thereof, the Aggregate Revolver Outstandings would exceed that amount which is equal to (A) the lesser of (x) the aggregate Borrowing Bases of all Borrowers and Foamex Canada or (y) the Maximum Revolver Amount as so reduced less (B) all Reserves other than Reserves deducted in the calculation of the aggregate Borrowing Bases of all the Borrowers and Foamex Canada less (C) an amount equal to all accounts payable of a Borrower or Foamex Canada which are not paid within such Borrower's or Foamex Canada's, as the case may be, ordinary course of business for payment of such accounts payable consistent with past business practice. Any such reduction of the Maximum Revolver Amount shall be in an amount equal to $5,000,000 or a multiple of $5,000,000 in excess thereof, and shall reduce the aggregate Revolving Credit Commitments then in effect pro rata among the Lenders. In no event shall the Borrowers be permitted to reduce the Maximum Revolver Amount pursuant to this Section 3.2(b) to an amount less than $150,000,000.

     3.3 [Intentionally Omitted].

     3.4 Mandatory Prepayment of the Loans. (a) Concurrently upon receipt by any of the Loan Parties or any of the Mexican Subsidiaries of cash proceeds (or, in the case of cash proceeds received by any of the Loan Parties or Mexican Subsidiaries in the form of a check, such check shall be deposited into a bank account of the appropriate Loan Party or Mexican Subsidiary within one (1) Business Day of receipt of such check and the collected proceeds of such check shall be applied within one (1) Business Day after collection thereof) of any asset disposition (excluding proceeds of (i) asset dispositions permitted by Section 7.11(iii), except to the extent required under such Section, (ii) asset dispositions, individually or as part of a series of related transactions, by any one or more of the Mexican Subsidiaries of less than all or substantially all of the assets of the Mexican Subsidiaries taken as a whole and (iii) asset dispositions permitted by Section 7.11(xiv)) or any sale or issuance of stock or other equity interests of any Loan Party or any Mexican Subsidiary, the Borrowers shall repay or prepay (or cash collateralize, if applicable) the Loans and other Obligations in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by the applicable Loan Party or Mexican Subsidiary in connection therewith (in each case, paid to Persons not known by any Loan Party at the time of such asset disposition or sale or issuance of equity interests to be an Affiliate of a Loan Party), (B) any Taxes arising in connection with such transaction (after taking into account any available Tax credits or deductions arising from such transaction) and the accrual of any payments that would be required to be made pursuant to the Tax Sharing Agreement in connection with such transaction and (C) amounts payable to holders of Liens (to the extent such Liens constitute Permitted Liens hereunder and such Liens are senior to the Agent's Liens), if any, on the assets being disposed of to the extent the documentation governing such senior Liens required such payment to such holders upon such disposition ("Net Proceeds"). Any such repayment or prepayment (or cash collateralization, if applicable) shall be applied in accordance with
Section 3.4(f); provided, that in any event (and notwithstanding anything contained in this Section 3.4), the Net Proceeds from any sale, issuance or other disposition of assets or equity interests of any Loan Party or any of the Mexican Subsidiaries consummated on or after the Closing Date shall be applied to the payment (or cash collateralization, if applicable) of the Loans and other Obligations (in the manner set forth in Section 3.4(f)) to the extent necessary to avoid any requirement under the Term Loan B Agreement to repay or prepay any Term Loan B Obligations, with there to be a permanent reduction of the Revolving Credit Commitments and the Maximum Revolver Amount (and additionally, to the extent necessary to avoid any requirement to repay or prepay any Term Loan B Obligations, the establishment of a permanent reserve reducing the Borrowing Base of a Borrower or Foamex Canada, as the case may be (any such reserve, a "Permanent Reserve"), in the manner determined by the Administrative Agent in its reasonable discretion), in each instance, in the amount of any such application to the Revolving Loans to the extent required under the Term Loan B Agreement in order to avoid any such repayment or prepayment (such permanent reduction and, if applicable, Permanent Reserve to be made or established concurrently with such application to the Revolving Loans and such reduction to result in each Lender's Revolving Credit Commitment to be permanently reduced by its Pro Rata Share of such reduction).

     (b) Foamex shall cause Foamex Canada to promptly remit to Foamex (and Foamex Canada hereby agrees to promptly remit to Foamex) any and all Net Proceeds received by Foamex Canada with respect to any sale, issuance or other disposition by Foamex Canada of assets or equity interests of Foamex Canada in order that the Borrowers have the funds to timely make the mandatory prepayment (or cash collateralization, if applicable) of the Loans and other Obligations required by Section 3.4(a) with respect to such sale, issuance or other disposition. Any such remittance by Foamex Canada shall be by Distribution or loan; provided that Foamex Canada shall transfer such Net Proceeds first by Distribution (to the maximum extent legally permitted without negative tax consequences to Foamex or Foamex Canada) before transferring such Net Proceeds by loan.

     (c) No provision contained in this Section 3.4 shall constitute a consent to an asset disposition or a sale or issuance of stock or other equity interests that is otherwise not permitted by the terms of this Agreement.

     (d) [Intentionally Omitted].

     (e) [Intentionally Omitted].

     (f) Repayments or prepayments (or cash collateralization, if applicable) from proceeds of the disposition of Accounts and Inventory required by Section 3.4(a) (other than proceeds from the disposition of Accounts and Inventory of any of the Mexican Subsidiaries included in a disposition, individually or as a series of related transactions, of all or substantially all of the assets of the Mexican Subsidiaries taken as a whole, which proceeds shall be applied in accordance with the second sentence of this clause (f)) shall be applied as follows: the actual proceeds of sale or other disposition of Accounts and Inventory or an amount equal to the gross book value of Accounts and Inventory sold as part of a sale of a division or by means of the sale of the stock or other equity interests of a Subsidiary shall be applied, first, to accrued interest then due with respect to the Revolving Loans, second, to pay the principal of the Revolving Loans (subject to the proviso in the last sentence of Section 3.4(a), without reduction of the Maximum Revolver Amount or the establishment of a Permanent Reserve), third, to cash collateralize outstanding Letters of Credit, and fourth, to the payment of any other Obligations in the order set forth in Section 3.8.

     Repayments or prepayments (or cash collateralization, if applicable) from Net Proceeds of all asset dispositions (other than sales or other dispositions of Accounts and Inventory of a Loan Party) required by Section 3.4(a) and of all sales or issuances of stock or other equity interests required by Section 3.4(a), including Net Proceeds from the sale or other disposition of a division or a Subsidiary in excess of the gross book value of Accounts and Inventory sold or disposed of as part of the sale or other disposition of that division or Subsidiary, shall be applied as follows: first, to the extent such assets disposed of consist of (x) Real Estate of a Borrower or Foamex Canada, Net Proceeds from such disposition in an amount equal to 60% of the fair market value of such Real Estate, as such fair market value is set forth in the then most recent Real Estate Appraisal delivered to the Administrative Agent (or, with respect to any such Real Estate not included in such appraisal, based upon evidence reasonably satisfactory to the Administrative Agent of the fair market value of such Real Estate), shall be applied to pay or prepay (or cash collateralize, if applicable), in Revolving Loan Application Order, the
Revolving Loan Obligations (subject to the proviso in the last sentence of Section 3.4(a) and to the immediately succeeding sentence) or (y) Equipment of a Borrower or Foamex Canada, Net Proceeds from such disposition in an amount equal to 85% of the orderly liquidation value of such Equipment, as such orderly liquidation value is set forth in the then most recent Equipment Appraisal delivered to the Administrative Agent (or, with respect to any such Equipment not included in such appraisal, based upon evidence reasonably satisfactory to the Administrative Agent of the orderly liquidation value of such Equipment), shall be applied to pay or prepay (or cash collateralize, if applicable), in Revolving Loan Application Order, the Revolving Loan Obligations (subject to the proviso in the last sentence of Section 3.4(a) and to the immediately succeeding sentence), second, to pay the principal of the Revolving Loans (subject to the proviso in the last sentence of Section 3.4(a) and to the immediately succeeding sentence), third, to cash collateralize outstanding Letters of Credit, and fourth, to the payment of any other Obligations in the order set forth in
Section 3.8.

     Any repayment or prepayment of principal of Revolving Loans from Net Proceeds of any disposition of assets pursuant to the immediately preceding sentence shall result in (A) a permanent reduction of the Maximum Revolver Amount and the Revolving Credit Commitments and (B) the establishment of a Permanent Reserve against the Borrowing Base of Foamex or Foamex Canada (in the manner determined by the Administrative Agent in its reasonable discretion), in each case, in the amount of any such repayment or prepayment (such permanent reductions and establishment of Permanent Reserves to be made concurrently with any such repayment or prepayment of principal of Revolving Loans and such reduction to result in each Lender's Revolving Credit Commitment being permanently reduced by its Pro Rata Share of such reduction); provided, however, that any repayment or prepayment of principal of

Revolving Loans pursuant to the immediately preceding sentence from (x) the first $15,000,000 (less any amounts required to be deducted therefrom pursuant to the final proviso contained in Section 7.15(l)) of aggregate Net Proceeds of dispositions of Specified Assets shall not result in a permanent reduction of either the Maximum Revolver Amount or the Revolving Credit Commitments or the establishment of a Permanent Reserve, (y) Net Proceeds of dispositions of assets, the value of which was included in the Borrowing Base of Foamex or Foamex Canada immediately prior to such disposition, shall not result in the establishment of a Permanent Reserve against the Borrowing Base of Foamex or Foamex Canada, as applicable (but shall result in a permanent reduction of the Maximum Revolver Amount and the Revolving Credit Commitments in the amount of such payment), and (z) subject to the application of clauses (x) and (y) of this proviso, Net Proceeds of dispositions of Real Estate and Equipment shall result in the reduction of the Maximum Revolver Amount and the Revolving Credit Commitments and the establishment of a Permanent Reserve only to the extent of the repayments or prepayments required pursuant to subclause "first" of the immediately preceding sentence (and not pursuant to subclause "second" of the immediately preceding sentence).

     3.5 LIBOR Rate Loan Prepayments. In connection with any prepayment, if any LIBOR Rate Revolving Loan is prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrower which borrowed such Revolving Loan shall pay to the Lenders the amounts described in Section 4.4.

     3.6 Payments by the Borrowers.

     (a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Administrative Agent for the account of the applicable Lenders, at the account designated by the Administrative Agent and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (New York time) on the date specified herein. Any payment received by the Administrative Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

     (b) Subject to the provisions set forth in the definition of "Interest Period", whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

     3.7 Payments as Revolving Loans. At the election of the Administrative Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit and Credit Support for Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder may be paid from the proceeds of Revolving Loans made hereunder. Each Borrower hereby irrevocably authorizes the Administrative Agent to charge the Loan Account of such Borrower for the purpose of paying all amounts from time to time due by such Borrower hereunder and agrees that all such amounts charged shall constitute Revolving Loans (including Non-Ratable Loans and Agent Advances).

     3.8 Apportionment, Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Revolving Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to the Administrative Agent and the Letter of Credit Issuer. All payments shall be remitted to the Administrative Agent (except as expressly provided herein otherwise) and all such payments not relating to principal or interest of specific Revolving Loans, or not constituting payment of specific fees or expenses, and all proceeds of Accounts or other Collateral received by the Administrative Agent, shall be applied, ratably, subject to the provisions of this Agreement (including, without limitation, to the extent applicable, Section 3.4(f)):

          (i) So long as no Event of Default is continuing: first, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent; second, to pay any amounts relating to Bank Products of the type specified in clauses (ii) and (iii) of the definition thereof then due to the Bank or any of its Affiliates from any of the Borrowers; third, to pay any fees or expense reimbursements then due to the Lenders from any of the Borrowers; fourth, to pay interest due in respect of all Revolving Loans, including Non-Ratable Loans and Agent Advances; fifth, to pay or prepay principal of the Non-Ratable Loans and Agent Advances; sixth, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances) (subject to the proviso in the last sentence of Section 3.4(a), without reduction in the Maximum Revolver Amount or the establishment of a Permanent Reserve) and unpaid reimbursement obligations in respect of Letters of Credit and Credit Support; seventh, to pay an amount to the Administrative Agent equal to all outstanding Obligations in respect of Letters of Credit and Credit Support to be held as cash collateral for such Obligations; eighth, to pay any amounts relating to Bank Products (to the extent not paid pursuant to clause second above) then due to any Lender or any of its Affiliates from any of the Borrowers; and ninth, to the payment of any other Obligations.

          (ii) Upon the  occurrence  and during the  continuance  of an Event of
     Default: first, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent; second, to pay any fees or expense reimbursements then due to the Lenders from any of the Borrowers; third, to pay interest due in respect of all Revolving Loans, including Non-Ratable Loans and Agent Advances; fourth, to pay or prepay (or cash collateralize, if applicable), in Revolving Loan Application Order, the Revolving Loan Obligations; fifth, to pay any amounts relating to Bank Products then due to any Lender or any of its Affiliates from any of the Borrowers; and sixth, to the payment of any other Obligations.

     Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the applicable Borrower, or unless an Event of Default has occurred and is continuing, neither the Administrative Agent nor any Lender shall apply any payments which it receives to any LIBOR Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans owing by the applicable Borrower and, in any event, the Borrowers shall pay LIBOR breakage losses in accordance with Section 4.4. The Administrative

Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply, in each instance in accordance with this Section 3.8, any and all such proceeds and payments to any portion of the Obligations.

     3.9 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Administrative Agent, any Lender, the Bank or any Affiliate of the Bank is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent, such Lender, the Bank or such Affiliate of the Bank, as the case may be, and the applicable Borrower or Borrowers shall be liable to pay to the Administrative Agent, the Lenders, the Bank and any Affiliate of the Bank, and hereby does indemnify the Administrative Agent, the Lenders, the Bank and any Affiliate of the Bank and hold the Administrative Agent, the Lenders, the Bank and any Affiliate of the Bank harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 3.9 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent, any Lender, the Bank or any Affiliate of the Bank in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Administrative Agent's, the Lenders', the Bank's and its Affiliates' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.9 shall survive the termination of this Agreement.

     3.10 Administrative Agent's and Lenders' Books and Records; Monthly Statements. The Administrative Agent shall record the principal amount of the Loans owing to each Lender, the undrawn amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender's Loans in its books and records. Failure by the Administrative Agent or any Lender to make such notation shall not affect the obligations of the Borrowers with respect to the Loans or the Letters of Credit. Each Borrower agrees that the Administrative Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Administrative Agent will provide to the Borrowers a monthly statement of Loans, payments and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 3.8 and corrections of errors discovered by the Administrative Agent), unless the Borrowers notify the Administrative Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by a Borrower, only the items to which exception is expressly made will be considered to be disputed by such Borrower.

     3.11 Certain Bankruptcy Matters. (a) Except to the extent provided otherwise in the Interim Financing Order or the Final Financing Order (as applicable), each Loan Party hereby agrees that the Obligations of the Loan Parties (other than of Foamex Canada) shall (i) constitute superpriority allowed administrative expense claims in the Chapter 11 Case having priority pursuant to
Section 364(c)(1) of the Bankruptcy Code over all administrative expense claims and unsecured claims against such Loan Parties now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, all administrative expense claims of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code and all superpriority administrative expense claims granted to any other Person, subject, as to priority, only to Carve-Out Expenses, the establishment of which superpriority shall have been approved and authorized by the Bankruptcy Court and (ii) be secured pursuant to Sections 364
(c)(2), (c)(3) and (d)(1) of the Bankruptcy Code subject only to Specified Liens and, to the extent provided in any of the Financing Orders, shall not be subject to claims against the Collateral pursuant to Section 506(c) of the Bankruptcy Code.

     (b) The Agent's Liens and the administrative expense claim priority granted pursuant to clause (a) above have been independently granted by the Loan Documents, and may be independently granted by other Loan Documents heretofore or hereafter entered into. The Agent's Liens and the administrative expense claim priority granted pursuant to clause (a) above, this Agreement, the Interim Financing Order, the Final Financing Order, the CCAA Order and the other Loan Documents supplement each other, and the grants, priorities, rights and remedies of the Lenders and the Administrative Agent hereunder and thereunder are cumulative. In the event of a direct conflict between the Interim Financing Order, the Final Financing Order or the CCAA Order, on the one hand, and any other Loan Document, on the other hand, the Interim Financing Order, the Final Financing Order or the CCAA Order, as the case may be, shall control.

     (c) Notwithstanding anything to the contrary contained herein or elsewhere:

          (i) The Agent's Liens on Collateral of the Loan Parties shall be deemed valid and perfected by entry of the Interim Financing Order, the Final Financing Order and the CCAA Order, as the case may be, which entry of the Interim Financing Order and the CCAA Order shall have occurred on or prior to the Closing Date. The Administrative Agent and the Lenders shall not be required to file, register or publish any financing statements, mortgages, hypothecs, notices of Lien or similar instruments in any jurisdiction or filing or registration office, or to take possession of any Collateral of any of the Loan Parties or to take any other action in order to validate, render enforceable or perfect the Liens on Collateral of any of the Loan Parties granted by or pursuant to this Agreement, the Interim Financing Order, the Final Financing Order, the CCAA Order or any other Loan Document. If the Administrative Agent or the Majority Lenders shall, in its or their sole discretion, from time to time elect to file, register or publish any such financing statements, mortgages, hypothecs, notices of Lien or similar instruments, take possession of any Collateral of any of the Loan Parties or take any other action to validate, render enforceable or perfect all or any portion of the Agent's Liens on Collateral of the Loan Parties, all such documents and actions shall be deemed to have been filed, registered, published or recorded or taken at the time and on the date of entry of the Interim Financing Order or, in the case of Foamex Canada, the date on which the CCAA Order is entered.

          (ii) The Liens, lien priorities, superpriority administrative expense claims and other rights and remedies granted to the Administrative Agent and the Lenders pursuant to this Agreement, the Interim Financing Order, the Final Financing Order, the CCAA Order or the other Loan Documents (specifically including, but not limited to, the existence, perfection, enforceability and priority of the Liens provided for herein and therein, and the administrative expense claim priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of debt by any Loan Party (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by dismissal or conversion of the Chapter 11 Case or the Canadian Case, or by any other act or omission whatsoever. Without limiting the generality of the foregoing, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:

          (A) except for the Carve-Out Expenses, no costs or expenses of administration which have been or may be incurred in the Chapter 11 Case or the Canadian Case or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on a parity with any claim of any Lenders, the Bank or the Administrative Agent against any Loan Party in respect of any Obligation;

          (B) the Agent's Liens on Collateral of the Loan Parties shall constitute valid, enforceable and perfected first priority Liens subject only to Specified Liens, to which such Liens shall or may be subordinate and junior, and shall be prior to all other Liens, now existing or hereafter arising, in favor of any other creditor or other Person; and

          (C) the Agent's Liens on the Collateral of the Loan Parties shall continue to be valid, enforceable and perfected without the need for the Administrative Agent or any Lender to file, register or publish any financing statements, mortgages, hypothecs, notices of Lien or similar instruments or to otherwise perfect the Agent's Liens under applicable nonbankruptcy law.

     3.12 Waiver of Early Termination Fee. Each Lender which is or was a Prepetition Lender under the Prepetition Credit Agreement hereby waives any right to receive its share of any early termination fee payable under Section 3.2(a) of the Prepetition Credit Agreement.

                                   ARTICLE 4
                     TAXES, YIELD PROTECTION AND ILLEGALITY

     4.1 Taxes. Subject to Sections 12.10(d) and (e):

     (a) Any and all payments by the Borrowers or Guarantors, as applicable, or any of them to each Lender or the Administrative Agent under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for any

     Indemnified Taxes. In addition, the Borrowers or Guarantors, as applicable, shall pay all Other Taxes.

     (b) The Borrowers or Guarantors, as applicable, agree, jointly and severally, to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of Indemnified Taxes and Other Taxes (and any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) imposed on or paid by any Lender or the Administrative Agent and any penalties, interest, additions to tax and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender or the Administrative Agent makes written demand therefor.

     (c) If a Borrower or Guarantor, as applicable, shall be required by law to deduct or withhold any Indemnified Taxes or Other Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or the Administrative Agent, then:

          (i) the sum payable shall be increased as necessary so that after making all required deductions, remittances and withholdings (including deductions, remittances and withholdings applicable to additional sums payable under this Section) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions, remittances or withholdings been made;

          (ii) such Borrower or Guarantor, as applicable, shall make such deductions and withholdings; and

          (iii) such Borrower or Guarantor, as applicable, shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

     (d) Within 30 days after the date of any payment by a Borrower or Guarantor, as applicable, of Indemnified Taxes or Other Taxes, such Borrower or Guarantor, as applicable, shall furnish the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

     (e) If a Borrower or Guarantor, as applicable, is required to pay additional amounts to any Lender or the Administrative Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by such Borrower or Guarantor, as applicable, which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

     (f) If a Borrower or Guarantor, as applicable, shall notify, in writing, a Lender or the Administrative Agent that it is entitled to claim a refund from a Governmental Authority in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by such Borrower or Guarantor, as applicable, or with respect to which such Borrower or Guarantor, as applicable, has paid additional amounts pursuant to this Section 4.1, it shall, at the expense of such Borrower or Guarantor, as the case may be, make a timely claim to such Governmental

Authority for such refund. If a Lender or the Administrative Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Borrower or Guarantor or with respect to which a Borrower or Guarantor has paid additional amounts pursuant to this Section 4.1, it shall within 30 days from the date of such receipt pay over the amount of such refund to such Borrower or Guarantor, as the case may be, net of all reasonable out-of-pocket expenses of such Lender or Administrative Agent (to the extent not previously paid by such Borrower or Guarantor, as the case may be) and Taxes imposed upon the receipt of such refund, and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund net of Taxes imposed upon the receipt of such interest). Such Lender or the Administrative Agent (as the case may be) may, in its reasonable discretion, determine the order of utilization of all charges, deductions, credits and expenses which reduce Taxes imposed on its net income. Nothing in this Section 4.1(f) shall be construed as requiring any Lender or the Administrative Agent (as the case may be) to conduct its business or to arrange or alter in any respect its Tax or financial affairs so that it is entitled to receive such refund, other than performing any ministerial acts necessary to be entitled to receive such refund.

     4.2 Illegality.

     (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by that Lender to the Borrowers (or Foamex on behalf of the Borrowers) through the Administrative Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until that Lender notifies the Administrative Agent and the Borrowers (or Foamex on behalf of the Borrowers) that the circumstances giving rise to such determination no longer exist.

     (b) If a Lender determines that it is unlawful to maintain any LIBOR Rate Revolving Loan, each Borrower shall, upon its receipt (or Foamex's receipt on behalf of such Borrower) of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full such LIBOR Rate Revolving Loans of that Lender owing by such Borrower then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if that Lender may lawfully continue to maintain such LIBOR Rate Revolving Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such LIBOR Rate Revolving Loans. If a Borrower is required to so prepay any LIBOR Rate Revolving Loans pursuant to the previous sentence, then concurrently with such prepayment, such Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Revolving Loan.

     4.3 Increased Costs and Reduction of Return.

     (a) If any Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost (not including any Taxes or Other

Taxes, as to which Section 4.1 shall govern) to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the applicable Borrower(s) shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

     (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation,
(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation in which a change in interpretation has occurred or which was enacted subsequent to the date hereof, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, Loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrowers (or Foamex on behalf of the Borrowers) through the Administrative Agent, the Borrowers shall, jointly and severally, pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

     (c) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of this Section 4.3 with respect to such Lender, it will, if requested by Foamex, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this clause (c) shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to this Section 4.3.

     4.4 Funding Losses. Each Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

     (a) the failure of such Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan made to such Borrower;

     (b) the  failure of such  Borrower  to borrow,  continue  or convert a Loan requested by or made to such Borrower after such Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion; or

     (c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Rate Loans made to such Borrower on a day that is not the last day of the relevant Interest Period;

excluding any loss of anticipated profit but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans requested by or made to such Borrower or from fees payable to terminate the deposits from which such funds were obtained. Each Borrower shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

     4.5 Inability to Determine Rates. If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or the Majority Lenders advise the Administrative Agent that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the applicable Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Administrative Agent revokes such notice in writing. Upon receipt of such notice, a Borrower may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by it. If such Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by such Borrower, in the amount specified in the applicable notice submitted by such Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

     4.6 Certificates of Administrative Agent and Lenders. Any Lender (or the Administrative Agent, if applicable) claiming reimbursement or compensation under this Article 4 shall deliver to the applicable Borrower(s) (with a copy to the Administrative Agent if delivered from a Lender) a certificate setting forth in reasonable detail the amount payable to such Lender (or the Administrative Agent, if applicable), and such certificate shall be conclusive and binding on the applicable Borrower(s) in the absence of manifest error.

     4.7  Survival.  The  agreements  and  obligations  of the Borrowers in this
Article 4 shall survive the payment of all other Obligations.

     4.8 Limitation on Claims. Notwithstanding anything to the contrary contained herein, no Loan Party shall be required to make any payments to any Lender pursuant to any of Sections 4.1(b), 4.1(c), 4.3 or 4.4 relating to any period of time which is greater than 180 days prior to the date such Lender demands payment of such amount, except to the extent that such Lender could not reasonably have been expected to discover such claim at the time of its incurrence, in which case, the 180-day period shall be tolled until such Lender discovers, or should reasonably have been expected to discover, such claim.

                                   ARTICLE 5
                BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

     5.1 Books and Records. Each Loan Party shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). Each Loan Party shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. Each Loan Party shall maintain at all times books and records pertaining to the Collateral in which it has an interest in such detail, form and scope as the Administrative Agent or the Majority Lenders shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory and (c) all other dealings affecting the Collateral in which it has an interest; provided, that if a Loan Party is required by GAAP or by the Administrative Agent or the Majority Lenders pursuant to this sentence to make a change to its books and records pertaining to its Collateral, such Loan Party shall have a reasonable amount of time to implement such change.

     5.2 Financial Information. Each Loan Party shall promptly furnish to each Lender all such financial information as the Administrative Agent shall reasonably request. Without limiting the foregoing, each Loan Party will furnish (or cause to be furnished) to the Administrative Agent, in sufficient copies for distribution by the Administrative Agent to each Lender, in such detail as the Administrative Agent or the Lenders shall request, the following:

          (a) As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidated audited and consolidating unaudited balance sheets, and income statements, cash flow statements and changes in partners' equity for Foamex and its Subsidiaries for such Fiscal Year and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of Foamex and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified in any respect (except for a going concern qualification as a result of the commencement of the Chapter 11 Case) of independent certified public accountants selected by Foamex and reasonably satisfactory to the Administrative Agent. Foamex, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Administrative Agent and the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants' services and having an audit opinion issued on such consolidated financial statements by them is for use by the Administrative Agent and the Lenders. Each Loan Party hereby authorizes the Administrative Agent to communicate directly with its certified public accountants and, by this provision, authorizes those accountants to disclose to the Administrative Agent any and all financial statements and other supporting financial documents and schedules relating to such Loan Party and to discuss directly with the Administrative Agent the finances and affairs of such Loan Party; provided, however, that (i) the Administrative Agent shall notify such Loan Party (or Foamex on behalf of such Loan Party) of the Administrative Agent's intention to discuss with such Loan Party's certified public accountants the finances and affairs of such Loan Party and (ii) an officer of such Loan Party shall have the right to be present during any such discussion between its certified public accountants and the Administrative Agent.

          (b) As soon as available,  but in any event not later than  forty-five
     (45) days after the end of each of the first three quarterly periods of each Fiscal Year, consolidated and consolidating unaudited balance sheets of Foamex and its consolidated Subsidiaries as at the end of such quarter and consolidated and consolidating unaudited income statements and cash flow statements for Foamex and its consolidated Subsidiaries for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, all in reasonable detail, fairly presenting the financial position and results of operations of Foamex and its consolidated Subsidiaries as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year and in the Latest Projections, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). Foamex shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly Foamex's and each of its Subsidiaries' financial position as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments.

          (c) As soon as available, but in any event not later than thirty (30) days after the end of each fiscal month (or, in the case of the fiscal month ending on the last day of a fiscal quarter of Foamex, forty-five (45) days after the end of such fiscal month), consolidated and consolidating unaudited balance sheets of Foamex and its consolidated Subsidiaries as at the end of such fiscal month, and consolidated and consolidating unaudited income statements and cash flow statements for Foamex and its consolidated Subsidiaries for such fiscal month and for the period from the beginning of the Fiscal Year to the end of such fiscal month, all in reasonable detail, fairly presenting the financial position and results of operations of Foamex and its consolidated Subsidiaries as at the date thereof and for such  periods,  and,  in each case,  in  comparable  form,  figures for the corresponding period in the prior Fiscal Year and in the Latest Projections, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to
     Section 5.2(a). Foamex shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly Foamex's and each of its Subsidiaries' financial position as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments.

(d)      With each of the audited Financial Statements delivered pursuant to
         Section 5.2(a), a certificate of the independent certified public accountants that examined such statement to the effect that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Defult or Event of Default with respect to a financial covenant, except for those, if any, described in reasonable detail in such certificate.

          (e) With each of the annual audited Financial Statements delivered pursuant to Section 5.2(a), within forty-five (45) days after the end of each fiscal quarter of Foamex and within thirty (30) days after the end of each fiscal month of Foamex (other than any fiscal month ending on the last day of a fiscal quarter of Foamex), a certificate of the chief financial officer of Foamex setting forth in reasonable detail the calculations required to establish that the Loan Parties were in compliance with the covenants set forth in Sections 7.24, 7.25 and 7.26 during the period covered in such Financial Statements and as at the end thereof. Within thirty (30) days after the end of each month (forty-five (45) days after the end of each fiscal month ending on the last day of a fiscal quarter of Foamex), a certificate of the chief financial officer of Foamex (A) stating that, except as explained in reasonable detail in such certificate, all of the representations and warranties of each Loan Party contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (B) stating that, except as explained in reasonable detail in such certificate, each Loan Party is, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents, (C) stating that, except as explained in reasonable detail in such certificate, no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such month, (D) describing and analyzing in reasonable detail all material trends, changes, and developments in each and all Financial Statements, (E) explaining in reasonable detail the variances of the figures in the corresponding budgets and prior Fiscal Year financial statements and (F) explaining in reasonable detail the variances between actual cash flow of the Loan Parties for such month and forecasted cash flow of the Loan Parties in the most recent Cash Flow Forecast covering such month. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action Foamex or another Loan Party has taken or proposes to take with respect thereto.

          (f) Prior to the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated and consolidating balance sheets, income statements and cash flow statements) for Foamex and its Subsidiaries as at the end of and for each month of such Fiscal Year.

          (g) Promptly after filing with the PBGC and the IRS or other Governmental Authority, a copy of each annual report or other material filing filed with respect to each Plan of the Parent or any of its Subsidiaries.

          (h) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by the Parent or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act, and all reports, notices or statements sent or received by any Loan Party or any of the Mexican Subsidiaries to or from the holders of any equity interests of any Loan Party (other than routine non-material correspondence sent by shareholders of the Parent to the Parent) or any Mexican Subsidiary or of any Debt of the Parent or any of its Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

          (i) As soon as available, but in any event not later than 15 days after the receipt thereof by any Loan Party or any Mexican Subsidiary, a copy of all management reports and management letters prepared for any Loan Party or any Mexican Subsidiary by any independent certified public accountants of such Loan Party or Mexican Subsidiary, as the case may be.

          (j) Promptly after their preparation, copies of any and all proxy statements, financial statements and reports which any Loan Party makes available to its public shareholders or holders of its Debt or the trustee under any documents or agreements relating to any of its Debt.

          (k) If requested by the Administrative Agent, promptly after filing with the IRS or similar Governmental Authority, a copy of each Tax return filed by any Loan Party.

          (l) Upon request by the Administrative Agent, and in no event less frequently than once each month and not later than 15 days after the end of each month, a (i) monthly trial balance showing Accounts of each Borrower and Foamex Canada outstanding aged based on original due date from statement date as follows: current, 6 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion, (ii) summary of Inventory of each Borrower and Foamex Canada by location and type accompanied by any report prepared by any Borrower or Foamex Canada in connection with the performance of its obligations under Section 7.32 and such other supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion (in each case, together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing
     Date) and (iii) a reconciliation of the Accounts and Inventory of each Borrower and Foamex Canada to the Borrowing Base Certificate of such Borrower.

          (m) On the date any Borrowing Base Certificate is delivered pursuant to Section 5.2(n) or at such more frequent intervals as the Administrative Agent may reasonably request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), a collateral report with respect to each Borrower and Foamex Canada, including all additions and reductions (cash and non-cash) with respect to Accounts of such Borrower or Foamex Canada, as the case may be, accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion.

          (n) On a weekly basis (not later than the fifth Business Day after the last Business Day of the previous week with the information thereon to be as of the last Business Day of such previous week) and on a monthly basis (not later than the fifteenth day after the last day of the previous month with the information thereon to be as of the last day of such previous month), a Borrowing Base Certificate for each Borrower and Foamex Canada. Notwithstanding the foregoing, any Borrowing Base Certificate delivered by a Borrower pursuant to this Section 5.2(n) may be updated on a daily basis by such Borrower in a manner reasonably satisfactory to the Administrative Agent with reports of new sales of Inventory resulting in Eligible
     Accounts; provided, that any such updates delivered hereunder shall be subject to any adjustments (including, without limitation, exclusion from the relevant Borrowing Base of any new Accounts included in such update) that the Administrative Agent deems necessary in the exercise of its reasonable discretion.

          (o) (i) Semi-annually on or prior to the last Business Day of each June and December of each calendar year (but not earlier than the first day of such June or December) at the request of the Administrative Agent, or quarterly if reasonably requested by the Administrative Agent, an Inventory Appraisal of the Inventory of each Borrower and Foamex Canada, each such Appraisal to be dated as of the then prior month end and conducted by an appraiser reasonably acceptable to the Administrative Agent and to be in form, scope and substance reasonably satisfactory to the Administrative Agent; and (ii) upon the occurrence and during the continuance of an Event of Default and at the Administrative Agent's request, an Inventory
     Appraisal of the Inventory of each Borrower and Foamex Canada, each such Inventory Appraisal to be conducted by an appraiser reasonably acceptable to the Administrative Agent and to be in form and scope reasonably satisfactory to the Administrative Agent.

          (p) Upon the request of the Administrative Agent, no more frequently than once per calendar year unless an Event of Default has occurred and is continuing, a Real Estate Appraisal of the owned Real Estate of each Borrower and Foamex Canada and an Equipment Appraisal of the owned Equipment of each Borrower and Foamex Canada, each such Real Estate Appraisal and Equipment Appraisal to be dated as of the then prior month end and conducted by an appraiser reasonably acceptable to the Administrative Agent and to be in form and scope reasonably satisfactory to the Administrative Agent.

          (q) Promptly upon the request of the Administrative Agent, a copy of any audited financial statements prepared for any Foreign Subsidiary.

          (r) Upon request by the Administrative Agent, an aging of the accounts payable of each Borrower and Foamex Canada.

          (s) (i) Except to the extent received through the electronic filing system, copies of all pleadings, motions, applications, plans, disclosure statements, schedules, reports, financial information and other materials and documents filed or received by any Loan Party in connection with the Chapter 11 Case or the Canadian Case promptly following any Loan Party's filing or receipt thereof.

          (ii) Copies of all written reports and other documents given by any Loan Party to any official or unofficial committee (including, without limitation, the Creditors' Committee) in the Chapter 11 Case or the Canadian Case promptly after the sending thereof.

          (t) Together with each of the financial statements to be delivered pursuant to Section 5.2(b) or (c) (in the case of the financial statements to be delivered for the fiscal month ending on the last day of each fiscal year of Foamex), a new 13 week cash flow forecast in form consistent with the Initial Cash Flow Forecast and in substance reasonably satisfactory to the Administrative Agent and the Majority Lenders.

          (u) Such additional information as the Administrative Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Parent or any of its Subsidiaries.

     5.3 Notices to the Lenders. Each Loan Party shall notify the Administrative Agent in writing of the following matters at the following times:

          (a) Promptly (but in no event later than one (1) Business Day) after becoming aware of any Default or Event of Default;

          (b) Promptly (but in no event later than two (2) Business Days) after becoming aware of the assertion by the holder of any capital stock or other equity interests of the Parent or of any Subsidiary thereof or the holder of any Debt of the Parent or any Subsidiary thereof in a face amount in excess of $500,000 that a default exists with respect thereto or that the Parent or such Subsidiary is not in compliance with the terms thereof, or the written threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

          (c) Promptly (but in no event later than two (2) Business Days) after becoming aware of any event or circumstance which could reasonably be expected to have a Material Adverse Effect;

          (d) Promptly (but in no event later than two (2) Business Days) after becoming aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

          (e) Promptly (but in no event later than two (2) Business Days) after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim or other labor dispute affecting the Parent or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;

          (f) Promptly (but in no event later than two (2) Business Days) after becoming aware of any violation of any law, statute, regulation or ordinance of a Governmental Authority affecting the Parent or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

          (g) Promptly (but in no event later than two (2) Business Days) after receipt of any written notice of any violation by the Parent or any of its Subsidiaries of any Environmental Law which is reasonably likely to give rise to liability in excess of $500,000 or that any Governmental Authority has asserted in writing that the Parent or any Subsidiary thereof is not in compliance in any material respect with any Environmental Law or is investigating the Parent or such Subsidiary's compliance therewith;

          (h) Promptly (but in no event later than two (2) Business Days) after receipt of any written notice that the Parent or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that the Parent or any Subsidiary thereof is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $500,000;

          (i) Promptly (but in no event later than two (2) Business Days) after receipt of any written notice of the imposition of any Environmental Lien against any property of the Parent or any of its Subsidiaries;

          (j) Any change in (i) a Loan Party's name as it appears in the jurisdiction of its incorporation or other organization, jurisdiction of
     incorporation   or   organization,    type   of   entity,    organizational
     identification number, or form of organization, trade names under which a Loan Party will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty
     (30) days prior thereto and (ii) locations of Collateral of a Loan Party, at least fifteen (15) days prior thereto; provided, that in the case of a change in the location of Collateral of a Loan -------- Party resulting solely from the occurrence of a fire, flood or other casualty constituting an exigent circumstance, such notice shall be provided to the Administrative Agent as soon as such Loan Party has made such change in location or otherwise has knowledge of such change in location;

          (k) Within ten (10) Business Days after any Loan Party or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL, the PBGC or any other Governmental Authority with respect thereto;

          (l) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within three (3) Business Days after the filing thereof with the PBGC, the DOL, the IRS or under the PBA or any other applicable Governmental Authority, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL, the IRS with respect to each Pension Plan and, in the case of any Plan governed by the PBA, each annual information return, valuation report, application for registration of an amendment, notice of proposal to wind up in whole or in part, application for payment of surplus or other variation, (ii) a copy of each funding waiver request filed with the PBGC, the DOL, the IRS or under the PBA or other applicable Governmental Authority with respect to any Plan and all communications received by any Loan Party or any ERISA Affiliate from the PBGC, the DOL, the IRS or under the PBA or any other applicable Governmental Authority with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL, the IRS or under the PBA or any other applicable Governmental Authority, with respect to each Plan by any Loan Party or any ERISA Affiliate;

          (m) Copies of each actuarial report for any Pension Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within three (3) Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of the following: (i) any notices of the intention of the PBGC, the Financial Services Commission of Ontario or any other applicable Governmental Authority to terminate a Pension Plan or to have a trustee appointed to administer such Pension Plan; (ii) any favorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code, or under the PBA or other applicable laws; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;

          (n) Within three (3) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase the Loan Parties' aggregate annual costs with respect thereto by an amount in excess of $500,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which any Loan Party or any ERISA Affiliate was not previously contributing; or (ii) any failure by any Loan Party or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code or under the PBA or other applicable laws on or before the due date for such installment or payment; and

          (o) Within three (3) Business Days after any Loan Party or any ERISA Affiliate knows that any of the following events has or will occur: (i) the termination of a Multi-employer Plan; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; (iii) the institution by the PBGC or other Governmental Authority of proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan; or (iv) a Reportable Event or Termination Event in respect of any Plan.

                  Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the applicable Loan Party, its Subsidiary or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

     5.4 E-Mail Deliveries. Each of the parties hereto hereby agrees that any Loan Party may, in lieu of delivering paper copies, transmit any Financial Statements or any of the items specified in Section 5.2 to the Administrative Agent by electronic mail; provided, that (i) each electronic mail transmission shall be (A) formatted as the Administrative Agent may designate from time to time and shall be digitally signed and (B) sent to the Administrative Agent at one or more electronic mail addresses designated by the Administrative Agent from time to time and (ii) the Administrative Agent (A) shall be authorized to rely upon any such electronic mail transmission for purposes of this Agreement to the same extent as if the contents thereof had been otherwise delivered to the Administrative Agent in accordance with the terms of this Agreement and (B) may, upon notice in writing to Foamex, terminate the right of the Loan Parties to transmit such items via electronic mail.

                                   ARTICLE 6
                     GENERAL WARRANTIES AND REPRESENTATIONS

     Each Loan Party warrants and represents to the Administrative Agent and the Lenders that except as hereafter disclosed to and accepted by the Administrative Agent and the Majority Lenders in writing:

     6.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Such Loan Party has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to the Administrative Agent Liens upon and security interests in the Collateral in which it has an interest. Such Loan Party has taken all necessary action (including obtaining approval of its stockholders or other equityholders if necessary) to authorize its execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by such Loan Party, and, subject to the Financing Orders, constitute the legal, valid and binding obligations of such Loan Party, enforceable against it in accordance with their respective terms. Such Loan Party's execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of such Loan Party or any of its Subsidiaries, by reason of, the terms of (a) any contract, mortgage, lease, agreement, indenture or instrument to which such Loan Party or any of its Subsidiaries is a party or which is binding upon it or any of its Subsidiaries (it being understood that, in the case of any Liens in favor of the Administrative Agent granted by a Loan Party, there may be a requirement under the Term Loan B Documents that such Loan Party grant a Lien (that is subordinated to the Agent's Lien) in favor of the Term Loan B Agent on the same collateral in which the Agent's Lien was granted), (b) any Requirement of Law applicable to such Loan Party or any of its Subsidiaries (including, without limitation, any court order entered in the Chapter 11 Case or the Canadian
Case), or (c) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement or other organizational documents of such Loan Party or any of its Subsidiaries, except, in each case, to the extent excused by the Financing Orders or the Bankruptcy Code. Each borrowing of a Loan and issuance of a Letter of Credit or Credit Support and each delivery by a Borrower or Foamex Canada of a Borrowing Base Certificate constitutes a representation and warranty by Foamex that, as of the date of such borrowing, issuance or delivery, as the case may be, the financial accommodations provided to the Borrowers under this Agreement do not as of such date violate the borrowing or debt incurrence limits set forth in the Term Loan B Agreement. Without limitation of the foregoing, Foamex represents and warrants that (i) each borrowing of a Loan and issuance of a Letter of Credit or Credit Support is permitted under clause (j) of Section 7.15 of the Term Loan B Agreement and (ii) all Obligations relating thereto constitute permitted Debt as "Working Capital Obligations" under the Term Loan B Agreement.

     6.2 Validity and Priority of Security Interest. Subject to the entry of the Interim Financing Order or, with respect to Foamex Canada, the CCAA Order, the provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral of the Loan Parties in favor of the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all such Collateral, having priority over all other Liens on such Collateral, except for Specified Liens, securing all the Obligations, and enforceable against such Loan Party and all third parties.

     6.3 Organization and Qualification. Such Loan Party (a) is duly organized, incorporated or amalgamated, as the case may be, and validly existing in good standing under the laws of the state of its organization, incorporation or amalgamation, as the case may be, (b) is qualified to do business and is in good standing in the jurisdictions set forth on Schedule 6.3 which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business, except to the extent the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect and (c) has all requisite power and authority to conduct its business and to own its property.

     6.4 Corporate Name; Prior  Transactions.  Except as otherwise  disclosed on
Schedule 6.4, as of the Closing Date such Loan Party has not, during the past five (5) years, been known by or used any other partnership, corporate or fictitious name, or been a party to any merger, consolidation or amalgamation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

     6.5 Subsidiaries and Affiliates. Schedule 6.5 is a correct and complete list as of the Closing Date of the name and relationship to such Loan Party of each and all of such Loan Party's Subsidiaries and other Affiliates. Each Subsidiary of such Loan Party is (a) duly incorporated or organized and validly existing in good standing under the laws of its state of incorporation or organization set forth on Schedule 6.5, and (b) qualified to do business and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a Material Adverse Effect and
(c) has all requisite power and authority to conduct its business and own its property.

     6.6 Financial Statements and Projections.

     (a) The Loan Parties have delivered to the Administrative Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows and changes in partners' equity for Foamex and its consolidated Subsidiaries as of January 2, 2005, and for the Fiscal Year then ended, accompanied by the report thereon of the Loan Parties' independent certified public accountants, KPMG LLP. The Loan Parties have also delivered to the Administrative Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows for Foamex and its consolidated Subsidiaries as of July 3, 2005. Such financial statements are attached hereto as Schedule
II. All such financial statements have been prepared in accordance with GAAP (subject, in the case of the interim financial statements, to normal year-end audit adjustments) and present accurately and fairly in all material respects the financial position of Foamex and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

     (b) The Latest Projections when submitted to the Lenders as required herein represent the Loan Parties' good faith estimate of the future financial performance of Foamex and its consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which such Loan Party believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lenders.

     6.7 Capitalization. As of July 3, 2005, the authorized capital stock of the Parent consists of (i) 50,000,000 shares of common stock, par value $.01 per share, of which 24,509,728 shares are validly issued and outstanding, fully paid and non-assessable and (ii) 5,000,000 shares of preferred stock, par value $1.00 per share, of which 15,000 shares are validly issued and outstanding, fully paid and non-assessable.

     6.8 Reorganization Matters.

     (a) Pursuant to and to the extent provided in the Interim Financing Order and the Final Financing Order, the Obligations of the Loan Parties (other than of Foamex Canada) will constitute allowed administrative expense claims in the Chapter 11 Case having priority over all administrative expense claims and unsecured claims against such Loan Parties now existing or hereafter arising, of any kind whatsoever, including, without limitation, all administrative expense claims of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code and all superpriority administrative expense claims granted to any other Person, subject, as to priority, only to Carve-Out Expenses.

     (b) Pursuant to and to the extent permitted under the Interim Financing Order, the Final Financing Order and the CCAA Order, the Obligations will be secured by a valid and perfected Lien on all of the Collateral that is located
(i) in the United States of America or Canada and (ii) outside the United States of America and Canada to the fullest extent possible as a result of the Financing Orders, subject as to priority only to Specified Liens.

     (c) Each of the Interim Financing Order (with respect to the period prior to the Final Financing Order Date) or the Final Financing Order (with respect to the period on and after the Final Financing Order Date) and the CCAA Order is in full force and effect and has not been reversed, stayed, modified or amended absent express written joinder and consent of the Majority Lenders and the Administrative Agent.

     6.9 Debt. After giving effect to the making of the Revolving Loans to be made on the Closing Date, on the Closing Date such Loan Party and its Subsidiaries will have no Debt, except (a) the Obligations, (b) the Permitted Subordinated Debt, (c) the Senior Secured Notes, (d) Debt described on Schedule
6.9 and (e) the Term Loan B Obligations.

     6.10 Distributions. Except as set forth on Schedule 6.10, during the period from January 3, 2005 through and including the Closing Date, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Parent or any of its Domestic Subsidiaries.

     6.11 Real Estate; Leases. Schedule 6.11 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned by such Loan Party and all Real Estate owned by any of its Domestic Subsidiaries, all leases and subleases of real or personal property held by such Loan Party or any of its Domestic Subsidiaries as lessee or sublessee (other than leases of personal property as to which such Loan Party or Domestic Subsidiary is lessee or sublessee for which the value of the personal property subject to such leases or subleases in the aggregate is less than $250,000), and all leases and subleases of real or personal property held by such Loan Party or any of its Domestic Subsidiaries as lessor, or sublessor. As of the Closing Date, each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and, to the actual knowledge of the applicable Loan Party, no default by any party to any such lease or sublease exists (other than those defaults by the applicable Loan Party resulting solely from the Chapter 11 Case, the Canadian Case or the failure to pay the Foamex 13 1/2% Subordinated Notes when due). As of the Closing Date, such Loan Party and its Domestic Subsidiaries has good and marketable title in fee simple to the Real Estate identified on Schedule 6.11 as owned by such Loan Party or such Subsidiary, as the case may be, or valid leasehold interests in all Real Estate designated therein as "leased" by such Loan Party or such Subsidiary, as the case may be, and such Loan Party or such Subsidiary, as the case may be, has good, indefeasible, and merchantable title to all of its other property reflected on the January 2,

2005 Financial Statements delivered to the Administrative Agent and the Lenders, except as disposed of since the date thereof to the extent permitted under the Prepetition Credit Agreement, in each of the foregoing cases, free of all Liens except Permitted Liens.

     6.12 Proprietary Rights. Schedule 6.12 sets forth a correct and complete list of all of such Loan Party's Proprietary Rights which are the subject of a registration or application with a Governmental Authority as of the Closing Date. As of the Closing Date, none of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.12. To the knowledge of such Loan Party as of the Closing Date, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights in any material respect. The Proprietary Rights of such Loan Party described on Schedule 6.12 constitute all of the material property of such type necessary to the current and anticipated future conduct of such Loan Party's business as of the Closing Date.

     6.13 Trade Names. As of the Closing Date, all trade names or styles under which such Loan Party sells or expects to sell Inventory or create Accounts, or to which instruments in payment of Accounts are expected to be made payable, are listed on Schedule 6.13.

     6.14 Litigation. Except as set forth on Schedule 6.14, there is no pending, or to the knowledge of such Loan Party as of the Closing Date threatened, action, suit, proceeding or counterclaim by any Person, or to the knowledge of such Loan Party, investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

     6.15 Labor Matters. Except as set forth on Schedule 6.15, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of such Loan Party or of any of the Mexican Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining agent for employees of such Loan Party or of any of the Mexican Subsidiaries or for any similar purpose, and (d) there is no pending or (to the knowledge of such Loan Party) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting such Loan Party, any of the Mexican Subsidiaries or any of their respective employees.

     6.16 Environmental Laws. Except as otherwise disclosed on Schedule 6.16:

     (a) Such Loan Party and the Mexican Subsidiaries have complied in all material respects with all applicable Environmental Laws and neither such Loan Party nor the Mexican Subsidiaries nor any of their presently owned real property or presently conducted operations nor any property now or previously in their charge, management or control, nor their previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant, except for instances of noncompliance, enforcement orders and liability agreements which are not reasonably likely to result in liability, in the aggregate for all Loan Parties and the Mexican Subsidiaries, of greater than $500,000 for all such matters.

     (b) Such Loan Party and the Mexican Subsidiaries have obtained or taken required measures to obtain all material permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and such Loan Party and the Mexican Subsidiaries are in compliance with all material terms and conditions of such permits.

     (c) Neither such Loan Party nor any of the Mexican Subsidiaries, nor, to the best of such Loan Party's knowledge, any of its predecessors in interest, has in violation of applicable law stored, treated or disposed of any hazardous waste, except for violations which are not reasonably likely to result in liability, in the aggregate for all Loan Parties and Mexican Subsidiaries, of greater than $500,000 for all such violations.

     (d) Neither such Loan Party nor any of the Mexican Subsidiaries has received any summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant, except for those which are not reasonably likely to result in liability, in the aggregate for all Loan Parties and Mexican Subsidiaries, of greater than $500,000 for all such matters.

     (e) To the best of such Loan Party's knowledge, none of the present or past operations of such Loan Party or any of the Mexican Subsidiaries nor any property now or previously in the charge, management or control of such Loan Party or any of the Mexican Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant, except for investigations which are not reasonably likely to result in liability, in the aggregate for all Loan Parties and Mexican Subsidiaries, of greater than $500,000 for all such investigations.

     (f) There is not now, nor to the best of such Loan Party's knowledge has there ever been on or in any of the Real Estate, except for matters involving the following which are not reasonably likely to result in liability in the aggregate for all Loan Parties and Mexican Subsidiaries in excess of $500,000 for all such matters:

          (1) any underground storage tanks or surface impoundments,

          (2) any asbestos-containing material, or

          (3) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment.

     (g) Neither such Loan Party nor any of the Mexican Subsidiaries has filed any notice under any requirement of Environmental Law reporting a material spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.

     (h) Neither such Loan Party nor any of the Mexican Subsidiaries has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property or any Governmental Authority) imposing material obligations or liabilities on such Loan Party or any of the Mexican Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

     (i) None of the products manufactured, distributed or sold by such Loan Party or any of the Mexican Subsidiaries contain asbestos-containing material.

     (j) No Environmental Lien is attached to any of the Real Estate.

     6.17  No  Violation  of  Law.  Neither  such  Loan  Party  nor  any  of its
Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it, which violation could reasonably be expected to have a Material Adverse Effect.

     6.18 No Default. Except for the default in the payment on maturity of the Foamex 13 1/2% Subordinated Notes, defaults under other pre-petition agreements as a result of such payment default and those other defaults resulting solely from the Chapter 11 Case or the Canadian Case, neither such Loan Party nor any of its Subsidiaries has received notice or has actual knowledge that it is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which such Loan Party or any of its Subsidiaries is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

     6.19 ERISA Compliance.

     (a) Except in respect of any Multi-employer Plan, each Plan which is intended to qualify under Section 401(a) of the Code (i) is in compliance in all material respects with the applicable provisions of ERISA, the Code, the PBA and other federal, provincial or state law and (ii) has received a favorable determination letter from the IRS and to the best knowledge of such Loan Party, nothing has occurred which would cause the loss of such qualification. The Parent, each of its Subsidiaries and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code (other than contributions to Plans subject to Section 412 of the Code not exceeding $100,000 in the aggregate for the Parent, its Subsidiaries and the ERISA Affiliates) or subject to the PBA , and no application for a funding waiver or an extension of any amortization period has been made with respect to any Plan. As of the Closing Date, except as required under (i) the Agreement by and between Foamex and the United Steel Workers of America Local 714, dated as of February 8, 2005,
(ii) Section 4980B of the Code, the corresponding provisions of ERISA or applicable law or (iii) any individual severance, separation or similar agreement to which any Loan Party or ERISA Affiliate is a party, none of the Loan Parties or any ERISA Affiliate provides post-employment health or life benefits.

     (b) There are no pending or, to the best knowledge of such Loan Party as of the Closing Date, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (c) (i) As of the Closing Date, no ERISA Event has occurred or is reasonably expected to occur; (ii) none of the Loan Parties, any of their Subsidiaries nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under the PBA or Title IV of ERISA with respect to any Pension Plan which is not timely satisfied (other than for (x) contributions or premiums due and not delinquent under Section 4007 of ERISA or the PBA and (y) not greater than $100,000 in the aggregate of contributions and premiums due under Section 4007 of ERISA); (iii) none of the Loan Parties, any of their Subsidiaries nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under the PBA or
Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan nor do they reasonably expect to incur any such liability, in an amount which would exceed $500,000 in the aggregate; (iv) none of the Loan Parties, any of their Subsidiaries nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (v) no Lien or statutory lien under the PBA or applicable legislation has arisen in respect of any Loan Party or its property in connection with any Plan (save for contribution and premium amounts not yet due).

     6.20 Taxes. Such Loan Party and the Mexican Subsidiaries have filed all federal, state, foreign and provincial income Tax returns and reports and other material Tax returns and reports, in each instance, which it is required to file, and have paid all federal, state, provincial and foreign income Taxes, assessments, fees and other governmental charges and all other material Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable unless such unpaid Taxes and assessments (i) would give rise to a Permitted Lien, (ii) are with respect to periods prior to the Filing Date (the date the first CCAA Order is issued, in the case of Foamex Canada) for which payment cannot be made as a result of such Loan Party's status as a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code or a debtor company under the CCAA, as appropriate, or (iii) are being contested in good faith and by appropriate proceedings diligently pursued and adequate financial reserves have been established on the applicable Loan Party's or Mexican Subsidiary's books and records in accordance with GAAP; provided, that in the case of this clause
(iii), the failure to pay when due any such Taxes or assessments shall not give rise to a Lien on any property of such Loan Party or any of the Mexican Subsidiaries.

     6.21 Regulated Entities. None of the Loan Parties, any Person controlling any of the Loan Parties, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. No Loan Party nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

     6.22 Use of Proceeds; Margin Regulations. Subject to the requirements of the Financing Orders that proceeds of the Loans be used to refinance all amounts owing under the Prepetition Credit Agreement and the other limitations set forth therein, the proceeds of the Loans are to be used solely for working capital purposes and for general corporate purposes permitted hereunder. Neither such Loan Party nor any of its Subsidiaries is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     6.23 Copyrights, Patents, Trademarks and Licenses, etc.. Such Loan Party and each of the Mexican Subsidiaries owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are reasonably necessary for the operation of its businesses without, to the knowledge of such Loan Party, conflict with the rights of any other Person, which conflict could reasonably be expected to have a Material Adverse Effect. To the knowledge of such Loan Party, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by such Loan Party or any of the Mexican Subsidiaries infringes upon any rights held by any other Person, which infringement could reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of such Loan Party, threatened, which could reasonably be expected to have a Material Adverse Effect.

     6.24 No Material Adverse Change. Except as set forth on Schedule 6.24 hereto, no Material Adverse Effect has occurred since January 2, 2005.

     6.25 Full Disclosure. None of the representations or warranties made by such Loan Party or any of its Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of such Loan Party or any of its Subsidiaries in connection with any of the Loan Documents (excluding any projections and forecasts), whether furnished prior to, on or after the Closing Date, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered. Any projections or forecasts contained in any of the materials referred to above have been prepared on the basis of assumptions which such Loan Party or its Subsidiary, as the case may be, believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Administrative Agent and/or the Lenders (it being understood that projections, forecasts and other forward looking statements are subject to significant uncertainties and contingencies, many of which are beyond such Loan Party's or such Subsidiary's control and that no guarantee can be given that the projections or forecasts will be realized).

     6.26 Material Agreements. Schedule 6.26 hereto sets forth as of the Closing Date all material agreements and contracts to which such Loan Party or any of its Domestic Subsidiaries is a party or is bound as of the date hereof.

     6.27 Bank Accounts. Schedule 6.27 contains as of the Closing Date a complete and accurate list of all bank accounts maintained by such Loan Party with any bank or other financial institution.

     6.28 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party or any of its Subsidiaries of this Agreement or any other Loan Document, except (i) filings, consents or notices which have been made, obtained or given, (ii) those that are excused by virtue of the Chapter 11 Case or the Canadian Case, (iii) the Financing Orders and (iv) routine corporate, limited liability company and partnership filings to maintain good standing in each jurisdiction in which the Loan Parties and their Subsidiaries conduct their business.

     6.29 FMXI. FMXI does not conduct any business other than the business of acting as the managing general partner of Foamex and owning its general partnership interest in Foamex. None of the Domestic Subsidiaries of Foamex conducts any business other than owning equity interests in other Domestic Subsidiaries or Foreign Subsidiaries and as set forth on Schedule 7.19.

     6.30 Partnership Tax Status. Foamex, since its organization, has been treated as a partnership within the meaning of Section 761(a) of the Code for Federal income tax purposes and has not been and is not an entity subject to Federal or state income tax (other than state income taxes generally imposed on partnerships). Neither such Loan Party nor any of its Subsidiaries has any knowledge of any inquiry or investigation by any Person (including, without limitation, the IRS) as to whether or not Foamex is, or any claim or assertion by any Person (including, without limitation, the IRS) that Foamex is not, a partnership for Federal or state income tax purposes or an entity subject to Federal or state income taxes (other than state income taxes generally imposed on partnerships).

                                   ARTICLE 7
                       AFFIRMATIVE AND NEGATIVE COVENANTS

     Each Loan Party covenants to the Administrative Agent and each Lender that so long as any of the Obligations (other than Contingent Obligations at Termination and Obligations in respect of Letters of Credit or Credit Support for which Supporting Letters of Credit have been deposited with the Administrative Agent in accordance with and as required by Section 1.4(g)) remain outstanding or this Agreement is in effect:

     7.1 Taxes and Other Obligations. Such Loan Party shall, and shall cause each of its Subsidiaries to, (a) file when due (including giving effect to all extensions permitted under applicable law) all federal, state, foreign and provincial income tax returns and reports and other material tax returns and other reports, in each instance, which it is required to file; (b) pay, or provide for the payment, when due, of all federal, state, provincial and foreign income taxes, fees, assessments and other governmental charges and all other material taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises (other than any of the foregoing with respect to periods prior to the Filing Date (the date the first CCAA Order is issued, in the case of Foamex Canada) for which payment cannot be made as a result of such Loan Party's or Subsidiary's status as a debtor and debtor-in possession under Chapter 11 of the Bankruptcy Code or a debtor company under the CCAA, as appropriate), make all required withholding and other tax deposits with respect thereto, and establish adequate reserves for the payment of all such items, and provide to the Administrative Agent, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons (in each instance under this clause (c), other than (x) pre-petition claims of Loan Parties that are debtors and debtors-in-possession under Chapter 11 of the Bankruptcy Code or (in the case of Foamex Canada) a debtor company under the CCAA except as permitted by Section 7.38 and (y) claims not greater than $100,000 in the aggregate for all such claims); provided, however, so long as such Loan Party has notified the Administrative Agent in writing, neither such Loan Party nor any of its Subsidiaries need pay any such tax, fee, assessment, governmental charge or claim (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which such Loan Party or its Subsidiary, as the case may be, has established proper reserves as required under GAAP, and (iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).

     7.2 Legal  Existence and Good  Standing.  Except as otherwise  permitted by
Section 7.11, such Loan Party shall, and shall cause each of its Subsidiaries to, (a) maintain its legal existence and (b) its qualification and good standing in all jurisdictions in which the failure to maintain such qualification or good standing could reasonably be expected to have a Material Adverse Effect. Foamex shall not change its partnership status to a corporate status.

     7.3 Compliance with Law and Agreements; Maintenance of Licenses. Such Loan Party shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all applicable Environmental Laws). Such Loan Party shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date, except where the failure to so obtain and maintain the foregoing could not reasonably be expected to have a Material Adverse Effect. Such Loan Party shall not modify, amend or alter its certificate or articles of incorporation, or its limited liability company operating agreement or limited partnership agreement or other organizational documents, as applicable, (or permit same to occur), other than in a manner which does not adversely affect the rights of the Lenders or the Administrative Agent.

     7.4 Maintenance of Property; Inspection of Property.

     (a) Such Loan Party shall, and shall cause each of the Mexican Subsidiaries to, maintain in all material respects all property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

     (b) Such Loan Party shall permit representatives and independent contractors of the Administrative Agent (at the expense of the Loan Parties not to exceed four (4) times per year unless an Event of Default has occurred and is continuing) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors (or Persons serving a similar function), officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to such Loan Party; provided, however, when an Event of Default exists, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice. Any amounts payable by the Loan Parties to the Administrative Agent or any Lender pursuant to this Section 7.4(b) shall be the joint and several obligation of each of the Loan Parties.

     7.5 Insurance.

     (a) Such Loan Party shall maintain, and shall cause each of the Mexican Subsidiaries to maintain, with financially sound and reputable insurers having a rating of at least A- or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Administrative Agent, in its reasonable discretion, or acting at the direction of the Majority Lenders, shall specify, in amounts and under policies reasonably acceptable to the Administrative Agent and the Majority Lenders. Without limiting the foregoing, in the event that any improved Real Estate of such Loan Party that is subject to the Agent's Liens or any other Real Estate on which is located any Inventory or Equipment of such Loan Party is determined to be located within an area that has been identified by the Director of the Federal Emergency Management Agency as a Special Flood Hazard Area ("SFHA"), such Loan Party shall purchase and maintain flood insurance on the improved Real Estate and any Equipment and Inventory located on such Real Estate. The amount of said flood insurance will be reasonably determined by the Administrative Agent, and such insurance shall, at a minimum (subject to customary deductibles), comply with applicable federal regulations as required by the Flood Disaster Protection Act of 1973, as amended. Such Loan Party shall also maintain flood insurance for its Inventory and Equipment which is, at any time, located in a SFHA.

     (b) Such Loan Party shall cause the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, to be named as secured party or mortgagee and loss payee as its interest may appear or additional insured, in a manner reasonably acceptable to the Administrative Agent on each policy of insurance of such Loan Party. Such Loan Party shall use commercially reasonable efforts to cause each policy of insurance of such Loan Party to contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Administrative Agent in the event of cancellation of the policy for any reason whatsoever (other than non-payment of premiums, in which case not less than ten (10) days' prior written notice is sufficient). Each policy of such Loan Party for property insurance shall contain a clause or endorsement stating that the interest of the Administrative Agent shall not be impaired or invalidated by any act or neglect of any Loan Party or any of its Subsidiaries or the owner of any Real Estate for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by such Loan Party when due, and certificates of insurance and, if requested by the Administrative Agent or any Lender, photocopies of the policies, shall be delivered to the Administrative Agent, in each case in sufficient quantity for distribution by the Administrative Agent to each of the Lenders. If a Loan Party fails to procure such insurance or to pay the premiums therefor when due, the Administrative Agent may, and at the direction of the Majority Lenders shall, do so from the proceeds of Revolving Loans.

     7.6 Insurance and Condemnation Proceeds. Such Loan Party shall promptly notify the Administrative Agent and the Lenders of any loss, damage or destruction to any of the Collateral in an amount in excess of $250,000, whether or not covered by insurance. The

Administrative   Agent  is  hereby  authorized  to  collect  all  insurance  and condemnation proceeds in respect of Collateral directly and to apply or remit them as follows:

          (i) With respect to insurance and condemnation proceeds relating to Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Administrative Agent in the collection or handling thereof, the Administrative Agent shall apply such proceeds, ratably, to the payment of the Obligations in the order provided for in Section 3.8.

          (ii) With respect to insurance and condemnation proceeds relating to Collateral consisting of Fixed Assets, the Administrative Agent shall permit or require the applicable Loan Party to use such proceeds, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction (or to repay Revolving Loans previously borrowed and used for such purpose) to the extent that (1) no Event of Default has occurred and is continuing, (2) the aggregate proceeds do not exceed $7,500,000 in any Fiscal Year, (3) such Loan Party shall have used such proceeds for the purposes permitted under this clause (ii) on or prior to the date that is
     180 days  following  its receipt of such  proceeds or commenced  using such proceeds in connection with such permitted purposes being diligently pursued on such date (for so long as such purposes are being diligently pursued), (4) such Loan Party shall have deposited such proceeds in a collateral account (the "Collateral Account") maintained with the Administrative Agent on terms reasonably satisfactory to the Administrative Agent and such proceeds shall at all times remain in the Collateral Account until such time as such proceeds are used by such Loan Party for the purposes permitted under this clause (ii) or applied to the Obligations in the manner set forth in the last sentence of this clause (ii) and (5) such Loan Party first (i) provides the Administrative Agent with plans and specifications for any such repair or restoration which shall be reasonably satisfactory to the Administrative Agent and (ii) demonstrates to the reasonable satisfaction of the Administrative Agent that the funds available to it will be sufficient to complete such project in the manner provided therein. In all other circumstances or to the extent that the proceeds in the Collateral Account referenced above are not used in accordance with clause (3) above, the Administrative Agent shall apply such insurance and condemnation proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 3.4(f).

     7.7 Environmental Laws.

     (a) Such Loan Party shall, and shall cause each of the Mexican Subsidiaries to, conduct its business in compliance in all material respects with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage and disposal of any Contaminant. Such Loan Party shall, and shall cause each of the Mexican Subsidiaries to, take prompt and appropriate action to respond to any material non-compliance with Environmental Laws and shall regularly report to the Administrative Agent on such response.

     (b) Without limiting the generality of the foregoing, each Loan Party shall (and shall cause each Mexican Subsidiary to) submit to the Administrative Agent and the Lenders on the first Anniversary Date an update of the status of each material environmental compliance or liability issue. The Administrative Agent or any Lender may request copies of technical reports prepared by any Loan Party or any Mexican Subsidiary and its communications with any Governmental Authority to determine whether such Loan Party or such Mexican Subsidiary is proceeding reasonably to correct, cure or contest in good faith any alleged material non-compliance or environmental liability. Each Loan Party shall (and shall cause each Mexican Subsidiary to), at the Administrative Agent's or the Majority Lenders' reasonable request and at such Loan Party's expense, (i) retain an independent environmental engineer acceptable to the Administrative Agent to evaluate the site, including tests if appropriate, where the material non-compliance or alleged material non-compliance with applicable Environmental Laws has occurred and prepare and deliver to the Administrative Agent, in sufficient quantity for distribution by the Administrative Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (ii) provide to the Administrative Agent and the Lenders a supplemental report of such engineer whenever the scope of any such environmental problems, or the response thereto or the estimated costs thereof, shall increase in any material respect.

     (c) The Administrative Agent and its representatives will have the right at any reasonable time during normal business hours, upon reasonable advance notice, to enter and visit the Real Estate and any other place where any property of any Loan Party is located for the purposes of observing the Real Estate of such Loan Party, taking and removing soil or groundwater samples, and conducting tests on any part of the Real Estate of any Loan Party; provided, however, when an Event of Default exists, the Administrative Agent and its representatives may do any of the foregoing at any time and without advance notice. The Administrative Agent is under no duty, however, to visit or observe the Real Estate of any Loan Party or to conduct tests, and any such acts by the Administrative Agent will be solely for the purposes of protecting the Agent's Liens and preserving the Administrative Agent and the Lenders' rights under the Loan Documents. No site visit, observation or testing by the Administrative Agent and the Lenders will result in a waiver of any default of any Loan Party or impose any liability on the Administrative Agent or the Lenders. In no event will any site visit, observation or testing by the Administrative Agent be a representation that hazardous substances are or are not present in, on or under any Real Estate, or that there has been or will be compliance with any Environmental Law. Neither such Loan Party nor any other party is entitled to rely on any site visit, observation or testing by the Administrative Agent. The Administrative Agent and the Lenders owe no duty of care to protect the Loan Parties or any other party against, or to inform any of the Loan Parties or any other party of, any hazardous substances or any other adverse condition affecting the Real Estate of any Loan Party. The Administrative Agent may in its discretion disclose to any of the Loan Parties or to any other party if so required by law any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Administrative Agent. Each of the Loan Parties understands and agrees that the Administrative Agent makes no warranty or representation to such Loan Party or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. Such Loan Party also understands that depending on the results of any site visit, observation or testing by the Administrative Agent and disclosed to such Loan Party, such Loan Party may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by such Loan Party without advice or assistance from the Administrative Agent.

In each instance (except as provided otherwise in the first sentence of this Section 7.7(c)), the Administrative Agent will give such Loan Party reasonable notice before entering the Real Estate of such Loan Party or any other place of such Loan Party the Administrative Agent is permitted to enter under this
Section 7.7(c). The Administrative Agent will make reasonable efforts to avoid interfering with such Loan Party's use of the Real Estate or any other property of such Loan Party in exercising any rights provided hereunder.

     7.8 Compliance with ERISA. Such Loan Party shall, and shall cause each of its Subsidiaries and ERISA Affiliates to: (a) maintain each Plan which is qualified under Section 401(a) of the Code or subject to the PBA in compliance in all material respects with the applicable provisions of ERISA, the Code, the PBA and other federal, provincial or state law; (b) make all required contributions to any Plan subject to Section 412 of the Code (other than contributions to Plans subject to Section 412 of the Code not exceeding $100,000 in the aggregate for the Loan Parties, their Subsidiaries and the ERISA Affiliates) or subject to the PBA; (c) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which results in liability to any Loan Party in excess of $500,000; (d) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (e) with respect to any Plan, not permit any Lien to arise or exist in connection with such Plan (save for contributions or premiums not yet due).

     7.9  Landlord  Waivers or  Subordination  Agreements  and  Bailee  Letters.
(a)Such Loan Party shall use its commercially reasonable efforts to obtain and deliver to the Administrative Agent consents, landlord waivers or subordination agreements and bailee letters, in form and substance reasonably satisfactory to the Administrative Agent, duly executed by, as appropriate, the landlords of each of the premises as to which such Loan Party or any of its Domestic
Subsidiaries executed a lease on or after the Closing Date and by the public warehousemen at whose warehouses any Collateral pledged by such Loan Party or any of its Domestic Subsidiaries becomes located on or after the Closing Date, not later than 30 days after executing such lease or locating Collateral at such warehouse.

     (b) Foamex Canada shall use its commercially reasonable efforts to obtain and deliver to the Administrative Agent within thirty (30) days after the Closing Date with respect to all locations leased by Foamex Canada on the Closing Date or at which Foamex Canada has Collateral located in warehouses on the Closing Date, consents, landlord waivers or subordination agreements and bailee letters from the landlords of each of such leased premises and from the public warehousemen at each of such warehouses, in each case in form and substance reasonably satisfactory to the Administrative Agent, duly executed by, as appropriate, such landlords and warehousemen.


     7.10 [Intentionally Omitted].

     7.11 Mergers, Consolidations or Sales. Neither such Loan Party nor any of the Mexican Subsidiaries shall enter into any transaction of merger, reorganization or consolidation, or transfer, sell, assign, lease or otherwise dispose of all or any part of its property, or sell or issue any of its equity interests, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except for:

          (i) sales of Inventory, licensing of Proprietary Rights, sales of services and dispositions of Restricted Investments of the type described in clauses (d), (e) or (f) of the definition thereof, in each case in the ordinary course of its business; provided, that (A) sales of Inventory by a Borrower or Foamex Canada shall not be permitted to be made to the Parent, FMXI or any Foreign Subsidiaries other than Foamex Canada, Foamex Asia Co., Ltd. or any of the Mexican Subsidiaries and such sales shall only be permitted if made on an arm's-length basis in the ordinary course of business on customary trade terms and so long as the aggregate amount of Accounts of the Borrowers and Foamex Canada outstanding in connection with such sales shall not exceed at any time $4,000,000 and (B) licensing of Proprietary Rights and sales of services shall only be permitted if made on an arm's-length basis;

          (ii) if required by applicable law, the sale of capital stock of any Foreign Subsidiary of a Loan Party in order to qualify members of the governing body of such Subsidiary;

          (iii) sales or other dispositions of Equipment by (A) any of the Mexican Subsidiaries and (B) one or more Loan Parties in the ordinary course of business with an orderly liquidation value (as set forth in the then most recent Equipment Appraisal delivered to the Administrative Agent or, if such Equipment being disposed of is not included in the then most recent Equipment Appraisal delivered to the Administrative Agent and (x) has a net book value in excess of $250,000, based upon evidence satisfactory to the Administrative Agent of the orderly liquidation value of such Equipment or (y) has a net book value of $250,000 or less, the orderly liquidation value of such Equipment shall be deemed to equal the then net book value of such Equipment) not to exceed $750,000 in the aggregate during the term of this Agreement for all of the Loan Parties;
     provided, that within 150 days following any such Equipment sale or disposition, such Loan Party shall either (i) make Capital Expenditures permitted hereunder with the proceeds of such sale or disposition in other Equipment that is free and clear of all Liens except the Agent's Liens and Permitted Liens under clause (j) of such defined term or (ii) apply such proceeds in accordance with Section 3.4(a);

          (iv) the sale by Foamex of its Milan, Tennessee facility;

          (v) the merger of any wholly-owned Subsidiary of a Mexican Subsidiary with or into a Mexican Subsidiary or of one Mexican Subsidiary with or into another Mexican Subsidiary or the conveyance, sale, lease, transfer or other disposition of all or any part of the business, property or assets of a Mexican Subsidiary or of a wholly-owned Subsidiary of a Mexican Subsidiary in one or a series of transactions to a Mexican Subsidiary;

          (vi) transfers or other dispositions of Equipment by Foamex or any of its Domestic Subsidiaries to the China Joint Venture in connection with the Foamex China Transaction, but solely to the extent permitted by clause (m) of the defined term Restricted Investment;

          (vii) the leases and subleases existing on the Closing Date set forth on Schedule 7.11(vii);

          (viii) leases and subleases of property by such Loan Party which in the aggregate for all Loan Parties do not provide for net rental payments to the Loan Parties in excess of $375,000 in the aggregate during the term of this Agreement;

          (ix) the sale by Foamex of its LaPorte, Indiana facility and its facility located in Elkhart, Indiana at 603 Industrial Parkway; provided, that in each case, the Net Proceeds received by Foamex in respect of such sale at the time such sale is consummated shall not be less than the sum of
     (i) 60% of the fair market value of the Real Estate portion of such facility included in such sale, as set forth in the then most recent Real Estate Appraisal delivered to the Administrative Agent and (ii) 85% of the orderly liquidation value of the Equipment of Foamex at such facility included in such sale, as set forth in the then most recent Equipment Appraisal delivered to the Administrative Agent;

          (x) sales by Foamex or any of its Domestic Subsidiaries to Foamex Canada of Equipment no longer used in the U.S. operations of Foamex or any of its Domestic Subsidiaries; provided, that Foamex or the applicable Domestic Subsidiary shall receive Net Proceeds in respect of each such sale at the time such sale is consummated in an amount no less than 85% of the orderly liquidation value of such Equipment being sold as set forth in the then most recent Equipment Appraisal delivered to the Administrative Agent (or, if such Equipment being sold is not included in the then most recent Equipment Appraisal delivered to the Administrative Agent, based upon evidence satisfactory to the Administrative Agent of the orderly liquidation value of such Equipment);

          (xi) the license by Foamex of its patented surface modification technology to JPS Automotive L.P. and the lease of certain of its Equipment not in excess of a net book value of $500,000 to JPS Automotive L.P. associated with the use of such license;

          (xii) sales or other dispositions of (A) assets of any of the Mexican Subsidiaries and (B) other assets set forth on Schedule 7.11(xii) hereto on the terms set forth in such schedule;

          (xiii) contributions of assets by a Loan Party (other than the Parent or FMXI) or a Mexican Subsidiary, either directly or through another Loan Party (other than the Parent or FMXI) or Mexican Subsidiary, solely to the extent described in clause (h) or (m) of the defined term Restricted Investment; and

          (xiv) other sales of assets (other than Accounts, Inventory, Equipment included in the then most recent Equipment Appraisal delivered to the Administrative Agent or Real Estate included in the then most recent Real Estate Appraisal delivered to the Administrative Agent) for an aggregate sales price for all Loan Parties not to exceed

     $150,000   during  the  term  of  this   Agreement;   provided,   that  the
     consideration received by the applicable Loan Party in respect of any such sale shall only be in cash.

     7.12 Distributions; Capital Change; Restricted Investments. Such Loan Party shall not (i) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to a Loan Party (other than FMXI or the Parent), (ii) make any change in its capital structure which could reasonably be expected to have a Material Adverse Effect or (iii) make any Restricted Investment; provided, however, that notwithstanding clauses (i) and
(iii) above:

          (A) Foamex may (1) pay cash distributions and make loans and advances to the Parent and pay cash distributions to FMXI (which cash distributions shall in turn immediately be paid by FMXI to the Parent, except to the extent used promptly by FMXI to pay operating expenses of FMXI), in each instance, for the purpose of paying, and so long as all proceeds thereof are promptly used by the Parent to pay, (i) its operating expenses incurred in the ordinary course of business, (ii) other ordinary course corporate overhead costs and expenses of the Parent and FMXI or (iii) other costs and expenses of the Parent and FMXI that are approved by the Administrative Agent in writing; provided, that (x) the aggregate amount of all such distributions, loans and advances made by Foamex under this clause (1) shall not exceed $2,250,000 during the term of this Agreement and (y) no such distributions, loans or advances may be made by Foamex so long as a Default or Event of Default has occurred and is continuing or would result therefrom; and (2) to the extent required under the Tax Sharing Agreement but subject to Section 7.38, pay cash distributions and make loans and advances to the Parent and pay cash distributions to FMXI (which cash distributions shall in turn immediately be paid by FMXI to the Parent, except to the extent used promptly by FMXI to pay the following taxes owing by FMXI), in each instance, for the purpose of paying, and so long as all proceeds thereof are promptly used by the Parent or FMXI to pay, franchise taxes and federal, state and local income taxes, in each instance, solely with respect to (i) the operations of Foamex and its Subsidiaries or (ii) franchise taxes of the Parent and FMXI (other than franchise taxes imposed in lieu of income taxes) and interest and penalties with respect thereto, if any, payable by the Parent or FMXI (provided that any refund (net of Taxes) shall be promptly returned by the Parent or FMXI to Foamex in the form of a repayment of any outstanding loan or advance made to the Parent or FMXI by Foamex or as a capital contribution to Foamex); provided, that if a payment otherwise required by the Tax Sharing Agreement not described in this clause (2) is reduced because the distribution would not be used to pay an actual tax liability, the obligation of Foamex to make such payment shall not be discharged but shall be suspended and made after termination of this Agreement, the return and cancellation of all Letters of Credit outstanding at the time of termination (or the deposit with the Administrative Agent of Supporting Letters of Credit for the Letters of Credit not so returned and cancelled or related Credit Support in accordance with and as required by Section 1.4(g)) and payment in full of all Obligations (other than Contingent Obligations at Termination); provided, further, however, in no event shall Foamex make any such payments to the Parent or FMXI under this clause (2) with respect to any Fiscal Year in excess of the aggregate amount of franchise taxes and federal, state and local income taxes that are actually payable by the Parent or FMXI (as the case may be) with respect to such Fiscal Year

     (after taking into account all tax benefits, including, without limitation, net operating losses, that are used to reduce such tax liability).

          (B) [Intentionally Omitted.]

          (C) Foamex Canada may effect the return of capital in respect of, or repurchase, redemption or acquisition from Foamex of, any of the stock of Foamex Canada owned by Foamex; provided, that any such return of capital, repurchase, redemption or acquisition shall only be consummated by Foamex Canada to the extent that Foamex or Foamex Canada would incur negative tax consequences if Foamex Canada were to dividend monies to Foamex instead of distributing monies to Foamex by means of such return of capital, repurchase, redemption or acquisition.

     7.13 [Intentionally Omitted.]

     7.14 Guaranties. Neither such Loan Party nor any of the Mexican Subsidiaries shall make, issue, or become liable on any Guaranty, except: (i) Guaranties of the Obligations in favor of the Administrative Agent, (ii) [Intentionally Omitted], (iii) Guaranties by wholly-owned Domestic Subsidiaries of Foamex of the Senior Secured Notes that were entered into before the Filing Date, (iv) Guaranties by the Loan Parties of the Term Loan B Obligations, (v) unsecured Guaranties existing on the Closing Date and described on Schedule 7.14, (vi) unsecured Guaranties (other than by any Mexican Subsidiaries) entered into on or after the Filing Date in respect of any post-petition Debt of Foamex or any of its Domestic Subsidiaries permitted by Section 7.15, (vii) unsecured Guaranties by a Loan Party in respect of obligations of Foreign Subsidiaries; provided, that the maximum aggregate liability, contingent or otherwise, of the Loan Parties in respect of all such Guaranties shall at no time exceed $7,500,000 and (viii) Guaranties by any of the Mexican Subsidiaries of Debt permitted by Section 7.15(l) or other obligations of another Mexican Subsidiary or any wholly-owned Subsidiary of a Mexican Subsidiary.

     7.15 Debt. Neither such Loan Party nor any of the Mexican Subsidiaries shall incur or maintain any Debt, other than:

     (a) the Obligations;

     (b) Debt described on Schedule 6.9;

     (c) Guaranties permitted by Section 7.14;

     (d) Capital Leases of Equipment and purchase money Debt incurred to purchase Equipment; provided, that (i) Liens securing the same attach only to the Equipment acquired by the incurrence of such Debt, and (ii) the aggregate amount of such Debt (including Capital Leases) outstanding does not exceed $20,000,000 at any time;

     (e) subject to Section 7.38, Debt evidencing a refinancing, refunding, renewal or extension of the Debt described on Schedule 6.9; provided, that (i) the principal amount thereof is not increased (other than with respect to any reasonable fees and other costs of refinancing), (ii) the Liens, if any, securing such refinanced, refunded, renewed or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refinanced, refunded, renewed or extended, (iii) no Person that is not an obligor or guarantor of such Debt as of the Closing Date (other than a Person that, with the prior written consent of the Administrative Agent and the Majority Lenders, became an obligor or guarantor of such Debt subsequent to the Closing Date) shall become an obligor or guarantor thereof and (iv) the terms of such refinancing, refunding, renewal or extension, taken as a whole, are no less favorable to the applicable Loan Party and to the Administrative Agent and the Lenders than the terms of the original Debt (other than with respect to (x) the rate of interest on such refinanced, refunded, renewed or extended Debt, provided such rate of interest is not in excess of the market rate at such time for such Debt and (y) premiums due and payable upon an optional redemption of such refinanced, refunded, renewed or extended Debt);

     (f) unsecured Debt of (i) the Parent or FMXI to Foamex, but solely to the extent expressly permitted under Section 7.12 and clause (o) of the defined term Restricted Investment, (ii) any wholly-owned Domestic Subsidiary of Foamex
(other than a Borrower) to a Borrower or another wholly-owned Domestic Subsidiary of Foamex; provided, however, that the aggregate amount of such Debt owing by all such wholly-owned Domestic Subsidiaries of Foamex shall not exceed $500,000 at any time outstanding, (iii) Foamex Canada to Foamex; provided, however, that the aggregate amount of such Debt of Foamex Canada to Foamex shall not exceed $5,000,000 at any time outstanding, (iv) any Mexican Subsidiary to any other Mexican Subsidiary or to any wholly-owned Subsidiary of a Mexican Subsidiary, (v) any Mexican Subsidiary to Foamex, but solely to the extent expressly permitted by clause (o) of the defined term Restricted Investment and
(vi) Foamex to Foamex Canada in order to comply with Section 7.35; provided, that Foamex shall incur such Debt only to the extent that a Distribution made by Foamex Canada to Foamex in the amount of such Debt would result in negative tax consequences to Foamex or Foamex Canada;

     (g) unsecured Permitted Subordinated Debt;

     (h) Debt of Foamex and Foamex Capital in respect of the Senior Secured Notes up to an aggregate principal amount of $300,000,000;

     (i) [Intentionally Omitted];

     (j) the Term Loan B Obligations (but no increase in the principal amount thereof except to the extent interest payable thereon is paid in kind and not in cash as permitted by the terms of the Term Loan B Agreement);

     (k) [Intentionally Omitted];

     (l) Debt of the Mexican Subsidiaries owing to non-Affiliates thereof (other than to Scotiabank Inverlat S.A.) in an aggregate principal amount not to exceed $5,000,000 incurred since the Closing Date and at any time outstanding; provided, that any such Debt incurred by a Mexican Subsidiary to Scotiabank
Inverlat S.A. shall be upon terms disclosed in reasonable detail to the Administrative Agent and no less favorable to such Mexican Subsidiary than would be obtained in a comparable arm's length transaction with a third party who is not an Affiliate; and provided further that to the extent any Mexican Subsidiary incurs any such Debt after the Closing Date and the assets of or equity in such Mexican Subsidiary is subsequently disposed of, upon the consummation of such disposition, the amount of such Debt outstanding immediately prior to such disposition (and not repaid in anticipation of such disposition) shall reduce on a dollar-for-dollar basis the amount set forth in sub-clause (x) of the proviso to the last sentence of Section 3.4(f); and

     (m) Debt of any Mexican Subsidiary in respect of Hedge Agreements entered into by such Mexican Subsidiary in the ordinary course of business for non-speculative purposes.

     7.16 Prepayment; Redemption and Defeasance. Such Loan Party shall not voluntarily prepay, redeem or defease any Debt (or offer to do so), except (a) the Obligations in accordance with the terms of this Agreement, (b) as contemplated by Sections 7.15(e) and 8.1(ee), (c) Debt of Foamex Canada or any other Loan Party owing to Foamex, (d) Debt of Foamex to Foamex Canada incurred pursuant to Section 7.15(f)(vi), (e) Term Loan B Obligations (as defined in the Prepetition Credit Agreement) with proceeds of the term loans made under the Term Loan B Agreement and (f) Term Loan B Obligations with proceeds of other Term Loan B Obligations as contemplated by and in accordance with the definition of Term Loan B Agreement.

     7.17 Transactions with Affiliates. Except as permitted by this Section 7.17 or on Schedule 7.17 hereto, neither such Loan Party nor any of the Mexican Subsidiaries shall sell, transfer, distribute or pay any money or property, including, but not limited to, any fees, expenses or compensation of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends or other obligations of any Affiliate, in each case other than (a) Guaranties permitted by Section 7.14, (b) transactions permitted by Section 7.12, (c) transactions permitted hereunder between a Mexican Subsidiary and another Mexican Subsidiary or a wholly-owned Subsidiary of a Mexican Subsidiary, (d) payment of customary directors' fees (the aggregate cash payments in respect of which shall not exceed $1,500,000 during the term of this Agreement) and indemnities, (e) transactions permitted under clause (o) of the defined term Restricted Investment between the Parent or FMXI and Foamex and (f) with respect to any Affiliate that is a Loan Party and solely to the extent such transaction is otherwise expressly permitted under this Agreement. Notwithstanding the foregoing, a Loan Party and any of the Mexican Subsidiaries may engage in transactions with Affiliates in the ordinary course of business (or if not in the ordinary course of business, if such transaction is otherwise expressly permitted under this Agreement), in amounts and upon terms disclosed in reasonable detail to the Administrative Agent, and no less favorable to such Loan Party or such Mexican Subsidiary, as the case may be, than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate.

     7.18 Investment Banking and Finder's Fees. Neither such Loan Party nor any of its Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement, except as disclosed by Foamex to the Administrative Agent in writing prior to the Closing Date. Each Loan Party shall jointly and severally defend and indemnify the Administrative Agent and the Lenders against and hold them harmless from all claims of any Person that any Loan Party is obligated to pay for any such fees, and all costs and expenses (including attorneys' fees) incurred by the Administrative Agent and/or any Lender in connection therewith.

     7.19 Business Conducted. Neither such Loan Party shall nor shall it permit any of its Subsidiaries to, engage directly or indirectly, in any line of business other than the businesses in which such Loan Party or such Subsidiary is engaged on the Closing Date and related businesses. FMXI shall not engage in any business activity other than acting as the managing general partner of Foamex and holding its general partnership interest in Foamex. Foamex shall cause Foamex Capital not to engage in any business activity except the issuance of the Foamex 9 7/8% Subordinated Notes, the Foamex 13 1/2% Subordinated Notes and the Senior Secured Notes, the performance of Foamex Capital's obligations thereunder and under the Foamex 9 7/8% Subordinated Note Indenture, the Foamex 13 1/2% Subordinated Note Indenture, the Senior Secured Note Indenture and the Loan Documents to which it is a party. Foamex shall cause each of its Domestic Subsidiaries not to engage in any business activity other than holding those investments by such Loan Parties in Domestic Subsidiaries and Foreign Subsidiaries in effect as of the Closing Date and except as set forth on
Schedule 7.19.

     7.20 Liens. Neither such Loan Party nor any of the Mexican Subsidiaries shall create, incur, assume or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

     7.21 Sale and Leaseback Transactions. Neither such Loan Party nor any of the Mexican Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for such Loan Party or such Mexican Subsidiary, as the case may be, to lease or rent property that such Loan Party or such Mexican Subsidiary, as the case may be, has sold or will sell or otherwise transfer to such Person, other than the sale by Foamex of its facility located in LaPorte, Indiana permitted by Section 7.11(ix) and the subsequent lease by Foamex of a portion of such facility for the purpose of storing goods and/or Equipment following the sale of such facility.

     7.22 New Subsidiaries. Such Loan Party shall not, and shall not permit any of the Mexican Subsidiaries to, directly or indirectly, organize, create, acquire or permit to exist any Domestic Subsidiary or Canadian Subsidiary other than those listed on Schedule 6.5.

     7.23 Fiscal Year. Neither such Loan Party nor any of the Mexican Subsidiaries shall change its Fiscal Year.

     7.24 Cumulative Net Cash Flow. Foamex shall not permit cumulative net cash flow, as calculated pursuant to Schedule 7.24 hereto, for any fiscal period of Foamex set forth below to be less than the amount set forth on line item #37 on such Schedule 7.24 entitled "Covenant" for the corresponding period:


                      Two consecutive fiscal month period
                      ending on December 4, 2005

                      Three consecutive fiscal month period
                      ending on January 1, 2006

                      Four consecutive fiscal month period
                      ending on January 29, 2006

                      Five consecutive fiscal month period
                      ending on February 26 2006

                      Six consecutive fiscal month period
                      ending on April 2, 2006

                      Seven consecutive fiscal month period
                      ending on April 30, 2006

                      Eight consecutive fiscal month period
                      ending on May 28, 2006

                      Nine consecutive fiscal month period
                      ending on July 2, 2006

                      Ten consecutive fiscal month period
                      ending on July 30, 2006

                      Eleven consecutive fiscal month period
                      ending on August 27, 2006

                      Twelve consecutive fiscal month period
                      ending on October 1, 2006

                      Twelve consecutive fiscal month period
                      ending on October 29, 2006

                      Twelve consecutive fiscal month period
                      ending on December 3, 2006

                      Twelve consecutive fiscal month period
                      ending on December 31, 2006

                      Twelve consecutive fiscal month period
                      ending on January 28, 2007

                      Twelve consecutive fiscal month period
                      ending on February 25, 2007


     7.25 EBITDA. Foamex shall not permit EBITDA for any fiscal period of Foamex set forth below to be less than the amount set forth opposite such fiscal period:

                                  Fiscal Period                       Amount
                                  -------------                       ------
                      One fiscal month period ending on              $3,900,000
                      October 30, 2005

                      Two consecutive fiscal month period             7,950,000
                      ending on December 4, 2005

                      Three consecutive fiscal month period           5,800,000
                      ending on January 1, 2006

                                  Fiscal Period                       Amount
                                  -------------                       ------

                      Four consecutive fiscal month period            8,250,000
                      ending on January 29, 2006

                      Five consecutive fiscal month period           11,750,000
                      ending on February 26 2006

                      Six consecutive fiscal month period            16,250,000
                      ending on April 2, 2006

                      Seven consecutive fiscal month period          20,150,000
                      ending on April 30, 2006

                      Eight consecutive fiscal month period           23,950,000
                      ending on May 28, 2006

                      Nine consecutive fiscal month period            28,450,000
                      ending on July 2, 2006

                      Ten consecutive fiscal month period             31,450,000
                      ending on July 30, 2006

                      Eleven consecutive fiscal month period          36,250,000
                      ending on August 27, 2006

                      Twelve consecutive fiscal month period          42,150,000
                      ending on October 1, 2006

                      Twelve consecutive fiscal month period          42,400,000
                      ending on October 29, 2006

                      Twelve consecutive fiscal month period          43,100,000
                      ending on December 3, 2006

                      Twelve consecutive fiscal month period          47,800,000
                      ending on December 31, 2006

                      Twelve consecutive fiscal month period          48,100,000
                      ending on January 28, 2007

                      Twelve consecutive fiscal month period          49,100,000
                      ending on February 25, 2007

     7.26 Capital Expenditures. Neither Foamex, any of its Domestic Subsidiaries, Foamex Canada or any of its Subsidiaries nor any of the Mexican Subsidiaries shall make or incur any Capital Expenditure if, after giving effect thereto, either (x) the aggregate amount of all Capital Expenditures by Foamex, its Domestic Subsidiaries, Foamex Canada, its Subsidiaries and the Mexican Subsidiaries on a consolidated basis during any twelve consecutive fiscal month rolling period commencing on or after October 3, 2005 would exceed $20,000,000 or (y) the aggregate amount of all cash Capital Expenditures by Foamex, its Domestic Subsidiaries, Foamex Canada, its Subsidiaries and the Mexican Subsidiaries on a consolidated basis during any twelve consecutive fiscal month rolling period commencing on or after October 3, 2005 would exceed $10,000,000.

     7.27 [Intentionally Omitted].

     7.28 Use of Proceeds.. Such Loan Party shall not, and shall not suffer or permit any of its Subsidiaries to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of a Loan Party or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

     7.29 Further Assurances. Such Loan Party shall execute and deliver, or cause to be executed and delivered, to the Administrative Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Administrative Agent or any Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

     7.30 Acquired Real Estate. If such Loan Party acquires fee ownership of any Real Estate after the Closing Date (other than the acquisition by Foamex of all or a portion of the facility located in Milan, Tennessee, so long as such facility or portion thereof acquired by Foamex is sold by Foamex within forty-five (45) days from its acquisition thereof) that was not financed by such Loan Party with purchase money Debt permitted hereunder (or in the event such financing is repaid), such Loan Party shall, within 30 days of the request of the Administrative Agent or the Majority Lenders, deliver to the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent:

          (a) a fully executed and notarized Mortgage encumbering the fee interest of such Loan Party in such Real Estate;

          (b) an American Land Title Association (or its equivalent in the relevant jurisdiction) survey of such Real Estate performed by an independent professional licensed land surveyor, certified to the Administrative Agent and the title insurance company issuing the policy referred to in clause (c) below (the "Title Insurance Company") and dated a date reasonably satisfactory to the Administrative Agent and the Title Insurance Company;

          (c) a fully paid American Land Title Association (or its equivalent in the relevant jurisdiction) mortgagee title insurance policy with respect to the Mortgage on such Real Estate;

          (d) a legal opinion of special local counsel for such Loan Party for the state or other jurisdiction in which such Real Estate is located and such other legal opinions of counsel for such Loan Party as to the due authorization, execution and delivery and other matters relating to the Mortgage on such Real Estate as the Administrative Agent may reasonably request; and

          (e) if requested by the Administrative Agent, an environmental report with respect to such Real Estate, in form and substance reasonably satisfactory to the Administrative Agent and conducted by a Person reasonably acceptable to the Administrative Agent.

Each Loan Party acknowledges and agrees that, as security for all Obligations, the Financing Orders on the terms described therein create a Lien in favor of the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, on all real property, improvements thereon and interests therein now or hereafter owned or acquired by any Loan Party, whether or not a Mortgage for any such property is executed or delivered by any Loan Party.

     7.31 Amendments to Related Documents. Such Loan Party shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly amend, modify or otherwise change any of the terms or provisions of any of the Related Documents, other than (i) such amendments, modifications or changes to the documents related to the Senior Secured Note Indenture to the extent necessary to release collateral or guarantors or as otherwise contemplated by Section 5.3(b) of the Senior Secured Note Intercreditor Agreement and (ii) deletions of any of the covenants or events of default contained in any of the Related Documents.

     7.32 Physical Inventory Count. Each of the Borrowers and Foamex Canada shall perform a physical count of its Inventory no less frequently than once each fiscal month if such Inventory is located at a site at which the Borrowers or Foamex Canada, as the case may be, have not implemented a perpetual Inventory system that is satisfactory to the Administrative Agent in its reasonable discretion.

     7.33 Amendments to Term Loan B Documents. Neither such Loan Party nor any of its Subsidiaries shall, directly or indirectly, amend, modify, supplement, waive compliance with or consent to any departure from any provision of any of the Term Loan B Documents if such amendment, modification, supplement, waiver or consent would have the effect of (i) increasing the principal amount of Term Loan B Obligations or modifying the PIK interest provisions of any of the Term Loan B Documents or advancing the maturity date or any payment date of principal of any Term Loan B Obligations, (ii) imposing any additional event of default, right of acceleration, obligation, restriction, covenant or condition upon any Loan Party or any of its Subsidiaries, (iii) changing in a manner more adverse to any Loan Party or any of its Subsidiaries than that existing on the Closing Date any event of default, covenant, restriction or condition or (iv) further restricting the ability of any Loan Party or any of its Subsidiaries to amend, modify, supplement, waive compliance with or consent to noncompliance with any term, provision or condition of any Loan Document.

     7.34 [Intentionally Omitted].

     7.35 Proceeds from Surplus Cash Deposits; Excess Collections, Investments, etc. Such Loan Party shall cause Foamex Canada, to the extent that Foamex Canada has (a) on deposit in any bank accounts unapplied cash (being surplus cash not used for general working capital needs) and (b) Restricted Investments of the type described in clause (d), (e) or (f) of the definition thereof exceeding $2,500,000 in the aggregate for both clauses (a) and (b) for any period of (or on average for any period of) thirty (30) consecutive days, to promptly transfer such unapplied cash (and liquidate such Restricted Investments to generate cash and transfer same) to a Borrower by Distribution or loan; provided, that Foamex Canada shall transfer such cash first by Distribution (to the maximum extent legally permitted without negative tax consequences to Foamex or Foamex Canada) before transferring such cash by loan.

     7.36  Interim   Financing  Order;   Final  Financing  Order;   CCAA  Order;
Administrative Expense Claim Priority; Lien Priority.

     (a) Such Loan Party shall not, and shall not suffer or permit any of its Subsidiaries to, at any time seek, consent to or suffer to exist any modification, stay, vacation or amendment of the Interim Financing Order, the Final Financing Order or the CCAA Order, as the case may be, except for modifications and amendments mutually agreed to by the Majority Lenders, Foamex and the Administrative Agent.

     (b) Such Loan Party shall not, and shall not suffer or permit any of its Subsidiaries to, at any time suffer to exist a priority for any administrative expense claim or unsecured claim against such Loan Party or Subsidiary (now existing or hereafter arising of any kind or nature whatsoever, including without limitation any administrative expense claim of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code) equal or superior to the priority of the Lenders and the Administrative Agent in respect of the Obligations, except for the Carve-Out Expenses (as limited by the Priority Professional Expense Cap).

     (c) Such Loan Party shall not, and shall not suffer or permit any of its Subsidiaries to, at any time suffer to exist any Lien on any properties, assets or rights (including, without limitation, Accounts, Inventory and other Collateral) of such Loan Party or Subsidiary having a priority equal or superior to the Agent's Liens, except for Specified Liens.

     (d) Prior to the date on which the Obligations (other than Contingent Obligations at Termination) have been paid in full in cash and the Lenders' Commitments have been terminated, such Loan Party shall not, and shall not suffer or permit any of its Subsidiaries to (other than Foamex Canada in respect of administrative expense claims owing by it), pay any administrative expense claims except (i) Priority Professional Expenses, (ii) other administrative expense claims incurred in the ordinary course of the business of such Loan Party or Subsidiary, in each case to the extent and having the order of priority set forth in the term "Agreed Administrative Expense Claim Priorities" and (iii) the fees and expenses of attorneys, accountants, financial advisors and consultants retained by the Lenders, the Administrative Agent, the Prepetition Lenders, the Prepetition Administrative Agent, the holders of the Term Loan B Obligations (as defined in each of this Agreement and the Prepetition Credit Agreement), the Term Loan B Agent (as defined in each of this Agreement and the Prepetition Credit Agreement) and, to the extent expressly provided in the Financing Orders, the Ad Hoc Committee of the holders of the Senior Secured Notes and the trustee under the Senior Secured Note Indenture.

     (e) Notwithstanding the foregoing, such Loan Party or Subsidiary, as appropriate, shall be permitted to pay as the same may become due and payable
(i) administrative expenses of the kind specified in section 503(b) of the Bankruptcy Code (x) incurred in the ordinary course of its business or (y) approved by order of the Bankruptcy Court or the Canadian Bankruptcy Court, as appropriate, but in any event under this clause (y) only to the extent such administrative expenses were budgeted in the most recent cash flow forecast delivered pursuant to Section 8.1(p) or Section 5.2(t) covering the period in which such payment is to be made (or within a 15% variance of such budgeted amount) tested weekly on a rolling two week basis, (ii) compensation and reimbursement of expenses to professionals allowed and payable under section 330 and 331 of the Bankruptcy Code, subject after the occurrence of an Event of Default to the Priority Professional Expense Cap, (iii) payments permitted to be made pursuant to the First Day Orders, the CCAA Order and other orders reviewed by and acceptable to the Administrative Agent and (iv) any other payments that are consented to in writing by the Administrative Agent and, if either (x) the aggregate of such payment and all other payments related thereto made under this clause (iv) exceed $250,000 or (y) the aggregate of such payment and all other payments previously made under this clause (iv) during the same six month period ending on a six month anniversary of the Closing Date in which such payment was made exceed $750,000, the Majority Lenders.

     7.37 Mexican Security Documents. Within 30 days after the Closing Date, Foamex shall deliver to the Administrative Agent fully executed copies of the Mexican Security Documents.

     7.38 Prepetition Claims. Such Loan Party (to the extent that it is the subject of the Chapter 11 Case or the Canadian Case) shall not, and shall not suffer or permit any of its Subsidiaries that is the subject of the Chapter 11 Case or the Canadian Case to, pay pre-petition Debt or other pre-petition claims (by offset, pursuant to Section 546(g)* of the Bankruptcy Code or otherwise) which were incurred prior to the Filing Date (the date the first CCAA Order is issued, in the case of Foamex Canada); provided, however, that such Loan Party or Subsidiary may (i) pay pre-petition obligations to employees and payroll taxes, sales and similar taxes to taxing authorities to the extent approved by order of the Bankruptcy Court or the Canadian Bankruptcy Court, as appropriate;
(ii) (x) in the case of a Loan Party or Subsidiary (other than Foamex Canada), pay pre-petition claims pursuant to any First Day Orders or other orders reviewed by and acceptable to the Administrative Agent, but in any event only to the extent budgeted in the most recent cash flow forecast delivered pursuant to
Section 8.1(p) or Section 5.2(t) covering the period in which such payment is to be made, and (y) in the case of Foamex Canada, pay pre-petition claims in the ordinary course of business to the extent not prohibited by the CCAA Order;
(iii) pay Term Loan B Obligations (as defined in the Prepetition Credit Agreement) solely from the proceeds of borrowings made under the Term Loan B Agreement and, with respect only to interest, fees (other than any prepayment fees or premiums or similar payments) and expenses constituting Term Loan B Obligations permitted under the Prepetition Credit Agreement, from proceeds of Revolving Loans (but only after payment in full of all of the principal of such Term Loan B Obligations from the proceeds of such borrowings made under the Term Loan B Agreement), (iv) pay Obligations (as defined in the Prepetition Credit Agreement) from proceeds of Revolving Loans and (v) pay any other obligations to the extent such payments are consented to in writing by the Administrative Agent and, if the aggregate of such payment and all other payments previously made under this clause (v) exceed $500,000, the Majority Lenders. Notwithstanding any provision herein to the contrary, the Loan Parties may pay any franchise (and similar) taxes incurred prior to the Filing Date (the date the first CCAA Order is issued, in the case of Foamex Canada) necessary to maintain their existence and qualification or good standing in the respective jurisdictions of their incorporation or organization and in all other jurisdictions in which qualification to do business as a foreign corporation or other entity is necessary.

     7.39 Obligations under Real Estate Leases, Equipment Leases and Licenses. Such Loan Party shall, and shall cause each of its Subsidiaries to, pay all post-petition obligations under its real estate leases, equipment leases and licenses of intellectual property, if any, as required by the Bankruptcy Code, the CCAA, the Bankruptcy Court or the Canadian Bankruptcy Court, except to the extent (i) such Loan Party or Subsidiary is contesting any such obligations in good faith by appropriate proceedings, (ii) such Loan Party or Subsidiary has established proper reserves as required under GAAP and (iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien), provided, however, that without the consent of the Administrative Agent and the Majority Lenders, such Loan Party or Subsidiary may reject or permit to expire any of its real estate leases (in a manner consistent with a maximization of the value of the assets of such Loan Party or Subsidiary).

     7.40 Applications to Bankruptcy Court and Canadian Bankruptcy Court. Such Loan Party shall not, and shall not suffer or permit any of its Subsidiaries to, apply to the Bankruptcy Court or the Canadian Bankruptcy Court for authority to take any action prohibited by this Article 7 (except to the extent such application and the taking of such action is conditioned upon receiving the written consent of the Administrative Agent and the requisite Lenders).

     7.41 Notices. Such Loan Party shall promptly give to the Administrative Agent notice of any motions regarding this Agreement.

     7.42  Term  Loan  B  Documents.  Such  Loan  Party  shall  deliver  to  the
Administrative Agent, immediately following the effectiveness thereof, a copy, certified by a senior officer of Foamex as true and complete, of the Term Loan B Agreement and each of the other Term Loan B Documents as originally executed, together with all schedules and exhibits thereto, and all financing and other orders to be presented to the Bankruptcy Court or the Canadian Bankruptcy Court with respect to the Term Loan B Agreement or any of the transactions contemplated thereby, all of the foregoing to be in form and substance satisfactory to the Administrative Agent and the Lenders.

     7.43 Interim Financing Order. Such Loan Party shall deliver to the Administrative Agent, within three Business Days following the Closing Date, a copy of the Interim Financing Order certified by the Bankruptcy Court and a copy of the CCAA Order certified by the Canadian Bankruptcy Court.

     7.44 Canadian Case. If at any time the Canadian Case is commenced by Foamex Canada (including the commencement of full proceedings of Foamex Canada under the CCAA), Foamex Canada shall deliver to the Administrative Agent (i) on or prior to the date of the commencement thereof, executed copies of all documents, instruments and agreements (including, without limitation, the CCAA Order) as the Administrative Agent shall reasonably require to preserve and protect the rights and benefits that the Administrative Agent and the Lenders have with respect to Foamex Canada prior to the commencement of the Canadian Case (including the commencement of such full proceedings, if applicable) and providing for such other rights and benefits as the Administrative Agent shall reasonably require, all such documents, instruments and agreements to be in form and substance reasonably satisfactory to the Administrative Agent and (ii) within three days after the commencement thereof, a copy of the CCAA Order certified by the Canadian Bankruptcy Court.

                                   ARTICLE 8
                              CONDITIONS OF LENDING

     8.1 Conditions Precedent to Making of Loans on the Closing Date. The obligation of the Lenders to make the initial Revolving Loans on the Closing Date and the obligation of the Administrative Agent to cause the Letter of Credit Issuer to issue any Letter of Credit on the Closing Date, are, in each case, subject to the following conditions precedent having been satisfied in a manner satisfactory to the Administrative Agent and each Lender:

          (a) This Agreement and the other Loan Documents to be delivered on the Closing Date shall have been executed by each party thereto and each Loan Party shall have performed and complied with all covenants, agreements and conditions contained herein and in the other Loan Documents which are required to be performed or complied with by such Loan Party before or on such Closing Date.

          (b) [Intentionally Omitted].

          (c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct in all material respects as if made on such date (or, to the extent any such representation or warranty specifically relates to an earlier date, such representation or warranty shall have been true and correct in all material respects as of such earlier date).

          (d) No Default or Event of Default shall have occurred and be continuing after giving effect to the Loans to be made and any Letters of Credit to be issued on the Closing Date.

          (e) The Administrative Agent and the Lenders shall have received such opinions of counsel for the Loan Parties as the Administrative Agent shall reasonably request, each such opinion to be in a form, scope and substance reasonably satisfactory to the Administrative Agent, the Lenders and their respective counsel.

          (f) The Administrative Agent shall have received:

          (i) each document (including, without limitation, any Uniform Commercial Code financing statement or similar financing statement under the PPSA and the Civil Code of Quebec) required by the Security Documents or any other Loan Document or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a perfected Lien on the Collateral of Foamex Canada, prior and superior in right to any other Person (other than only Specified Liens); and

          (ii) the results of a search of tax and other Liens, and judgments and of the Uniform Commercial Code filings, PPSA filings, filings made with the Register of Personal and Movable Real Rights of Quebec and filings made pursuant to other applicable laws or statutes to perfect a security interest in Collateral of a Loan Party made with respect to each of the Loan Parties in the state or other jurisdiction of incorporation or organization of such Loan Party and in which Uniform Commercial Code filings, PPSA filings, Quebec Register of Personal and Movable Real Rights registrations or filings made pursuant to other applicable laws or statutes to perfect a security interest in Collateral of a Loan Party have been made against any Loan Party.

          (g) The Administrative Agent shall have received a copy of the certificate or articles of incorporation or other constitutive documents, in each case amended to date, of each of the Loan Parties, certified as of a recent date by the Secretary of State or other appropriate official of the state, province or other jurisdiction of its organization and dated as of a recent date; a certificate of the Secretary of each of the Loan Parties, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of such Loan Party's By-laws, partnership agreement or limited liability company agreement, as the case may be, as in effect on the date of such certificate and at all times since a date prior to the date of the resolution described in item (B) below, (B) that attached thereto is a true and complete copy of a resolution adopted by such Loan Party's Board of Directors (or in the case of a Loan Party that is not a corporation, the equivalent governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and that such resolution has not been modified, rescinded or amended and is in full force and effect, (C) that such Loan Party's certificate or articles of incorporation or other constitutive documents have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished below in clause (h) of this Section, and (D) as to the incumbency and specimen signature of each of such Loan Party's officers executing this Agreement or any other Loan Document delivered in connection herewith or therewith, as applicable; a certificate of another of such Loan Party's officers as to incumbency and signature of its Secretary.

          (h) The Administrative Agent shall have received certificates of good standing, existence or its equivalent with respect to each Loan Party certified as of a recent date by the appropriate Governmental Authorities of the state, province or other jurisdiction of incorporation or organization and in each other jurisdiction in which qualification is necessary in order for such Loan Party to own or lease its property and conduct its business, except to the extent the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

          (i) The Administrative Agent shall have received evidence that all requisite governmental and third party consents and approvals (including, without limitation, consents with respect to each Loan Party) to the transactions contemplated by this Agreement and the other Loan Documents have been obtained and remain in effect; all applicable waiting periods shall have expired without any action being taken by any competent authority; and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon any of the Loan Documents or any of the transactions contemplated thereby.

          (j) The Administrative Agent and the Lenders shall have completed a due diligence investigation of each Loan Party and its Subsidiaries in scope, and with results, satisfactory to the Administrative Agent and the Lenders and shall have been given such access to the management, records, books of account, contracts and properties of the Loan Parties and their respective Subsidiaries and shall have received such financial, business and other information regarding the Loan Parties and their respective Subsidiaries as they shall have requested and all other related documentation regarding contingent liabilities (including, without limitation, tax matters, environmental matters (including Phase I environmental reports), obligations under ERISA and welfare plans), collective bargaining agreements and other arrangements with employees.

          (k) [Intentionally Omitted].

          (l) [Intentionally Omitted].

          (m) In the good faith judgment of the Administrative Agent and each Lender, no Material Adverse Effect shall have occurred since delivery of the audited financial statements for the Fiscal Year ended January 2, 2005.

          (n) Except for the Chapter 11 Case and the Canadian Case, there shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that, in the reasonable judgment of the Administrative Agent and each Lender, would (i) reasonably be expected to have a Material Adverse Effect or (ii) affect this Agreement or any of the other Loan
     Documents or any of the transactions contemplated hereby or thereby in a manner material and adverse to the Lenders or impair the Loan Parties' ability to perform their obligations thereunder.

          (o) Each Borrower and Foamex Canada shall have established one or more Payment Accounts and related lock-box services for collections of Accounts at Clearing Banks reasonably acceptable to the Administrative Agent and, in each case, subject to a Blocked Account Agreement and other documentation acceptable to the Administrative Agent and shall instruct each Account Debtor to make all payments directly to a Payment Account or to the address established for such lock-box service and shall provide evidence to the Administrative Agent, reasonably satisfactory to the Administrative Agent, that such instructions have been given.

          (p) The Administrative Agent and each Lender shall have received and been satisfied with the interim financial statements referenced in Section 6.6(a) and the Initial DIP Projections (which shall demonstrate the Loan Parties' ability to comply with the financial covenants set forth in this Agreement), each to be in form and substance satisfactory to the Administrative Agent and each Lender. Additionally, the Administrative Agent and each Lender shall have received and been satisfied with the cash flow forecast for the Loan Parties for the 13 week period commencing on September 19, 2005 giving effect to the Chapter 11 Case and the Canadian Case (the "Initial Cash Flow Forecast"), such forecast to be attached hereto as Exhibit H.

          (q) The Administrative Agent and each Lender shall be reasonably satisfied with the corporate and legal structure and capitalization of the Loan Parties and their Subsidiaries, including, without limitation, the charter, bylaws and other constitutive documents of each Loan Party and its Subsidiaries and each agreement and instrument relating thereto.

          (r) To the extent requested, the Administrative Agent shall have received copies of each of the material agreements listed on Schedule 6.26, which agreements shall be satisfactory to the Administrative Agent and the Lenders.

          (s) The Administrative Agent shall have received a copy of the appraisals made for this transaction with respect to the Inventory, Equipment and owned Real Estate of each of the Loan Parties described therein.

          (t) The Administrative Agent shall be satisfied of the absence of any material disruption of or material adverse change in conditions in the financial, banking or capital markets that the Administrative Agent, in its discretion, deems material in connection with the syndication of the credit facility provided under this Agreement.

          (u) The Loan Parties shall have paid all fees and expenses of the Administrative Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced (including, in any event, all fees set forth in the Fee Letter payable on the Closing Date).

          (v) The Administrative Agent shall have received evidence, in form, scope and substance reasonably satisfactory to the Administrative Agent, of all insurance coverage as required by this Agreement.

          (w) The Administrative Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Loan Parties and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and the Borrowing Base of each Borrower and Foamex Canada, and the results of such examination and audit shall have been satisfactory to the Administrative Agent and the Lenders in all respects.

          (x) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents, the Term Loan B Documents (to the extent executed on or prior to the Closing Date) and all documents and papers relating thereto shall be satisfactory in form, scope and substance to the Administrative Agent and the Lenders.

          (y) The Administrative Agent shall have received the Senior Lenders Intercreditor Agreement duly executed by the Term Loan B Agent and the Loan Parties, such intercreditor agreement to be in form and substance satisfactory to the Administrative Agent.

          (z) [Intentionally Omitted].

          (aa) [Intentionally Omitted].

          (bb) The Filing Date shall have occurred not later than September 30, 2005.

          (cc) Each of the Interim Financing Order and the CCAA Order shall have been entered by the Bankruptcy Court and the Canadian Bankruptcy Court, respectively, within three Business Days of the Filing Date (but in any event not later than the Closing Date), and the Administrative Agent shall have received a copy of same, and each such order shall be in full force and effect and shall not have been reversed, stayed, modified or amended absent prior written consent of the Administrative Agent, the Majority Lenders and Foamex.

          (dd) No order shall have been entered or requested by any Person (i) for appointment of a trustee, a receiver or an examiner with enlarged powers with respect to any Loan Party or the operation of any Loan Party's business, properties or assets beyond those set forth in subsections 1106(a)(3) and 1106(a)(4) of the Bankruptcy Code, (ii) for the appointment of a trustee, receiver or interim receiver for the assets, property or undertakings of Foamex Canada, (iii) seeking any other relief in the Bankruptcy Court or the Canadian Bankruptcy Court to exercise control over Collateral with an aggregate fair market value in excess of $250,000 or
     (iv) to convert the Chapter 11 Case to a Chapter 7 case or to dismiss the Chapter 11 Case or the Canadian Case.

          (ee) All loans under the Prepetition Credit Agreement (including principal, accrued interest and fees) and all other obligations owing under the Prepetition Credit Agreement and related documents shall have been paid in full, deemed paid in full or deemed refinanced with the proceeds of the initial Loans and the commitments of the Prepetition Lenders under the Prepetition Credit Agreement shall have been terminated.

          (ff) [Intentionally Omitted].

          (gg) Any First Day Orders or other orders entered or to be entered at the time of commencement of the Chapter 11 Case or the Canadian Case shall be satisfactory in form and substance to the Administrative Agent and the Majority Lenders and the order approving the Loan Parties' cash management system and maintenance of bank accounts shall have been entered together with such other First Day Orders that the Administrative Agent or the Majority Lenders require to be entered.

          (hh) The Loan Parties shall have satisfied such other conditions precedent reasonably requested by the Administrative Agent or the Lenders.

     The acceptance by any of the Borrowers of any Loans made or any Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by each Borrower to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Administrative Agent and the Lenders of a certificate signed by a Responsible Officer of such Borrower, dated the Closing Date, to such effect.

     Execution and delivery to the Administrative Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that
(i) all conditions precedent in this Section 8.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Administrative Agent an executed counterpart of this

Agreement was made by such Lender independently and without reliance on the Administrative Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 8.1, and (iii) all documents sent to such Lender for approval, consent or satisfaction were acceptable to such Lender.

     8.2 Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan, including the initial Revolving Loans on the Closing Date, and the obligation of the Administrative Agent to cause the Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

          (a) The following statements shall be true, and the acceptance by any Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i), (ii) and (iii) with the same effect as the delivery to the Administrative Agent and the Lenders of a certificate signed by a Responsible Officer of such Borrower, dated the date of such extension of credit, stating that:

          (i) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Administrative Agent and the Lenders have been notified in writing by the Borrowers that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and

          (ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

          (iii) No event has occurred and is continuing, or would result from such extension of credit, which has had or would have a Material Adverse Effect.

          (b) No such Borrowing shall exceed Availability of the applicable Borrower, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing the Bank or the Administrative Agent for such Lender's Pro Rata Share of any Non-Ratable Loan or Agent Advance made in accordance with the provisions of Sections 1.2(h) and (i).

          (c) The Interim Financing Order (if such date is on or after the Interim Financing Order Date but is prior to the Final Financing Order
     Date) or the Final Financing Order (if such date is on or after the Final Financing Order Date), as the case may be, and the CCAA Order, each in form and substance satisfactory to the Administrative Agent and the Majority Lenders, shall be in full force and effect and shall not have been reversed, stayed, modified or amended, except for such modifications and amendments mutually agreed to by Foamex, the Administrative Agent and the Majority Lenders.

                                   ARTICLE 9
                                DEFAULT; REMEDIES

     9.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

          (a) any failure by any of the Borrowers to pay (i) the principal of or interest or premium on any of the Obligations (other than Obligations in respect of Bank Products) or any amounts in reimbursement of a drawing or payment under any Letter of Credit or Credit Support or any fee or other amount owing hereunder when due, whether upon demand or otherwise or (ii) any amounts in respect of Bank Products within three (3) days of when due, whether upon demand or otherwise;

          (b) any representation or warranty made or deemed made by any Loan Party in this Agreement or by any Loan Party or any of its Domestic Subsidiaries in any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Loan Party or any of its Subsidiaries at any time to the Administrative Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

          (c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.3, 7.1(c), 7.2, 7.5, 7.11-7.29, 7.31-7.33, 7.36-7.38, 7.40 or 7.42-7.44 of this Agreement,
     Section 4.5 of the U.S. Security Agreement or, in the case of the Canadian Security Agreement, Section 3.5 of the General Security Agreement or
     Section 4.5 of the Deed of Hypothec, or any provision of any Financing Order, (ii) any default shall occur in the observance or performance of any of the covenants or agreements contained in Sections 5.2(a)-(f), (l)-(n),
     (s) or (t),  7.1(a) or (b), 7.6,  7.35,  7.39 or 7.41 of this Agreement and such default shall continue for three (3) days or more or (iii) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document or any agreement entered into at any time to which any Loan Party or any Subsidiary and the Administrative Agent or any Lender are party in respect of any Bank Products and such default shall continue for thirty (30) days or more;

          (d) any default shall occur with respect to any Debt (other than the Obligations and, in the case of the Loan Parties that are debtors and debtors-in-possession under Chapter 11 of the Bankruptcy Code or (in the case of Foamex Canada) a debtor company under the CCAA, Debt created or incurred prior to the Filing Date or, in the case of Foamex Canada, prior to the date the first CCAA Order is issued) of any Loan Party or any of the Mexican Subsidiaries in an outstanding principal amount which exceeds $500,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by any Loan Party or any of the Mexican Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or any such Debt shall not be paid on the maturity date therefor;

          (e) any of the Mexican Subsidiaries shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or file a proposal or a notice of intention to file a proposal or otherwise commence any action or proceeding seeking reorganization, arrangement, consolidation or readjustment of its debts or for any other relief under any bankruptcy, insolvency, liquidation, winding-up or similar act or law, state, provincial, federal or foreign, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, proposal, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, administrator, trustee or similar officer for it or for all or any part of its property;
     (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due or shall admit in writing its inability to pay its debts generally as they became due;

          (f) an involuntary petition or proposal shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of any of the Mexican Subsidiaries or for any other relief under any bankruptcy, insolvency, liquidation, winding-up or similar act or law, state, provincial, federal or foreign, now or hereafter existing and such petition or proceeding shall not be dismissed within sixty (60) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

          (g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, administrator, trustee or similar officer for any of the Mexican Subsidiaries or for all or any part of its property shall be appointed or a warrant of attachment, execution, writ of seizure or seizure and sale or similar process shall be issued against any part of the property of any of the Mexican Subsidiaries or any distress or analogous process is levied against any part of property of any of the Mexican Subsidiaries;

          (h) any Loan Party or any of the Mexican Subsidiaries shall file a certificate of dissolution or like process under applicable state, foreign or other law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate or other action in furtherance thereof, in each case other than as expressly permitted under Section 7.11(v);

          (i) all or any material part of the property of any Loan Party or any of the Mexican Subsidiaries shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of such Loan Party or such Mexican Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority or any other Person, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

          (j) any Loan Document shall be terminated, revoked or declared void or invalid or unenforceable or challenged by any Loan Party;

          (k) one or more judgments, orders, decrees or arbitration awards is entered against any Loan Party or any of the Mexican Subsidiaries involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $500,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

          (l) any loss, theft, damage or destruction of any item or items of Collateral or other property of any Loan Party or any of its Subsidiaries occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

          (m) there is filed against any Loan Party or any of its Subsidiaries any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of
     1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

          (n) for any reason, any Loan Document ceases to be in full force and effect (other than in accordance with its terms) or any Lien with respect to any portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Specified Liens) or is terminated, revoked or declared void;

          (o) (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party or any of its Subsidiaries under Title IV of ERISA (other than quarterly or annual contributions to any such Plan which are timely satisfied) or under the PBA (other than monthly contributions to a Pension Plan which are timely satisfied) or other applicable law to the Pension Plan, Multi-employer Plan, the PBGC or other applicable Governmental Authority in an aggregate amount in excess of $500,000; (ii) any Loan Party, any of its Subsidiaries or any ERISA
     Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $500,000 (or the equivalent amount thereof in another currency); or (iii) with respect to any Plan of any Loan Party, any Lien arises with respect to such Plan (save for contribution amounts not yet due or a statutory Lien that otherwise arises under the PBA or other applicable legislation);

          (p) there occurs a Change of Control;

          (q) [Intentionally Omitted];

          (r) there occurs an event having a Material Adverse Effect (other than the commencement of the Chapter 11 Case or the Canadian Case);

          (s) Foamex is taxed as a corporate entity by any federal or state taxing authority and such taxation causes a Material Adverse Effect;

          (t) any Lien shall be granted in favor of any Person on the equity interests of Foamex or of FMXI other than (i) the Liens on Foamex's equity interests granted by the Parent and FMXI pursuant to the U.S. Security Agreement and any of the Term Loan B Documents and (ii) the Liens on FMXI's equity interests granted by the Parent pursuant to the U.S. Security Agreement and any of the Term Loan B Documents;

          (u) there occurs any "Event of Default" (or other comparable term) under and as defined in any of the Term Loan B Documents;

          (v) any payment shall be made by a Loan Party under any Guaranty entered into by such Loan Party in respect of Debt of a Mexican Subsidiary;

          (w) an order with respect to the Chapter 11 Case or the Canadian Case shall be entered by the Bankruptcy Court or the Canadian Bankruptcy Court
     (i) appointing a trustee, interim receiver or receiver, (ii) appointing an examiner with enlarged powers, in the case of any Loan Party (other than Foamex Canada), relating to any such Loan Party or the operation of any such Loan Party's business, properties or assets beyond those set forth in subsections 1106(a)(3) and 1106(a)(4) of the Bankruptcy Code or, in the case of Foamex Canada, substantially similar to those of a trustee, interim receiver or receiver or (iii) granting any other relief to exercise control over Collateral with an aggregate fair market value in excess of $250,000;

          (x) an order with respect to the Chapter 11 Case shall be entered by the Bankruptcy Court converting the Chapter 11 Case to a Chapter 7 case;

          (y) (i) an order shall be entered by the Bankruptcy Court confirming a plan of reorganization in the Chapter 11 Case or by the Canadian Bankruptcy Court confirming a plan of compromise or arrangement in the Canadian Case, in either instance, which does not (x) contain a provision for termination of all of the Lenders' Commitments and payment in full in cash of all Obligations (other than Contingent Obligations at Termination) and return and cancellation of all Letters of Credit (or the deposit with the Administrative Agent of Supporting Letters of Credit for the Letters of Credit not so returned and cancelled or related Credit Support in accordance with and as required by Section 1.4(g) or the roll up of such Letters of Credit not so returned and cancelled into the emergence financing facility described in Section 1.3) on or before the effective date of such plan and (y) provide for the continuation of the Agent's Liens and priorities, the super priority administrative expense claim status of the claims of the Administrative Agent and the Lender under the Loan Documents and the other rights and remedies of the Administrative Agent and the Lenders under the Loan Documents, in each instance, until such effective date or (ii) any Loan Party shall have filed such a plan in the Chapter 11 Case or the Canadian Case;

          (z) an order shall be entered by the Bankruptcy Court or the Canadian Bankruptcy Court dismissing the Chapter 11 Case or the Canadian Case which does not contain a provision for termination of all of the Lenders' Commitments and payment in full in cash of all Obligations (other than Contingent Obligations at Termination) and the return and cancellation of all Letters of Credit (or the deposit with the Administrative Agent of Supporting Letters of Credit for the Letters of Credit not so returned and cancelled or related Credit Support in accordance with and as required by
     Section 1.4(g)) upon such dismissal;

          (aa) an order with respect to the Chapter 11 Case or the Canadian Case shall be entered, in each case without the express prior written consent of the Administrative Agent and the Lenders, (i) to revoke, vacate, reverse, stay, modify, supplement or amend the credit facility herein contemplated, any Financing Order or any other Loan Document, as the case may be, (other than modifications, supplements and amendments to (x) any Financing Order with the express prior written consent of the Administrative Agent and the Majority Lenders or (y) any other Loan Document or the credit facilities herein contemplated with the express prior written consent of the Administrative Agent and the requisite Lenders) or (ii) to permit any administrative expense claim or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority as to any Loan Party equal or superior to the priority of the Lenders and the Administrative Agent in respect of the Obligations, except for allowed administrative expense claims having priority over the Obligations to the extent set forth in the definition of the term "Agreed Administrative Expense Claim Priorities," or (iii) to grant or permit the grant of a Lien on any Collateral, other than Liens permitted hereunder (which permitted Liens shall not be senior to or pari passu with the Agent's Lien in such Collateral except to the extent set forth in Section 6.2);

          (bb) an  application  for any of the orders  described  in clause (w),
     (x), (y), (z) or (aa) above shall be made by any Loan Party or any other Person and such application (if made by any Person other than such Loan Party) is not contested by such Loan Party in good faith or the relief requested is granted in an order that is not stayed pending appeal;

          (cc) an order shall be entered by the Bankruptcy Court or the Canadian Bankruptcy Court that is not stayed pending appeal granting relief from the automatic stay to the holder or holders of any Liens on any assets of any Loan Party and (i) the Administrative Agent and the Majority Lenders shall determine that a Material Adverse Effect is reasonably likely to result from the entry of such order or (ii) the aggregate value or property subject to such Liens is greater than $500,000;

          (dd) the Final Financing Order Date shall not have occurred by the date which is forty-five (45) days after the Entry Date;

          (ee) (i) any Person files a plan of reorganization in the Chapter 11 Case or the Canadian Case which does not contain a provision for termination of all Lenders' Commitments and payment in full in cash of all Obligations (other than Contingent Obligations at Termination) and the return and cancellation of all Letters of Credit (or the deposit with the Administrative Agent of Supporting Letters of Credit for the Letters of Credit not so returned and cancelled or related Credit Support in accordance with and as required by Section 1.4(g) or the roll up of such Letters of Credit not so returned and cancelled into the emergence financing facility described in Section 1.3) on or before the effective date of such plan and
     (ii) an order shall be entered by the Bankruptcy Court or the Canadian Bankruptcy Court approving the disclosure statement with respect to any such plan;

          (ff) (i) any Loan Party shall attempt to invalidate, reduce or otherwise impair the Administrative Agent's, any Lender's, the Prepetition Administrative Agent's or any Prepetition Lender's pre- or post-petition Liens, claims or rights against any Loan Party or to subject any Collateral to assessment pursuant to Section 506(c) of the Bankruptcy Code or (ii) an order is entered by the Bankruptcy Court or the Canadian Bankruptcy Court which invalidates, reduces or otherwise impairs the Administrative Agent's, any Lender's, the Prepetition Administrative Agent's or any Prepetition Lender's pre- or post-petition Liens, claims or rights against any Loan Party or impairs, invalidates, challenges or subordinates any Lien on any Collateral or to subject any Collateral to assessment pursuant to Section 506(c) of the Bankruptcy Code or otherwise;

          (gg) there shall be any payment on, or application for authority to pay, any claim or indebtedness which arose or accrued prior to the Filing Date the payment of which is not otherwise permitted herein, in each instance without the express prior written consent of the Administrative Agent and the Majority Lenders;

          (hh) an order (which has not been stayed) shall be entered by the Bankruptcy Court with respect to the Chapter 11 Case or by the Canadian Bankruptcy Court with respect to the Canadian Case granting any creditor relief from the automatic stay which has a material impact on the Administrative Agent, the Lenders or the Collateral;

          (ii) any Loan Party shall cease to have the exclusive right pursuant to Section 1121 of the Bankruptcy Code to file a plan of reorganization;

          (jj) (i) the Final Financing Order or the CCAA Order shall not be in form and substance reasonably acceptable to the Administrative Agent and the Majority Lenders, (ii) the Final Financing Order, the Interim Financing Order or the CCAA Order shall have been reversed, vacated, modified, amended (except for modifications and amendments that are acceptable to the Administrative Agent and the Majority Lenders) or stayed (or any application for any of the foregoing shall have been filed which contests any finding in such order that the Administrative Agent and the Lenders are entitled to the benefits of Section 364(e) of the Bankruptcy Code) or (iii) the Administrative Agent shall not have received a copy of the Final Financing Order certified by the Bankruptcy Court within three Business Days of its being entered;

          (kk)  an  order  shall  have  been  entered   modifying  the  adequate
     protection granted to any Person in any Financing Order without the consent of the Administrative Agent and the Majority Lenders; or

          (ll) an order shall have been entered by the Bankruptcy Court or the Canadian Bankruptcy Court avoiding or requiring disgorgement by the Administrative Agent or any of the Lenders of any amounts received in respect of the Obligations.

     9.2 Remedies. Notwithstanding the provisions of Section 362 of the Bankruptcy Code and without order of or application or motion to the Bankruptcy Court or the Canadian Bankruptcy Court, but subject to the Financing Orders:

     (a) If a Default or an Event of Default exists, the Administrative Agent may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Loan Parties: (i) reduce the Maximum Revolver Amount (solely during the continuance of such Default or Event of Default, but subject to the next sentence in any event), or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Borrowing Base of any of the Borrowers or Foamex Canada, or reduce one or more of the other elements used in computing the Borrowing Base of any of the Borrowers or Foamex Canada;
(ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide Letters of Credit or Credit Support. If an Event of Default exists, the Administrative Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, upon not less than five (5) Business Days' prior written notice to Foamex, the United States trustee and counsel to the Creditors' Committee: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; (C) require the Borrowers to cash collateralize all outstanding Letter of Credit Obligations; and (D) pursue its other rights and remedies under the Loan Documents and applicable law.

     (b) Without limitation of the foregoing but subject to any applicable notice requirements set forth in Section 9.2(a) and the Financing Orders, if an Event of Default has occurred and is continuing: (i) the Administrative Agent shall have for the benefit of the Lenders, in addition to all other rights of the Administrative Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC, the PPSA, the Civil Code of Quebec and other applicable laws; (ii) the Administrative Agent may, at any time, take possession of the Collateral and keep it on any Loan Party's premises, at no cost to the Administrative Agent or any Lender, or remove any part of it to such other place or places as the Administrative Agent may desire, or the Loan Parties shall, upon the Administrative Agent's demand, at the Loan Parties' cost, assemble the Collateral and make it available to the Administrative Agent at a place reasonably convenient to the Administrative Agent; and (iii) the Administrative Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion, and may, if the Administrative Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale; provided that, notwithstanding any provision of this Agreement or any other Loan Document to the contrary, and only so long as General Electric Capital Corporation is a Lender at the time of any proposed Foreclosure Remedy (as defined below), (A) the Administrative Agent shall foreclose upon, acquire or take possession of, or otherwise exercise any material remedies (individually, a "Foreclosure Remedy" and collectively, the "Foreclosure Remedies") in respect of Collateral consisting of Real Estate, Inventory, Equipment or equity interests (the "Affected Collateral") only after reasonable (under the facts and circumstances existing at such time) prior written notice to, and in consultation with, General Electric Capital Corporation, and (B) in the event General Electric
Capital Corporation gives timely written notice to the Administrative Agent (a "GECC Notice") that the proposed Foreclosure Remedy in respect of the Real Estate, Inventory, Equipment or equity interest Collateral specified in such GECC Notice (the "Specified Collateral") has a reasonable likelihood of resulting in environmental liability to the Lenders, then the Administrative Agent and General Electric Capital Corporation shall jointly determine the Foreclosure Remedies and other actions (including any additional due diligence) that shall be undertaken with respect to such Specified Collateral. Without in any way requiring notice to be given in the following manner, each Loan Party agrees that any notice by the Administrative Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC, the PPSA, the Civil Code of Quebec or otherwise, shall constitute reasonable notice to such Loan Party if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) days prior to such action to such Loan Party's address (or Foamex's address on behalf of such Loan Party) specified in or pursuant to Section 14.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Administrative Agent or the Lenders receive payment, and if the buyer defaults in payment, the Administrative Agent may resell the Collateral without further notice to the Loan Parties. In the event the Administrative Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Loan Party irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Administrative Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Loan Party agrees that the Administrative Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Administrative Agent is hereby granted a license or other right to use, without charge, each Loan Party's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and each Loan Party's rights under all licenses and all franchise agreements shall inure to the Administrative Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations in accordance with Section 3.8. The Administrative Agent will return any excess to the Borrowers and the Borrowers shall remain, jointly and severally, liable for any deficiency.

     (c) If an Event of Default occurs, each Loan Party hereby waives, except to the extent expressly provided otherwise herein, all rights to notice and hearing prior to the exercise by the Administrative Agent of the Administrative Agent's rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.

                                   ARTICLE 10
                              TERM AND TERMINATION

     10.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The

Administrative Agent upon direction from the Majority Lenders may terminate this Agreement without notice upon the occurrence and during the continuance of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties, but excluding any Contingent Obligations at Termination) shall become immediately due and payable and the Borrowers for whose account Letters of Credit were issued shall immediately arrange for the cancellation and return of any such Letters of Credit then outstanding (other than those Letters of Credit or related Credit Support for which Supporting Letters of Credit have been deposited with the Administrative Agent in accordance with and as required by
Section 1.4(g)). Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, each of the Loan Parties shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Administrative Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent's Liens (including, without limitation, the superpriority status thereof) in and all rights and remedies with respect to all then existing and after-arising Collateral, except as provided in Section 12.11).

                                   ARTICLE 11
          AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

     11.1 Amendments and Waivers.

     (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by a Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Administrative Agent at the written request of the Majority Lenders) and the Loan Parties (or Foamex on behalf of the Loan Parties) party to such Loan Document and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; except that any waiver, amendment or consent which shall do any of the following shall be in writing and signed by all the Lenders and the Loan Parties (or Foamex on behalf of the Loan Parties) party to such Loan Document and acknowledged by the Administrative Agent:

          (A) change this Section or any provision of this Agreement providing for consent or other action by all Lenders;

          (B) release any Guaranties of the Obligations or release Collateral other than as permitted by Section 12.11;

          (C) change the definition of "Majority Lenders" or "Required Lenders";

          (D) [Intentionally Omitted];

          (E) increase the Revolving Credit Commitment of any Lender over the amount thereof then in effect or extend the Revolving Credit Commitment of any Lender;

          (F) postpone, delay or extend any date fixed by this Agreement or any other Loan Document (including the Stated Termination Date) for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

          (G) reduce the principal of, or the rate of interest specified herein on, any Loan or any fees or other amounts payable to any Lender hereunder or under any other Loan Document;

          (H) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans or other Obligations which is required for the Lenders or any of them to take any action hereunder;

          (I) increase the Maximum Revolver Amount or the Letter of Credit Subfacility;

          (J) increase any of the advance rate percentages set forth in the defined term Borrowing Base above the advance rate percentages set forth in such definition therefor on the date hereof; or

          (K) change the proviso to the first sentence of Section 9.2(b) or the proviso to the first sentence of Section 14.10;

provided, however, the Administrative Agent may, in its sole discretion and notwithstanding the above limitations (including, without limitation, those contained in clause (I) above) and any other terms of this Agreement, make Agent Advances in accordance with Section 1.2(i) and, provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document and provided, further, that
Schedule 1.2 hereto (Commitments) may be amended from time to time by the Administrative Agent alone to reflect assignments of Commitments in accordance herewith and any increase in the Revolving Credit Commitment of any Lender made in accordance herewith (including, without limitation, in accordance with clause
(E)) and provided, even further, that this Agreement and the other Loan Documents may be amended from time to time by the Administrative Agent and the relevant Borrowers or Guarantors alone (i.e. without any Lender consent or approval) to add a Domestic Subsidiary of Foamex as a Guarantor hereunder or as a grantor under the Security Agreement or other applicable Loan Documents or to subject to the Lien of the Pledge Agreement or any other applicable Loan Documents capital stock or other equity interests not then subject to the Lien of the Pledge Agreement.

     (b) [Intentionally Omitted].

     (c) If, in connection with any proposed amendment, waiver or consent (a "Proposed Change") requiring the consent of all Lenders, the consent of the Majority Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained being referred to as a "Non-Consenting Lender"), then, so long as the Administrative Agent is not a Non-Consenting Lender, at the Borrowers' request, the Administrative Agent or an Eligible Assignee shall have the right (but not the obligation) with the Administrative Agent's approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders' Commitments and Loans for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to Assignment and Acceptance Agreement(s), without premium or discount.

     11.2 Assignments; Participations.

     (a) Any Lender may, with the written consent of the Administrative Agent (which consent shall not be unreasonably withheld), assign and delegate to one or more Eligible Assignees (provided that no consent of the Administrative Agent shall be required in connection with any assignment and delegation by a Lender to another Lender or to an Affiliate of a Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $2,500,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $5,000,000; provided, however, that the Borrowers and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Administrative Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrowers and the Administrative Agent an Assignment and Acceptance in the form of Exhibit F ("Assignment and Acceptance") and (iii) the assignor Lender or Assignee has paid to the Administrative Agent a processing fee in the amount of $5,000.

     (b) From and after the date that the Administrative Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support (in the case of an Assignee which becomes a Lender), have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, provided, that no Assignee (including an Assignee that is already a Lender hereunder at the time of assignment) shall be entitled to receive any greater amount pursuant to
Section 4.1 with respect to the rights and obligations assigned than that to which the assigning Lender would have been entitled to receive had no such assignment occurred, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection or priority of any Lien granted by a Loan Party to the Administrative Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Loan Parties or the performance or observance by the Loan Parties of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) Immediately upon satisfaction of the requirements of Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments, if any, arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

     (e) Any Lender may at any time sell to one or more commercial banks, financial institutions or other Persons not Affiliates of the Borrowers (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged,
(ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document (except to the extent that such amendment, waiver or consent both directly affects the Participant and would (x) increase or extend the Commitment of the originating Lender, (y) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the originating Lender hereunder or under any other Loan Document or (z) reduce the principal of, or the rate of interest specified herein on, any Loan owing to the originating Lender or any fees or other amounts payable to the originating Lender hereunder or under any other Loan Document), and all amounts payable by the Borrowers hereunder or any other Loan Document shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

(f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss. 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                                   ARTICLE 12
                            THE ADMINISTRATIVE AGENT

     12.1 Appointment and Authorization. Each Lender hereby designates and appoints the Bank as its Administrative Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such on the express conditions contained in this Article 12. The provisions of this Article 12 are solely for the benefit of the Administrative Agent and the Lenders and the Loan Parties shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Administrative Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Administrative Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base of a Borrower or Foamex Canada, (b) the making of Agent Advances pursuant to Section 1.2(i), and
(c) the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders (other than any action so taken or not taken constituting the gross negligence or willful misconduct of the Administrative Agent).

     12.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall
not  be   responsible   for  the  negligence  or  misconduct
of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

     12.3 Liability of the Administrative Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Loan Party or any Subsidiary or Affiliate of such Loan Party, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect any of the properties, books or records of any of the Loan Parties or any of the Subsidiaries or Affiliates of any of the Loan Parties.

     12.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Loan Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Lenders or the Majority Lenders, as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

     12.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Administrative Agent shall have received written notice from a Lender or a Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent shall receive such a notice, the Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Section 9; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative

Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

     12.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of a Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties which may come into the possession of any of the Agent-Related Persons.

     12.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 14.11; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct and provided, further, however, that no Lender shall be liable for the payment to the Bank (other than solely in its capacity as Administrative Agent) of any liabilities solely in respect of Bank Products.
Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

     12.8 Administrative Agent in Individual Capacity. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Parent or any of its Subsidiaries or Affiliates as though the Bank were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Bank or any of its Affiliates may receive information regarding the Parent, its Subsidiaries, its Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of the Parent or such Subsidiary or Affiliate) and the Lenders acknowledge that neither the Administrative Agent nor the Bank shall be under any obligation to provide such information to them. With respect to its Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent and the terms "Lender" and "Lenders" include the Bank in its individual capacity.

     12.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon at least 30 days' prior notice to the Lenders and the Borrowers, such resignation to be effective upon the acceptance of a successor administrative agent to its appointment as Administrative Agent. In the event the Bank sells all of its Revolving Credit Commitment and Revolving Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Administrative Agent and such purchaser or transferee shall become the successor Administrative Agent hereunder. Subject to the foregoing, if the Administrative Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

     12.10 Withholding Tax.

     (a) Each Lender (or Assignee) that is not a "United States person", within the meaning of Section 7701(a)(30) of the Code, shall deliver to Foamex and the Administrative Agent before the payment of any interest in the first calendar year during which such Lender (or Assignee) becomes a party to this Agreement and from time to time thereafter as reasonably requested in writing by a Borrower or the Administrative Agent (but only so long thereafter as such Lender (or Assignee) remains lawfully able to do so) any one of the following:

          (i) a properly completed and valid IRS Form W-8BEN pursuant to which such Lender (or Assignee) claims an exemption from, or a reduction of, withholding tax under a United States of America tax treaty;

          (ii) a properly completed and valid IRS Form W-8ECI and IRS Form W-9 pursuant to which such Lender (or Assignee) claims that interest paid under this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Lender (or Assignee);

          (iii) a properly completed and valid IRS Form W-8BEN and such other forms or statements required to qualify for an exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code, as amended, with respect to payments of "portfolio interest"; or

          (iv) such other form or forms as may be required under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax.

Such Lender (or Assignee) agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction. In addition, each Lender (or Assignee) shall deliver such forms promptly upon the obsolescence or expiration of any form previously delivered by such Lender (or Assignee) (but only so long as such Lender (or Assignee) remains lawfully able to do so).

     (b) If any Lender (or Assignee) claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form W-8BEN and such Lender (or Assignee) sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender (or Assignee), such Lender (or Assignee) agrees to notify Foamex and the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Lender (or Assignee). To the extent of such percentage amount, Foamex and the Administrative Agent will treat such Lender's (or Assignee's) IRS Form W-8BEN as no longer valid.

     (c) If any Lender (or Assignee) claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender (or Assignee), such Lender (or Assignee) agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

     (d) For any period (including the time such Lender or Assignee first becomes a party to this Agreement) with respect to which a Lender (or Assignee) has failed to provide the Borrowers and the Administrative Agent with the appropriate form, certificate or other document described in subsection (a) above (whether because such Lender (or Assignee) is not entitled to provide such form, certificate or other document or otherwise, other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided), such Lender (or Assignee) shall not be entitled to any benefits under subsection (a), (b) or (c) of Section 4.1 with respect to Indemnified Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender (or Assignee) become subject to Indemnified Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrowers and the Administrative Agent shall take such steps as such Lender (or Assignee) shall reasonably request to assist such Lender (or Assignee) to recover such Indemnified Taxes.

     (e) If the forms provided by a Lender (or Assignee) at the time such Lender (or Assignee) first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from the definition of Indemnified Taxes unless and until such Lender (or Assignee) provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from the definition of Indemnified Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which an Assignee becomes a party to this Agreement, the Lender assignor was entitled to payments or indemnity under
Section 4.1 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Indemnified Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Indemnified Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date.

     (f) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that a Borrower and/or the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (or Assignee) (because the appropriate required form was not delivered, was not properly executed, or because such Lender (or Assignee) failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender (or Assignee) shall indemnify such Borrower and/or the Administrative Agent, as the case may be, fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders (or Assignees) under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

     12.11 Collateral Matters.

     (a) The Lenders hereby irrevocably authorize the Administrative Agent to, and upon request of Foamex, the Administrative Agent shall, release any Agent's Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Borrowers of all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support (whether or not any of such Obligations are due), and the termination of all outstanding Letters of Credit (or the deposit with the Administrative Agent of Supporting Letters of Credit in accordance with and as required by Section 1.4(g)) and the payment and satisfaction in full of all other Obligations (other than Contingent Obligations at Termination); (ii) constituting property being sold or disposed of or property of a Subsidiary all of the equity interests of which are being sold or disposed of if a Borrower certifies to the Administrative Agent (and the Administrative Agent agrees with such certification) that the sale or disposition is made in compliance with Section 7.11 (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry);
(iii) constituting  property in which each of the

Loan Parties certifies that no Loan Party owned an interest in such property at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Administrative Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; provided that the Administrative Agent may, in its discretion, release the Agent's Liens on any Collateral valued at $500,000 or less (but not in the aggregate for all such Collateral in excess of $2,000,000 during the term of this Agreement) without the prior written authorization of the Lenders and the Administrative Agent may release the Agent's Liens on Collateral valued in the aggregate not in excess of $3,500,000 during the term of this Agreement with the prior written authorization of the Majority Lenders. Upon request by the Administrative Agent or a Borrower at any time, the Lenders will confirm in writing the Administrative Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 12.11.

     (b) Upon receipt by the Administrative Agent of any authorization required pursuant to Section 12.11(a) from the applicable Lenders of the Administrative Agent's authority to release Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by a Borrower, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent's opinion, would expose the
Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrowers or any other Loan Party in respect of) all interests retained by the Borrowers or any other Loan Party, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

     (c) The Administrative Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by a Loan Party or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion given the Administrative Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Administrative Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

     12.12 Restrictions on Actions by Lenders; Sharing of Payments.

     (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders or the Administrative Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders or the Administrative Agent, set off against the Obligations, any amounts owing by such Lender to any of the Loan Parties or any accounts of any of the Loan Parties now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Administrative Agent, take or cause to be taken any action to enforce its rights under this Agreement or against the Loan Parties, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

     (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of a Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Administrative Agent pursuant to the terms of this Agreement, or (ii) payments from the Administrative Agent in excess of such Lender's ratable portion of all such distributions with respect to the applicable Obligations by the Administrative Agent, such Lender shall promptly (1) turn the same over to the Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to the Administrative Agent, or in same day funds, as applicable, for the account of all of the applicable Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the applicable Obligations owed to the other applicable Lenders so that such excess payment received shall be applied ratably as among the applicable Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

     12.13 Agency for Perfection. Subject to the provisions of Section 12.17(b), each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with
Article 9 of the UCC, the PPSA, the Civil Code of Quebec or any other applicable law, can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent's request therefor shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent's instructions.

     12.14 Payments by Administrative Agent to Lenders. All payments to be made by the Administrative Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Administrative Agent on or prior to the Closing Date (or if such Lender is an Assignee, in the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Administrative Agent. Concurrently with each such payment, the Administrative Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise. Unless the Administrative Agent receives notice from a Borrower prior to the date on which any payment is due to the applicable Lenders from such Borrower that such Borrower will not make such payment in full as and when required, the

Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each applicable Lender on such due date an amount equal to the amount then due such Lender from such Borrower. If and to the extent a Borrower has not made such payment in full to the Administrative Agent, each applicable Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

     12.15 Settlement.

          (a) (i) Each Lender's funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Administrative Agent, the Bank and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Loan Parties) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

          (ii) The Administrative Agent shall request settlement ("Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis at the Administrative Agent's election, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 12:00 noon (New York time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than the Bank, in the case of Non-Ratable Loans and the Administrative Agent in the case of Agent Advances) shall transfer the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to each Settlement to the Administrative Agent, to the Administrative Agent's account, not later than 2:00 p.m. (New York time), on the Settlement Date applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in
     Article 8 have then been satisfied. Such amounts made available to the Administrative Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing the Bank's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not transferred to the Administrative Agent by any Lender on the Settlement Date applicable thereto, the Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance.

          (iii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Administrative Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Administrative Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Administrative Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender's Pro Rata Share of such Non-Ratable Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by the Bank or the Administrative Agent, as applicable, shall pay to the Bank or the Administrative Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender's Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Administrative Agent by any Lender, the Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Revolving Loans.

          (iv) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (iii) above, the Administrative Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Non-Ratable Loan or Agent Advance.

          (v) Between Settlement Dates, the Administrative Agent, to the extent no Agent Advances are outstanding, may pay over to the Bank any payments received by the Administrative Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank's Revolving Loans including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank's Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which any Lender has not yet funded its purchase of a participation pursuant to clause (iii) above), as provided for in the previous sentence, the Bank shall pay to the Administrative Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the Administrative Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Administrative Agent and the other Lenders.

          (vi) Unless the Administrative Agent has received written notice from a Lender to the contrary, the Administrative Agent may assume that the applicable conditions precedent set forth in Article 8 have been satisfied and the requested Borrowing will not exceed Availability of the applicable Borrower on any Funding Date for a Revolving Loan or Non-Ratable Loan.

     (b)  Lenders'   Failure  to  Perform.   All  Revolving  Loans  (other  than
Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Revolving Credit Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

     (c) Defaulting Lenders. Unless the Administrative Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Administrative Agent that Lender's Pro Rata Share of a Borrowing, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent in immediately available funds on the Funding Date. Furthermore, the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share to the Administrative Agent in immediately available funds and the Administrative Agent has transferred a corresponding amount to the applicable Borrower then on the Business Day following such Funding Date that Lender shall make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for that day. A notice by the Administrative Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender's full Pro Rata Share is transferred to the Administrative Agent as required, the amount transferred to the Administrative Agent shall constitute that Lender's Revolving Loan for all purposes of this Agreement. If that amount is not transferred to the Administrative Agent on the Business Day following the Funding Date, the Administrative Agent will notify the applicable Borrower of such failure to fund and, upon demand by the Administrative Agent, such Borrower shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising that particular Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of its obligation hereunder to make a Revolving Loan on that Funding Date. No Lender shall be responsible for any other Lender's failure to advance such other Lenders' Pro Rata Share of any Borrowing.

     (d) Retention of Defaulting Lender's Payments. The Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by any of the Borrowers to the Administrative Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Administrative Agent. In its discretion, the

Administrative Agent may loan a Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to such Borrower shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender". Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested
Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Revolving Credit Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Revolving Credit Commitment of any Lender, or relieve or excuse the performance by any Loan Party of its duties and obligations hereunder.

     (e) Removal of Defaulting Lender. At the Borrowers' request, the Administrative Agent or an Eligible Assignee reasonably acceptable to the
Administrative Agent and the Borrowers shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Administrative Agent or such Eligible Assignee, all of the Defaulting Lender's outstanding Commitments and Loans hereunder. Such sale shall be consummated promptly after the Administrative Agent has arranged for a purchase by the Administrative Agent or an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender's Revolving Loans, plus accrued interest and fees, without premium or discount.

     12.16 Letters of Credit; Intra-Lender Issues.

     (a) Notice of Letter of Credit Balance. On each Settlement Date the Administrative Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Settlement Date.

     (b) Participations in Letters of Credit.

     (i) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 1.4(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Administrative Agent to the Letter of Credit Issuer, if not the Bank, in connection with the issuance of such Letter of Credit (including all obligations of the Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

     (ii) Sharing of Reimbursement Obligation Payments. Whenever the Administrative Agent receives a payment from a Borrower on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Administrative

Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender, the Administrative Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from such Borrower. Each such payment shall be made by the Administrative Agent on the next Settlement Date.

     (iii) Documentation. Upon the request of any Lender, the Administrative Agent shall furnish to such Lender copies of any Letter of Credit, Credit
Support for any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

     (iv) Obligations Irrevocable. The obligations of each Lender to make payments to the Administrative Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support for any Letter of Credit or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of the Borrower for whose account the Letter of Credit or Credit Support was issued to make payments to the Administrative Agent, for the account of the Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

          (1) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

          (2) the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Administrative Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Borrower or any other Person and the beneficiary named in any Letter of Credit);

          (3) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (4) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

          (5) the occurrence of any Default or Event of Default; or

          (6) the failure of the Borrowers to satisfy the applicable conditions precedent set forth in Article 8.

     (c) Recovery or Avoidance of Payments; Refund of Payments In Error. In the event any payment by or on behalf of any of the Borrowers received by the Administrative Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the Administrative Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Administrative Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Administrative Agent, pay to the Administrative Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Administrative Agent upon the amount required to be repaid by it. Unless the Administrative Agent receives notice from a Borrower prior to the date on which any payment is due to the Lenders from such Borrower that such Borrower will not make such payment in full as and when required, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender from such Borrower. If and to the extent such Borrower has not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

     (d) Indemnification by Lenders. To the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder, the Lenders agree to indemnify the Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by any of the Borrowers to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by such Borrower. The agreement contained in this Section shall survive payment in full of all other Obligations.

     12.17 Concerning the Collateral and the Related Loan Documents.

     (a) Each Lender authorizes and directs the Administrative Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Administrative Agent and the Lenders. Each Lender agrees that any action taken by the Administrative Agent, the Majority Lenders or the Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Administrative Agent, the Majority Lenders or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving Loans, Agent Advances, Non-Ratable Loans, Hedge Agreements between any of the Loan Parties and the Bank, any other Lender or any of their respective Affiliates, Bank Products and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.

     (b) Without limiting the generality of paragraph (a) above, for the purpose of creating a solidarite active in accordance with Article 1541 of the Civil Code of Quebec, between each Lender, taken individually, on the one hand, and the Administrative Agent, on the other hand, each Loan Party and each such Lender acknowledge and agree with the Administrative Agent that such Lender and the Administrative Agent are hereby conferred the legal status of solidary creditors of each Loan Party in respect of all Obligations, present and future, owed by each Loan Party to each such Lender and the Administrative Agent (collectively, the "Solidary Claim"). Accordingly, but subject (for the avoidance of doubt) to Article 1542 of the Civil Code of Quebec, the Loan Parties are irrevocably bound towards the Administrative Agent and each Lender in respect of the entire Solidary Claim of the Administrative Agent and such Lender. As a result of the foregoing, the parties hereto acknowledge that the Administrative Agent and each Lender shall at all times have a valid and effective right of action for the entire Solidary Claim of the Administrative Agent and such Lender and the right to give full acquittance for it. Accordingly, without limiting the generality of the foregoing, the Administrative Agent, as solidary creditor with each Lender, shall at all times have a valid and effective right of action in respect of all Obligations, present and future, owed by each Loan Party to the Administrative Agent and to the Lenders or any of them and the right to give a full acquittance for same. The parties further agree and acknowledge that the Administrative Agent's Liens on the Collateral shall be granted to the Administrative Agent, for its own benefit and for the benefit of the Lenders.

     12.18 Field Audit and Examination Reports; Disclaimer by Lenders. The Administrative Agent agrees that it shall conduct no less than two field audits or examinations with respect to the Accounts and Inventory of the Borrowers and Foamex Canada during the term of this Agreement. By signing this Agreement, each
Lender:

          (a) is deemed to have requested that the Administrative Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each, a "Report" and collectively, "Reports") prepared by or on behalf of the Administrative Agent;

          (b) expressly agrees and acknowledges that neither the Bank nor the Administrative Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

          (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon each Loan Party's books and records, as well as on representations of each Loan Party's personnel;

          (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants subject to the confidentiality provisions set forth in Section 14.17, or use any Report in any other manner; and

          (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Administrative Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to any of the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of any of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold the Administrative Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

     12.19 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.

     12.20 The Arranger, the Book Manager, Syndication Agent and Co-Agents, Etc. None of the Arranger, the Book Manager, any syndication agent or any co-agent, co-arranger or co-documentation agent in its capacity as such shall have any right, power, obligation, liability, responsibility or duty under this Agreement.

                                   ARTICLE 13
                                   GUARANTEES

     Each Guarantor party hereto unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally (solidarily) with each other Guarantor party hereto, the due and punctual payment of the principal of and interest on the Revolving Loans and of all other Obligations, when and as due, whether at maturity, by acceleration, by notice or prepayment or otherwise. Each Guarantor party hereto further agrees that the Obligations may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligations.

     To the fullest extent permitted by law, each Guarantor party hereto waives presentment to, demand of payment from and protest to any of the Borrowers or any other Person of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by law, the obligations of a Guarantor party hereto hereunder shall not be affected by (a) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any right or remedy against any Borrower or any other Guarantor under the provisions of this Agreement or any of the other Loan Documents or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any of the other Loan Documents, any guarantee or any other agreement; (c) the release of any security held by the Administrative Agent or any Lender for any of the Obligations; or (d) the failure of the Administrative Agent or any Lender to exercise any right or remedy against any other Guarantor of the Obligations.

     Each Guarantor party hereto further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any Lender to any security (if any) held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of any Borrower or any other Person, each Guarantor hereby waiving the benefits of division and discussion.

     To the fullest extent permitted by law, the obligations of each Guarantor party hereto hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, compensation, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by law, the obligations of each Guarantor party hereto hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or under any other Loan Document, any guarantee or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor as a matter of law or equity.

     Each Guarantor party hereto further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal or of interest on any Obligation or any other Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

     Each Guarantor hereby acknowledges that the Obligations include, without limitation, any cost or expense which is of the nature of extra-judicial professional fees payable by the Administrative Agent or any Lender in accordance with any of the Loan Documents for services required by the Administrative Agent or any Lender in order to recover the capital and interest secured by any security interest entered into by any Loan Party or to conserve the property charged thereunder even if such cost or expense cannot be secured by such security interest. Each Guarantor undertakes to indemnify the Administrative Agent and each Lender with respect to all such costs and expenses.

     Each Guarantor party hereto hereby subordinates to the Obligations all rights of subrogation against each Borrower and its property and all rights of indemnification, contribution and reimbursement from each Borrower and its property, in each case in connection with this guarantee and any payments made hereunder, and regardless of whether such rights arise by operation of law, pursuant to contract or otherwise.

     The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this paragraph shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations (other than Contingent Obligations at Termination and Obligations in respect of Letters of Credit or Credit Support for which Supporting Letters of Credit have been deposited with the Administrative Agent in accordance with and as required by Section 1.4(g)) have been paid in full and all Revolving Credit Commitments have been terminated, and none of the Guarantors shall exercise any right or remedy under this paragraph against any other Guarantor until the Obligations have been paid in full and all Revolving Credit Commitments have been terminated. For purposes of this paragraph, (a) "Excess Payment" shall mean the amount paid by any Guarantor in excess of its Pro Rata Share of any Obligations; (b) "Pro Rata Share" shall mean, for any Guarantor in respect of any payment of Obligations by such Guarantor, the ratio (expressed as a percentage) as of the date of such payment of Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder) of the Guarantors; provided, however, that, for purpose of calculating the Pro Rata Shares of the Guarantors in respect of any payment of Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (c) "Contribution Share" shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Guarantors other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder) of the Guarantors other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment.

                                   ARTICLE 14
                                  MISCELLANEOUS

     14.1 No Waivers; Cumulative Remedies. No failure by the Administrative Agent or any Lender to exercise any right, remedy or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among any Loan Party and the Administrative Agent and/or any Lender, or delay by the Administrative Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Administrative

Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Administrative Agent or the Lenders on any occasion shall affect or diminish the Administrative Agent's and each Lender's rights thereafter to require strict performance by the Loan Parties of any provision of this Agreement. The Administrative Agent and the Lenders may proceed directly to collect the Obligations when due without any prior recourse to the Collateral. The Administrative Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Administrative Agent or any Lender may have.

     14.2 Severability. The illegality or unenforceability of any provision of this Agreement or any other Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement, any other Loan Document or any instrument or agreement required hereunder.

     14.3 Governing Law; Choice of Forum; Service of Process.

     (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) EXCEPT FOR MATTERS WITHIN THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT OR THE CANADIAN BANKRUPTCY COURT, ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EXCEPT FOR MATTERS WITHIN THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT OR THE CANADIAN BANKRUPTCY COURT, EACH OF THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS
AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING AND EXCEPT FOR MATTERS WITHIN THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT OR THE CANADIAN BANKRUPTCY COURT: (1) THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY LOAN PARTY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE ADMINISTRATIVE AGENT OR THE LENDERS DEEM

NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

     (c) EACH LOAN PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH LOAN PARTY AT ITS ADDRESS SET FORTH IN SECTION 14.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE
(5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

     14.4  WAIVER  OF  JURY  TRIAL.   EACH  LOAN  PARTY,  EACH  LENDER  AND  THE
ADMINISTRATIVE AGENT IRREVOCABLY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH LOAN PARTY, EACH LENDER AND THE ADMINISTRATIVE AGENT AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     14.5 Survival of Representations and Warranties. All of each Loan Party's representations and warranties contained in this Agreement shall survive the execution, delivery and acceptance thereof by the parties, notwithstanding any investigation by the Administrative Agent or the Lenders or their respective agents.

     14.6 Other Security and Guaranties. The Administrative Agent, may, without notice or demand and without affecting the Loan Parties' obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

     14.7 Fees and Expenses. Each Borrower agrees, jointly and severally, to pay to the Administrative Agent, for its benefit, on demand, all reasonable costs and expenses that the Administrative Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement and termination of this Agreement or any of the other Loan Documents, including:
(a) Attorney Costs; (b) reasonable costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect and continue the Agent's Liens (including costs and expenses paid or incurred by the Administrative Agent in connection with the consummation of this Agreement); (e) sums paid or incurred to pay any amount or take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; (f) costs of environmental audits and appraisals, inspections and verifications of the Collateral, including travel, lodging and meals for inspections of the Collateral and any Loan Party's operations by the Administrative Agent plus the Administrative Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $850 per day (or portion thereof) for each Person retained or employed by the Administrative Agent with respect to each field examination or audit); and (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, following an Event of Default each Borrower agrees, jointly and severally, to pay costs and expenses incurred by the Administrative Agent (including Attorneys' Costs) to the Administrative Agent, for its benefit, on demand, and to the Lenders for their benefit, on demand, and all reasonable fees, expenses and disbursements incurred by the Lenders for one law firm retained by such Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Administrative Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be charged to any one or more of the Borrowers' Loan Accounts as Revolving Loans as described in Section 3.7.

     14.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service,
(b) five (5) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

                  If to the Administrative Agent or to the Bank:

                           Bank of America, N.A.
                           335 Madison Avenue
                           New York, New York  10017
                           Attention:  Business Capital-
                                       Account Executive
                           Telecopy No.:  (212) 503-7350

                  with copies to:

                           Bank of America, N.A.
                           335 Madison Avenue
                           New York, New York  10017
                           Attention:  Legal Department
                           Telecopy No.:  (212) 503-7350

                  If to any Borrower or Guarantor:

                           c/o Foamex International Inc.
                           1000 Columbia Avenue
                           Linwood, Pennsylvania  19061
                           Attention:  Chief Financial Officer
                           Telecopy No.:  (610) 859-3085

                  with a copy to:

                           c/o Foamex International Inc.
                           1000 Columbia Avenue
                           Linwood, Pennsylvania  19061
                           Attention:  General Counsel
                           Telecopy No.:  (610) 859-2948

                           and

                           Paul, Weiss, Rifkind, Wharton & Garrison LLP
                           1285 Avenue of the Americas
                           New York, New York  10019
                           Attention:  Alan Kornberg
                           Telecopy No.:  (212) 492-0209

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     14.9 Waiver of Notices. Unless otherwise expressly provided herein, each Loan Party waives presentment, protest and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate any or all of the Obligations and notice of acceleration of any or all of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Loan Party which the Administrative Agent or any Lender may elect to give shall entitle such Loan Party to any or further notice or demand in the same, similar or other circumstances.

     14.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Loan Party without prior written consent of the Administrative Agent and each Lender. The rights and benefits of the Administrative Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

     14.11 Indemnity of the Administrative Agent and the Lenders by the Loan Parties.

     (a) Each Loan Party agrees, jointly and severally, to defend, indemnify and hold the Agent-Related Persons and each Lender and each of its respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement, any other Loan Document or any document contemplated by or referred to herein or therein, or the transactions contemplated hereby or thereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Loan Parties shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

     (b) Each Loan Party agrees, jointly and severally, to indemnify, defend and hold harmless the Administrative Agent and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to any Loan Party's operations, business or property (all of the foregoing, collectively, the "Environmental Liabilities"); provided, that the Loan Parties shall have no obligation hereunder to the Administrative Agent or any Lender with respect to Environmental Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of the Administrative Agent or such Lender, as the case may be. This indemnity will apply whether the hazardous substance is on, under or about any Loan Party's property or operations or property leased to any Loan Party. The indemnity includes but is not limited to Attorneys Costs. The indemnity extends to the Administrative Agent and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

     14.12 Limitation of Liability. NO CLAIM MAY BE MADE BY ANY LOAN PARTY, ANY LENDER OR OTHER PERSON AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY AND EACH LENDER HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

     14.13 Final Agreement. This Agreement and the other Loan Documents are intended by each Loan Party, the Administrative Agent and the Lenders to be the final, complete and exclusive expression of the agreement among them. Except to the extent the Bankruptcy Court or the Canadian Bankruptcy Court (as appropriate) orders otherwise, this Agreement and the other Loan Documents supersede any and all prior oral or written agreements relating to the subject matter hereof.

     14.14 Counterparts. This Agreement may be executed in any number of counterparts, and by the Administrative Agent, each Lender and each Loan Party in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

     14.15  Captions.   The  captions   contained  in  this  Agreement  are  for
convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

     14.16 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists, each Lender is authorized at any time and from time to time, without prior notice to any Loan Party (except as expressly herein provided otherwise), any such notice being waived by each of the Loan Parties to the fullest extent permitted by law, to set off, compensate and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of any Loan Party against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off, compensation and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, COMPENSATION, BANKER'S LIEN OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY LOAN PARTY HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE ADMINISTRATIVE AGENT OR THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

     14.17 Confidentiality.

     (a) Each Loan Party hereby consents that the Administrative Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of each Loan Party and a general description of each Loan Party's business and may use any Loan Party's name in advertising and other promotional material.

     (b) Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to the Administrative Agent or such Lender by or on behalf of the Loan Parties under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Administrative Agent or such Lender or
(ii) was or becomes available on a nonconfidential basis from a source other than a Loan Party, provided that such source is not bound by a confidentiality agreement with such Loan Party known to the Administrative Agent or such Lender; provided, however, that the Administrative Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Administrative Agent or such Lender is subject or in connection with an examination of the Administrative Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Administrative Agent, any Lender or any of their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Administrative Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Administrative Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which a Loan Party is party or is deemed party with the Administrative Agent or such Lender, and (9) to its Affiliates, provided that such Affiliates agree to keep such information confidential to the same extent required of the Administrative Agent and the Lenders hereunder.

     (c) Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, each of the parties, its subsidiaries and their respective representatives, affiliates, employees, officers, directors or other agents are permitted to disclose to any and all Persons, without limitations of any kind, the tax treatment and tax structure of the credit facility provided hereunder and all materials of any kind (including tax opinions or other tax analyses) that are or have been provided to any of the Loan Parties, the Lenders or the Administrative Agent related to such tax treatment and tax structure.

     14.18 Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

     14.19 [Intentionally Omitted].

     14.20 Credit Agreement. This Agreement is (and is designated by Foamex as), and is hereby deemed to be, a "Credit Agreement" and a "First-Lien Credit Facility" for all purposes of the Senior Secured Note Indenture and all Obligations are (and are designated by Foamex as), and are hereby deemed to be, "Credit Agreement Obligations" for all purposes of the Senior Secured Note Intercreditor Agreement and the Senior Secured Note Indenture and "Senior Lender Claims" for all purposes of the Senior Secured Note Intercreditor Agreement. Foamex hereby represents and warrants to the Administrative Agent and the Lenders that the foregoing statements are and shall be true and correct at all times while any Obligations are outstanding or this Agreement is in effect.

     14.21 Senior Lenders Intercreditor Agreement. EACH LENDER HEREBY GRANTS TO THE ADMINISTRATIVE AGENT ALL REQUISITE AUTHORITY TO ENTER INTO OR OTHERWISE BECOME BOUND BY THE SENIOR LENDERS INTERCREDITOR AGREEMENT AND TO BIND THE LENDERS THERETO BY THE ADMINISTRATIVE AGENT'S ENTERING INTO OR OTHERWISE
BECOMING BOUND THEREBY, AND NO FURTHER CONSENT OR APPROVAL ON THE PART OF THE LENDERS IS OR WILL BE REQUIRED IN CONNECTION WITH THE PERFORMANCE OF THE SENIOR LENDERS INTERCREDITOR AGREEMENT.

     14.22 Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the "Original Currency") into another currency (the "Second Currency"), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase in the New York foreign exchange market the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given. Each Loan Party agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Administrative Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Administrative Agent may, in accordance with normal banking procedures, purchase in the New York foreign exchange market the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, such Loan Party agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Administrative Agent against such loss. The term "rate of exchange" in this Section 14.22 means the spot rate at which the Administrative Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

     14.23 Press Releases and Related Matters. Each Loan Party agrees that neither it nor any of its Affiliates will in the future issue any press releases or other public disclosure relating to any Loan Document or any financing thereunder using the name of any Lender or any of its affiliates without at least 2 Business Days' prior written notice to such Lender and without the prior written consent of such Lender unless (and only to the extent that) such Loan Party or Affiliate is required to do so under law and then, in any event, such Loan Party or Affiliate will consult with such Lender before issuing such press release or other public disclosure.

     IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                   "BORROWERS"

                                   FOAMEX L.P.,
                                        a Debtor and Debtor-in-Possession

                                   By: FMXI, Inc., its Managing General Partner,
                                       a Debtor and Debtor-in-Possession


                                       By:      /s/ George L. Karpinski
                                                --------------------------------
                                       Title:   Vice President
                                                --------------------------------



                                   "GUARANTORS"

                                   FOAMEX L.P.,
                                        a Debtor and Debtor-in-Possession

                                   By: FMXI, Inc., its Managing General Partner,
                                       a Debtor and Debtor-in-Possession


                                       By:      /s/ George L. Karpinski
                                                --------------------------------
                                       Title:   Vice President
                                                --------------------------------



                                   FMXI, INC., a Debtor and Debtor-in-Possession


                                   By:      /s/ George L. Karpinski
                                            ------------------------------------
                                   Title:   Vice President
                                            ------------------------------------



                                   FOAMEX INTERNATIONAL INC.,
                                        a Debtor and Debtor-in-Possession


                                   By:      /s/ George L. Karpinski
                                            ------------------------------------
                                   Title:   Senior Vice President
                                            ------------------------------------



                                   FOAMEX CANADA INC.,
                                        a Debtor Company and Applicant


                                   By:      /s/ George L. Karpinski
                                            ------------------------------------
                                   Title:   Treasurer
                                            ------------------------------------



                                   FOAMEX CAPITAL CORPORATION,
                                        a Debtor and Debtor-in-Possession


                                   By:      /s/ George L. Karpinski
                                            ------------------------------------
                                   Title:   Vice President
                                            ------------------------------------



                                   FOAMEX LATIN AMERICA, INC.,
                                        a Debtor and Debtor-in-Possession


                                   By:      /s/ George L. Karpinski
                                            ------------------------------------
                                   Title:   Vice President
                                            ------------------------------------



                                   FOAMEX MEXICO, INC.,
                                        a Debtor and Debtor-in-Possession


                                   By:      /s/ George L. Karpinski
                                            ------------------------------------
                                   Title:   Vice President
                                            ------------------------------------



                                   FOAMEX MEXICO II, INC.,
                                        a Debtor and Debtor-in-Possession


                                   By:      /s/ George L. Karpinski
                                            ------------------------------------
                                   Title:   Vice President
                                            ------------------------------------



                                   FOAMEX ASIA, INC.,
                                        a Debtor and Debtor-in-Possession


                                   By:      /s/ George L. Karpinski
                                            ------------------------------------
                                   Title:   Vice President
                                            ------------------------------------



                                   FOAMEX CARPET CUSHION LLC,
                                        a Debtor and Debtor-in-Possession


                                   By:      /s/ George L. Karpinski
                                            ------------------------------------
                                   Title:   Vice President
                                            ------------------------------------

                                   "ADMINISTRATIVE AGENT"

                                   BANK OF AMERICA, N.A.


                                   By:      /s/ William J. Wilson
                                            ------------------------------------
                                   Title:   Vice President
                                            ------------------------------------

                                   "LENDERS"

                                   BANK OF AMERICA, N.A.,
                                        as the Administrative Agent


                                   By:      /s/ William J. Wilson
                                            ------------------------------------
                                   Title:   Vice President
                                            ------------------------------------

                                   GENERAL ELECTRIC CAPITAL CORPORATION

                                   By:      /s/ David Montaque
                                            ------------------------------------
                                   Title:   Duly Authorized Signatory
                                            ------------------------------------

                                   WACHOVIA BANK, NATIONAL ASSOCIATION


                           By:     /s/ Thomas A. Martin
                                   ---------------------------------------
                           Title:  Vice President
                                   ---------------------------------------

                                   WELLS FARGO FOOTHILL, LLC


                            By:    /s/ Juan Barrera
                                   --------------------------------------
                            Title: Vice President
                                   --------------------------------------

                                     ANNEX A
                                       to
                      Debtor-In-Possession Credit Agreement

                                   Definitions

     Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references  in  the  following  definitions  shall  refer  to  sections  of  the
Agreement:

     "Account Debtor" means each Person obligated in any way on or in connection with an Account, Chattel Paper or General Intangible (including a payment intangible).

     "Accounts" means, with respect to a Loan Party, all of such Loan Party's now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

     "ACH Transactions" means any automatic clearing house transfer of funds by the Bank, any Affiliate of the Bank or any other Lender (or any Affiliate of such Lender), in each instance, for the account of any Loan Party.

     "Adjusted Net Earnings from Operations" means, with respect to any fiscal period of Foamex, the net income of Foamex and its Subsidiaries after provision for income taxes for such fiscal period, as determined in accordance with GAAP on a consolidated basis (excluding the Joint Ventures and the China Joint Venture) and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain (or loss) arising from any write-up (or write-down) in the book value of any asset; (c) earnings of any Person, substantially all the assets of which have been acquired by Foamex or any of its Subsidiaries in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings of any Person (other than Foamex Canada and the Mexican Subsidiaries and their respective Subsidiaries) in which Foamex or any of its Subsidiaries has an ownership interest unless (and only to the extent) such earnings shall actually have been received by Foamex or any of its Domestic Subsidiaries in the form of cash distributions; (e) earnings of any Person to which assets of Foamex or any of its Subsidiaries shall have been sold, transferred or disposed of, or into which Foamex or any of its Subsidiaries shall have been merged, or which has been a party with Foamex or any of its Subsidiaries to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain or loss arising from the acquisition of debt or equity securities of Foamex or any of its Subsidiaries or from cancellation or forgiveness of Debt; and (g) gain or loss arising from extraordinary items, as determined in accordance with GAAP.

     "Administrative Agent" means the Bank, solely in its capacity as administrative agent for the Lenders (and shall additionally include the Bank in its capacity as Senior Collateral Agent), and any successor administrative agent.

     "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, ten percent (10%) or more of the outstanding equity interest of such Person and shall additionally include, in the case of any Loan Party, any general or limited partner of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Agent Advances" has the meaning specified in Section 1.2(i).

     "Agent-Related Persons" means the Administrative Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Administrative Agent and such Affiliates.

     "Agent's  Liens"  means  the  Liens  in  the  Collateral   granted  to  the
Administrative Agent, for the benefit of the Lenders, the Bank and the Administrative Agent, pursuant to this Agreement and the other Loan Documents.

     "Aggregate Revolver Outstandings" means, at any date of determination, the sum of (a) the aggregate unpaid principal balance of all Revolving Loans, (b) the aggregate amount of all Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn amount of all outstanding Letters of Credit, and
(d) the aggregate amount of any unpaid reimbursement obligations in respect of all Letters of Credit.

     "Agreed Administrative Expense Claim Priorities" means the following administrative expense claims incurred by the Loan Parties which shall have the following order of priority:

          first, (i) amounts payable pursuant to 28 U.S.C. ss. 1930(a) and (ii) upon the occurrence and during the continuance of an Event of Default, the payment of unpaid Bankruptcy Court-allowed professional fees and expenses (whether incurred prior to or subsequent to such Event of Default) of attorneys, accountants, financial advisors and consultants retained by the Loan Parties, any Chapter 7 trustee appointed in the Chapter 11 Case (subject to the limitation described below), or any official creditors' committee (the "Creditors' Committee") or any other statutory committee appointed in the Chapter 11 Case pursuant to ss.ss. 327 and 1103 of the Bankruptcy Code (except to the extent that such fees and expenses represent services or were incurred in the prosecution of claims, causes of action or proceedings against the Bank, the Administrative Agent, any of the Lenders, any of the Prepetition Lenders or the Prepetition Administrative Agent relating to any Loan Document or Prepetition Loan Document, other than such fees and expenses as are incurred in respect of the investigation of such claims, causes of action or proceedings) ("Professional Expenses"); provided that the amount of Professional Expenses entitled to priority under clause (ii) of this clause first ("Priority Professional Expenses") shall not exceed $3,000,000 in the aggregate (inclusive of a $200,000 maximum amount for all fees, expenses and commissions of any such Chapter 7 trustee) or such other amount as shall be set forth in the Final Financing Order and agreed to in writing by the Administrative Agent (the "Priority Professional Expense Cap"); provided, further, that prior to the occurrence of an Event of Default any payments actually made to such professionals under 11 U.S.C. ss.ss. 330 and 331 in respect of fees and expenses incurred shall not reduce the Priority Professional Expense Cap; and provided, further, that the agreement to a limited priority for Priority Professional Expenses shall not waive any right of the Lenders or the Administrative Agent to object to fees and expenses constituting such Priority Professional Expenses;

     second, all Obligations; and

     third, all other allowed administrative expense claims.

     "Agreement" means the Debtor-In-Possession Credit Agreement to which this Annex A is attached, as from time to time amended, modified or restated.

     "Anniversary Date" means each anniversary of the Closing Date.

     "Applicable Margin" means

          (a)  with  respect  to  Base  Rate  Revolving   Loans  and  all  other
     Obligations (other than LIBOR Rate Revolving Loans), 1.375%; and

          (b) with respect to LIBOR Rate Revolving Loans, 2.875%;

provided, however, that, subject to the immediately succeeding proviso, if EBITDA for any test period set forth below (each, a "Test Period") shall be greater than the amount set forth opposite such Test Period, then for the period commencing on the date (each, a "Calculation Date") that is the first day of the first calendar month following the date on which Financial Statements are required to be delivered to the Administrative Agent pursuant to Section 5.2(c) as at and for the fiscal month ending on the last day of such Test Period and until the day immediately preceding the next Calculation Date the Applicable Margin shall be reduced to 1.00% (in the case of clause (a) above) and to 2.50% (in the case of clause (b) above); and provided, further, that if the Financial Statements referred to above are not delivered on or prior to the date required hereunder for delivery of such Financial Statements, then the Applicable Margins shall be 1.375% (in the case of clause (a) above) and 2.875% (in the case of clause (b) above) until the next reduction of the Applicable Margin, if any, in accordance with the immediately preceding proviso. Any adjustment in the Applicable Margins shall be applicable to all existing Revolving Loans, Letters of Credit and other Obligations as well as any new Revolving Loans, Letters of Credit and other Obligations made, issued, incurred or owing.

                           Test Period                             Amount
                           -----------                             -------
                 Six consecutive fiscal month period            $23,650,000
                 ending on April 2, 2006

                           Test Period                             Amount
                           -----------                             -------
                 Seven consecutive fiscal month period           28,490,000
                 ending on April 30, 2006

                 Eight consecutive fiscal month period           33,220,000
                 ending on May 28, 2006

                 Nine consecutive fiscal month period            38,720,000
                 ending on July 2, 2006

                 Ten consecutive fiscal month period             42,570,000
                 ending on July 30, 2006

                 Eleven consecutive fiscal month period          48,400,000
                 ending on August 27, 2006

                 Twelve consecutive fiscal month period          55,440,000
                 ending on October 1, 2006

                 Twelve consecutive fiscal month period          54,890,000
                 ending on October 29, 2006

                 Twelve consecutive fiscal month period          55,110,000
                 ending on December 3, 2006

                 Twelve consecutive fiscal month period          60,280,000
                 ending on December 31, 2006

                 Twelve consecutive fiscal month period          60,610,000
                 ending on January 28, 2007

                 Twelve consecutive fiscal month period          62,260,000
                 ending on February 25, 2007


     "Arranger" has the meaning specified in the introductory paragraph hereof.

     "Assignee" has the meaning specified in Section 11.2(a).

     "Assignment and Acceptance" has the meaning specified in Section 11.2(a).

     "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Administrative Agent.

     "Availability" means, with respect to a Borrower, at any time (a) the lesser of (i) the Maximum Revolver Amount minus the portion of the Aggregate Revolver Outstandings at such time relating to extensions of credit made (or, in the case of Pending Revolving Loans, to be made) to or for the account of the other Borrowers and (ii) the Borrowing Base of such Borrower (or, in the case of Foamex, the aggregate Borrowing Bases of Foamex and Foamex Canada), minus (b) in the case of Foamex, Reserves (including, without limitation, the Carve-Out Reserve) for Carve-Out Expenses (whether or not an Event of Default exists), claims against the Bank, any Lender, any Prepetition Lender, the Prepetition Administrative Agent or either Agent under Section 506(c) of the Bankruptcy Code and other claims that the Administrative

Agent reasonably  believes could have priority over any of the Obligations minus
(c) all other Reserves with respect to such Borrower (or, in the case of Foamex, Reserves with respect to Foamex and Foamex Canada) other than Reserves deducted in the calculation of the Borrowing Base of such Borrower (or, in the case of Foamex, the aggregate Borrowing Bases of Foamex and Foamex Canada), minus (d) the portion of the Aggregate Revolver Outstandings at such time relating to extensions of credit made (or, in the case of Pending Revolving Loans, to be made) to or for the account of such Borrower, minus (e) an amount equal to all accounts payable of such Borrower (or, in the case of Foamex, all accounts payable of Foamex or Foamex Canada) which are not paid within such Borrower's (or in the case of accounts payable of Foamex Canada, in Foamex Canada's) ordinary course of business for payment of such accounts payable consistent with past business practice.

     "B Term Loans" means the "Term Loans" as defined in the Term Loan B Agreement.

     "Bank" means Bank of America, N.A., a national banking association, or any successor entity thereto.

     "Bank Product Reserves" means all reserves which the Administrative Agent from time to time establishes in its reasonable discretion for the Bank Products then provided or outstanding.

     "Bank Products" means any one or more of the following types of services or facilities extended to any Loan Party by the Bank or any Affiliate of the Bank or any other Lender (or any of its Affiliates) reasonably acceptable to the Administrative Agent (it being agreed by the Administrative Agent that each of the Lenders party to this Agreement (and their respective Affiliates) on the Closing Date is reasonably acceptable to the Administrative Agent): (i) credit cards; (ii) ACH Transactions; (iii) cash management, including controlled disbursement services; and (iv) Hedge Agreements.

     "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. ss. 101 et seq.).

     "Bankruptcy Court" has the meaning specified in the recitals hereto.

     "Bankruptcy Expenses" means all of the following (to the extent deducted in the determination of Adjusted Net Earnings from Operations at any time prior to the Stated Termination Date): fees and expenses incurred by any Loan Party relating to the Chapter 11 Case or the Canadian Case, including, without limitation, (i) attorneys' and accountants' fees, costs of appraisals and other related fees and expenses incurred in connection with the Chapter 11 Case or the Canadian Case by any Loan Party or any other interested Person which is payable by any Loan Party, including any such fees or expenses incurred prior to the Filing Date and (ii) fees paid by any Loan Party to a restructuring advisor or any other consultants or investment advisors hired or engaged by or for the benefit of any Loan Party or any interested Person which is payable by any Loan Party; provided, that, in any event, Bankruptcy Expenses shall not include any restructuring charges or any discontinued operations charges.

     "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

     "Base Rate Loans" means, collectively, the Base Rate Revolving Loans.

     "Base Rate Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

     "Blocked Account" or "Lockbox Account" means any bank account of a Loan Party that is subject to a Blocked Account Agreement.

     "Blocked Account Agreement" means an agreement among a Loan Party, the Administrative Agent and a Clearing Bank, in form and substance reasonably satisfactory to the Administrative Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral, including, inter alia, a collection account agreement and a springing blocked account agreement.

     "Book Manager" has the meaning specified in the introductory paragraph hereof.

     "Borrower" and "Borrowers" have the meanings specified in the introductory paragraph hereof.

     "Borrowing" means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to a Borrower or by the Bank in the case of a Borrowing to a Borrower funded by Non-Ratable Loans or by the Administrative Agent in the case of a Borrowing to a Borrower consisting of an Agent Advance, or the issuance of a Letter of Credit hereunder.

     "Borrowing Base" means, with respect to a Borrower or Foamex Canada, at any time, an amount equal to (a) the sum of (A) up to eighty-five (85%) of the Net Amount of Eligible Accounts of such Borrower or Foamex Canada, as the case may be; plus (B) up to the lesser of (i) seventy percent (70%) of the value of Eligible Inventory of such Borrower or Foamex Canada, as the case may be, valued at the lower of cost (on a first-in, first-out basis) or market and (ii) eighty-five percent (85%) of the Orderly Liquidation Value of Eligible Inventory of such Borrower or Foamex Canada, as the case may be, plus (C) in the case of Foamex, up to an amount equal to (i) the lesser of (x) $42,000,000 and (y) the Fixed Assets Value minus (ii) $1,312,500 on the first Business Day of Foamex's April 2006 fiscal month and an additional $1,312,500 on the first Business Day of each of Foamex's July, October, January and April fiscal months thereafter; minus (b) Permanent Reserves established against such Borrower or Foamex Canada, as the case may be, and other Reserves from time to time established by the Administrative Agent in its reasonable credit judgment with respect to such Borrower or Foamex Canada, as the case may be; provided, that the aggregate Revolving Loans and Letters of Credit advanced or issued against Eligible Inventory and Eligible Accounts of Foamex Canada shall not exceed $25,000,000.

     "Borrowing Base Certificate" means a certificate by a Responsible Officer of the applicable Borrower, substantially in the form of Exhibit B (or another form acceptable to the Administrative Agent) setting forth the calculation of the Borrowing Base of such Borrower (and in the case of Foamex, additionally of Foamex Canada), including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Administrative Agent, as such certificate may be updated in accordance with Section 5.2(n). All calculations of the Borrowing Base of a Borrower (and in the case of Foamex, additionally of Foamex Canada) in connection with the preparation of any Borrowing Base Certificate shall originally be made by such Borrower, and certified to the Administrative Agent; provided, that the Administrative Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculation is not in accordance with this Agreement.

     "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in New York, New York or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

     "Canadian Bankruptcy Court" means the Ontario Superior Court of Justice (Commercial List).

     "Canadian Case" has the meaning specified in the recitals hereto.

     "Canadian Effective Date" means the date the CCAA Order becomes final without further ability to appeal.

     "Canadian Guarantee" means the Guarantee, dated as of the date hereof, made by Foamex Canada in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders.

     "Canadian Security Agreement" means, collectively, the General Security Agreement and the Deed of Hypothec, or any of them, each dated as of or about the date hereof, between Foamex Canada and the Administrative Agent for the benefit of the Administrative Agent and the Lenders.

     "Canadian Security Documents" means the Canadian Security Agreement and any
other   agreements   entered  into  by  Foamex  Canada  pursuant  to  which  the
Administrative Agent has been granted a Lien to secure any of the Obligations.

     "Canadian Subsidiary" means any direct or indirect Subsidiary of the Parent which is organized or amalgamated under the laws of Canada or any province thereof.

     "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

     "Capital Expenditures" means all payments due (whether or not paid during any fiscal period) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges, all in accordance with GAAP. Notwithstanding the foregoing, none of the following shall be deemed to be a Capital Expenditure:
(i) any expenditure made with insurance and condemnation proceeds in accordance with Section 7.6(ii) and (ii) any expenditure made to replace, repair, restore or rebuild Fixed Assets in accordance with Section 7.6(ii) funded with Revolving Loans, but solely to the extent insurance or condemnation proceeds in respect of the Fixed Assets replaced, repaired, restored or rebuilt are subsequently received by Foamex or its applicable Subsidiaries and applied to repay Revolving Loans in the manner specified in Section 7.6(ii) (such exclusion under this clause (ii) to apply retroactively to the fiscal period in which such expenditure was originally made).

     "Capital Lease" means any lease of property by the Parent or any of its Subsidiaries which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of the Parent or such Subsidiary.

     "Carve-Out Expenses" means those amounts, fees, expenses and claims set forth in clause first of the definition of the term "Agreed Administrative Expense Claim Priorities."

     "Carve-Out Reserve" means at any time an amount equal to $3,000,000 or such other amount as shall be set forth as the Priority Professional Expense Cap in the Final Financing Order and agreed to in writing by the Administrative Agent.

     "Cash Flow Forecast" means the Initial Cash Flow Forecast and each cash flow forecast delivered to the Administrative Agent pursuant to Section 5.2(t).

     "CCAA" means the Companies' Creditors Arrangement Act (Canada).

     "CCAA Order" means the order of the Canadian Bankruptcy Court in form, scope and substance satisfactory to the Administrative Agent and the Majority Lenders approving the Canadian Case, including, if applicable, an initial order of the Canadian Bankruptcy Court in connection with full CCAA proceedings of Foamex Canada.

     "Change of Control" means any of the following: (i) any Person acting alone or in concert with one or more other Persons shall have acquired beneficial ownership, directly or indirectly, of securities of the Parent (or other securities convertible into such securities) representing 25% or more of the combined voting power of all securities of the Parent entitled to vote in the election of members of the governing body of the Parent, (ii) the occurrence of a change in the composition of the governing body of the Parent such that a majority of the members of any such governing body (x) were not members of such governing body on the Closing Date or (y) were not nominated for election or elected to such governing body with the affirmative vote of a majority of the members who were either members of such governing body on the Closing Date or whose nomination or election was previously so approved, or (iii) the Parent shall cease to own, directly or indirectly, 100% of the capital stock or other equity interests of each of the Loan Parties (other than the Parent) and each of the Mexican Subsidiaries, in each instance except to the extent permitted under Section 7.11(v), free and clear of all Liens (other than (x) Liens created under the Loan Documents in favor of the Administrative Agent, (y) Liens created under the Term Loan B Documents in favor of the Term Loan B Agent and (z) Liens created under the Senior Secured Note Indenture or related documents in favor of the trustee thereunder in its capacity as collateral agent). As used herein, the term "beneficially own" or "beneficial ownership" shall have the meaning set forth in the Exchange Act and the rules and regulations promulgated thereunder.

     "Chapter 11 Case" has the meaning specified in the recitals hereto.

     "Chattel Paper" means, with respect to a Loan Party, all of such Loan Party's now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

     "China Joint Venture" means the joint venture established by Foamex in connection with the Foamex China Transaction.

     "Clearing Bank" means the Bank or any other U.S. or Canadian banking institution with whom a Payment Account has been established that is subject to a Blocked Account Agreement.

     "Closing Date" means the date of this Agreement.

     "Closing Fee" has the meaning specified in Section 2.4.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" means all of each Loan Party's real and personal property and all other assets of any Person, in each case from time to time subject to the Agent's Liens securing payment or performance of any of the Obligations (including, without limitation, the property or interests therein of the Loan Parties in which a Lien is created pursuant to any of the Financing Orders).

     "Collateral Account" has the meaning specified in Section 7.6(ii).

     "Commitment" means, at any time with respect to a Lender, the Revolving Credit Commitment of such Lender.

     "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any hazardous, toxic, dangerous or regulated constituent of any such substance or waste.

     "Contingent Obligations at Termination" means, at the time of the termination of this Agreement, Obligations either (i) constituting contingent indemnification obligations with respect to events, acts or conditions that (x) occur after (and do not exist at the time of such termination) or (y) as to which none of the Loan Parties, the Administrative Agent nor any of the Lenders have knowledge at the time of such termination or (ii) in respect of cash-management services not yet due.

     "Continuation/Conversion Date" means the date on which a Loan is converted into or continued as a LIBOR Rate Loan.

     "Credit Support" has the meaning specified in Section 1.4(a).

     "Creditors' Committee" has the meaning specified in clause first of the definition of the term "Agreed Administrative Expense Claim Priorities".

     "Debt" means, without duplication, all liabilities, obligations and indebtedness of the Parent or any of its Subsidiaries to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables, but including without limitation and in any event (a) all Obligations; (b) all obligations and liabilities of any Person secured by any Lien on the property of the Parent or any of its Subsidiaries, even though the Parent or such Subsidiary shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Parent or such Subsidiary, as the case may be, prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by the Parent or any of its Subsidiaries, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Parent or such Subsidiary, as the case may be, prepared in accordance with GAAP; (d) all obligations and liabilities under Guaranties of Debt; (e) the present value (discounted at the Base Rate) of lease payments due under synthetic leases; (f) all obligations of the Parent or any of its Subsidiaries evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (g) all obligations or liabilities, contingent or otherwise, of the Parent or any of its Subsidiaries in respect of letters of credit, acceptances and similar facilities; and (h) all obligations and liabilities, calculated on a basis satisfactory to the Administrative Agent and in accordance with accepted practice, of the Parent or any of its Subsidiaries under Hedge Agreements. Without duplication of any of the foregoing, the Debt of the Parent or any Domestic Subsidiary shall include the Debt of any partnership of or joint venture in which the Parent or such Domestic Subsidiary, as the case may be, (x) is a general partner or a joint venturer and
(y) is liable for the Debt of such partnership or joint venture.

     "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived or otherwise remedied during such time) constitute an Event of Default.

     "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, the Default Rate shall result in an increase in the Letter of Credit Fee by 2 percentage points per annum.

     "Defaulting Lender" has the meaning specified in Section 12.15(c).

     "Deposit Accounts" means all deposit accounts as such term is defined in the UCC, now or hereafter held in the name of a Loan Party.

     "Designated Account" has the meaning specified in Section 1.2(c).

     "Distribution" means, in respect of any Person: (a) the payment or making of any dividend or other distribution of property in respect of capital stock or other equity interests (or any options or warrants for, or other rights with respect to, such stock or other equity interests) of such Person, other than distributions in capital stock or other equity interests (or any options or warrants for such stock or other equity interests) of the same class or common stock; or (b) the redemption or other acquisition by such Person or any of its Subsidiaries or Affiliates of any capital stock or other equity interests (or any options or warrants for such stock or other equity interests) of such Person.

     "Documents" means, with respect to a Loan Party, all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by such Loan Party.

     "DOL" means the United States Department of Labor or any successor department or agency.

     "Dollar" and "$" mean dollars in the lawful currency of the United States. Unless otherwise specified, all payments under this Agreement shall be made in Dollars.

     "Domestic Subsidiary" means any direct or indirect Subsidiary of the Parent which is incorporated or organized under the laws of any state of the United States of America or the District of Columbia.

     "EBITDA" means, with respect to any fiscal period of Foamex, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, (i) interest expense, (ii) Federal, state, local and foreign income taxes, (iii) restructuring charges and discontinued operations charges incurred after the Filing Date; provided that in the case of a cash restructuring charge or a cash discontinued operations charge, such charge is either budgeted in the Initial DIP Projections or, if not so budgeted, the aggregate amount of such non-budgeted cash charges paid during that fiscal period does not exceed $2,000,000, (iv) depreciation and amortization expense, (v) other non-cash charges, (vi) fees and expenses incurred in connection with closing the credit facilities contemplated by this Agreement and the Term Loan B Agreement and (vii) Bankruptcy Expenses.

     "Eligible Accounts" means, with respect to a Borrower or Foamex Canada, the Accounts of such Borrower or Foamex Canada, as the case may be, which the Administrative Agent in the exercise of its reasonable commercial discretion determines to be Eligible Accounts. Without limiting the discretion of the Administrative Agent to establish other criteria of ineligibility, Eligible Accounts of a Borrower or Foamex Canada shall not, unless the Administrative Agent in its sole discretion elects, include any Account of such Borrower or Foamex Canada, as the case may be:

          (a) with respect to which more than 120 days have elapsed since the date of the original invoice therefor or which is more than 60 days past due from the original invoice due date;

          (b) with respect to which any of the representations, warranties, covenants or agreements contained in the U.S. Security Agreement or Canadian Security Agreement, as applicable, are incorrect or have been breached;

          (c) with respect to which Account (or any other Account due from such Account Debtor, whether owing to such Borrower or Foamex Canada or any other Borrower), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received and either (i) presented for payment and returned uncollected because of closure of the account on which the item was drawn or (ii) twice presented for payment and returned uncollected for insufficient funds or
     (iii) after first being presented for payment and returned uncollected for insufficient funds such Borrower or Foamex Canada, as the case may be, failed to promptly present for a second time such check, promissory note, draft, trade acceptance or other instrument for payment;

          (d) which represents a progress billing (as hereinafter defined); for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon such Borrower's or Foamex Canada's, as the case may be, completion of any further performance under the contract or agreement;

          (e) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, consolidation, adjustment of debts, adjudication as a bankrupt, winding-up or other relief under the bankruptcy, insolvency, winding-up, liquidation or similar laws of the United States or any state or territory thereof, of Canada or any province thereof, or of any other foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Bankruptcy Code or "trustee" under the Bankruptcy and Insolvency Act of Canada; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States, Canada or otherwise, including applicable corporate statutes, the Bankruptcy and Insolvency Act of Canada and the Companies' Creditors Arrangement Act of Canada) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

          (f) if fifty percent (50%) or more of the aggregate Dollar amount (with any Account payable in Canadian dollars being converted to Dollars for this purpose) of outstanding Accounts owed at such time to the Borrowers and Foamex Canada by the Account Debtor thereon is classified as ineligible under one or more of the other criteria set forth in the definition of "Eligible Accounts" (other than clause (j) thereof);

          (g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States of America or Canada; or (ii) is not organized under the laws of the United States of America or Canada or any state or province thereof, as the case may be; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality or other political subdivision thereof, or of any department, agency, public corporation or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit satisfactory to the Administrative Agent in its discretion;

          (h) owed by an Account Debtor which is an Affiliate or employee of any Borrower or Foamex Canada;

          (i) except as provided in clause (k) below, with respect to which either the perfection, enforceability or validity of the Agent's Liens in such Account, or the Administrative Agent's right or ability to obtain direct payment to the Administrative Agent of the proceeds of such Account, is governed by any federal, provincial, state or local statutory requirements other than those of the UCC (in the case of a Borrower) or the PPSA or Civil Code of Quebec (in the case of Foamex Canada);

          (j) owed by an Account Debtor to which any Borrower or any of its Subsidiaries is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Administrative Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor (whether such Account is owing to such Borrower or Foamex Canada, as the case may be, or any other Borrower); but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

          (k) owed by the government of the United States of America or Canada, or any department, agency, public corporation or other instrumentality thereof, except if such Account is owed to a Borrower by the government of the United States or any department, agency, public corporation or other instrumentality thereof to the extent the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727 et seq.), and any other steps necessary to perfect the Agent's Liens therein, have been complied with to the Administrative Agent's satisfaction with respect to such Account;

          (l) owed by any state, province, municipality or other political subdivision of the United States of America or Canada, or any department, agency, public corporation or other instrumentality thereof, in each case, as to which the Administrative Agent determines that its Lien therein is not or cannot be perfected;

          (m) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or other repurchase or return basis;

          (n) which Account (or any other Account due from such Account Debtor, whether owing to such Borrower or Foamex Canada or any other Borrower) is evidenced by a promissory note or other instrument or by chattel paper;

          (o) if the Administrative Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is materially impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

          (p) with respect to which the Account Debtor is located in any state or province requiring the filing of a Notice of Business Activities Report or similar report in order to permit such Borrower or Foamex Canada, as the case may be, to seek judicial enforcement in such state or province of payment of such Account, unless such Borrower, or Foamex Canada, as the case may be, (i) has qualified to do business in such state or province or has filed a Notice of Business Activities Report or equivalent report for the then current year or (ii) the failure to have done so may be cured (both prospectively with respect to after arising Accounts and retroactively with respect to existing Accounts) by payment of a nominal amount and/or the filing of the requisite applications and reports;

          (q) which arises out of a sale not made in the ordinary course of such Borrower's or Foamex Canada's, as applicable, business;

          (r) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by such Borrower or Foamex Canada, as the case may be, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

          (s) owed by an Account Debtor which, together with any Affiliates of such Account Debtor, is obligated to the Borrowers and Foamex Canada respecting Accounts the aggregate unpaid balance of which exceeds (i) in the case of any Account Debtor other than Johnson Controls, Inc., twenty percent (20%) of the aggregate unpaid balance of all Eligible Accounts owed to the Borrowers and Foamex Canada at such time by all of the Borrowers' and Foamex Canada's Account Debtors, or (ii) in the case of Johnson Controls, Inc., thirty percent (30%) of the aggregate unpaid balance of all Eligible Accounts owed to the Borrowers and Foamex Canada at such time by all of the Borrowers' and Foamex Canada's Account Debtors, but in each case only to the extent of such excess;

          (t) which is not subject to a first priority (after giving effect to the Financing Orders) and perfected security interest in favor of the Administrative Agent for the benefit of the Lenders;

          (u) with respect to which an invoice has not been mailed or otherwise transmitted to the applicable Account Debtor; or

          (v) which is not payable in Dollars or Canadian dollars.

     If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

     "Eligible Assignee" means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000;
(b) any Lender listed on the signature page of this Agreement; (c) any Affiliate of any Lender and (d) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Administrative Agent.

     "Eligible Inventory" means, with respect to a Borrower or Foamex Canada, Inventory of such Borrower or Foamex Canada, as the case may be, which the Administrative Agent, in its reasonable discretion, determines to be Eligible Inventory. Without limiting the discretion of the Administrative Agent to establish other criteria of ineligibility, Eligible Inventory of a Borrower or Foamex Canada shall not, unless the Administrative Agent in its sole discretion elects, include any Inventory of such Borrower or Foamex Canada, as the case may be:

          (a) that is not owned by such Borrower or Foamex Canada, as the case may be;

          (b) that is not subject to the Agent's Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever (other than the Liens described in clauses (a), (d), (h) or (j) of the definition of Permitted Liens provided that such Permitted Liens (i) are junior in priority or subordinated to the Agent's Liens or subject to Reserves and
     (ii) do not impair directly or indirectly the ability of the Administrative Agent to realize on or obtain the full benefit of the Collateral);

          (c) except as expressly provided in clause (d)(i) below, that does not consist of finished goods (other than trim scrap in an amount not to exceed $6,500,000 in the aggregate for all Borrowers and Foamex Canada) or raw materials;

          (d) that consists of (i) work-in-process in an amount in excess of $20,500,000 in the aggregate for all Borrowers and Foamex Canada, (ii) samples, (iii) prototypes, (iv) supplies, or (v) packing and shipping materials;

          (e) that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority having regulatory authority over such goods, their use or sale;

          (f) that is not currently either usable or salable, at prices approximating at least cost, in the normal course of such Borrower's or Foamex Canada's, as applicable, business, or that is slow moving, stale or defective;

          (g) that is obsolete or returned or repossessed or used goods taken in trade;

          (h) that is located outside the United States of America or Canada (or that is in-transit from vendors or suppliers, other than chemicals in transit from a chemical manufacturing plant, terminal or storage facility of a non-Affiliated Person located in the United States or Canada to a manufacturing plant of such Borrower or Foamex Canada, as the case may be, located in the United States or Canada and, in each instance, as to which chemicals such Borrower or Foamex Canada, as the case may be, has good and marketable title thereto; provided, that the amount of all such in-transit Inventory shall not exceed $15,000,000 in the aggregate for the Borrowers and Foamex Canada);

          (i) that is located in a public warehouse or in possession of a bailee or in a facility leased by such Borrower or Foamex Canada, as the case may be, if either (A) the warehouseman, or the bailee or the lessor has not delivered to the Administrative Agent, if requested by the Administrative Agent, a subordination agreement in form and substance satisfactory to the Administrative Agent or (B) a Reserve for rents or storage charges has not been established for Inventory at that location;

          (j) that contains or bears any Proprietary Rights licensed to a Borrower or Foamex Canada by any Person, if the Administrative Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the U.S. Security Agreement or the Canadian Security Agreement, as applicable, and Section 9.2 without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, as to which such Borrower or Foamex Canada, as applicable, has not delivered to the Administrative Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Administrative Agent if requested;

          (k) that is not reflected in the details of a current physical or perpetual inventory report; or

          (l) that is Inventory placed on consignment.

     If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

     "Emergence Financing Term Sheet" means the Emergence Financing Term Sheet attached as Exhibit C hereto.

     "Entry Date" means the date on which the Interim Financing Order is entered by the Bankruptcy Court.

     "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for a Release or injury to the environment.

     "Environmental Compliance Reserve" means any reserve which the Administrative Agent establishes in its reasonable discretion after prior written notice to the Borrowers (or Foamex on behalf of the Borrowers) from time to time for amounts that are reasonably likely to be expended by any Borrower or Foamex Canada in order for such Borrower or Foamex Canada, as the case may be, and its operations and property (a) to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws, or (b) to correct any such material non-compliance identified in a report delivered to the Administrative Agent and the Lenders pursuant to Section 7.7.

     "Environmental Laws" means all federal, state, provincial, municipal, local or foreign laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

     "Environmental Lien" means a Lien in favor of any Governmental Authority or any other Person for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

     "Equipment" means, with respect to a Loan Party or a Mexican Subsidiary, all of such Loan Party's or such Mexican Subsidiary's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by such Loan Party or such Mexican Subsidiary and all of such Loan Party's or such Mexican Subsidiary's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

     "Equipment Appraisal" means (a) on the Closing Date and until the first appraisal of Equipment of each Borrower and Foamex Canada is delivered to the Administrative Agent pursuant to Section 5.2(p), the appraisal prepared by Hilco Appraisal Services, LLC dated

September 13, 2005 and (b) thereafter, each Equipment Appraisal delivered to the Administrative Agent pursuant to Section 5.2(p).

     "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA Event" means (a) a Reportable Event or Termination Event with respect to a Pension Plan, (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or an employer under the PBA or other law or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA or other law, (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multi-employer Plan or plan regulated or governed by the PBA or other applicable legislation or notification that a Multi-employer Plan or plan regulated or governed by the PBA is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA or other law, or the commencement of proceedings by the PBGC or other applicable Governmental Authority to terminate a Pension Plan or Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA or other law for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, the PBA or other applicable legislation of any jurisdiction, upon any Loan Party or any ERISA Affiliate, or (g) with respect to any Plan of Foamex Canada, any failure to make a mandatory contribution in respect of such Plan.

     "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Base Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Event of Default" has the meaning specified in Section 9.1.

     "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

     "Excluded   Taxes"  means  (A)  Taxes  imposed  on,  or  measured  by,  the recipient's net income imposed by a Governmental Authority as a result of a present or former connection (other than solely as a result of the execution, delivery, performance, filing, recording, or enforcement of this Agreement or any of the other Loan Documents) between the recipient and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein, and (B) any franchise tax or any branch profits tax imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (A) above.

     "FDIC"  means  the  Federal   Deposit   Insurance   Corporation,   and  any
Governmental Authority succeeding to any of its principal functions.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Administrative Agent.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "Fee Letter" has the meaning specified in Section 2.4.

     "Filing Date" means the date on which the Chapter 11 Case is commenced.

     "Final Financing Order" means an order of the Bankruptcy Court in form, scope and substance reasonably acceptable to the Administrative Agent and the Majority Lenders finally approving this Agreement and the other Loan Documents, as such order may be amended, modified or supplemented from time to time with the express written joinder and consent of the Administrative Agent, the Majority Lenders and Foamex and the approval of the Bankruptcy Court, which order has not been vacated, appealed with respect to the question of whether the Administrative Agent or any Lender is a good faith lender under Section 364(e) of the Bankruptcy Code, reversed, stayed, modified or supplemented.

     "Final Financing Order Date" means the date (which shall be no later than the earlier of (x) November 15, 2005 and (y) forty-five (45) days after the Filing Date) on which the Final Financing Order shall have been duly entered by the Bankruptcy Court and shall be in full force and effect, and shall not have been vacated, appealed with respect to the question of whether the Administrative Agent or any Lender is a good faith lender under Section 364(e) of the Bankruptcy Code, reversed, stayed, modified or amended, absent written consent of the Administrative Agent, the Majority Lenders and Foamex.

     "Final Order" means an order of the Bankruptcy Court or the Canadian Bankruptcy Court (a) as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending, or (b) if an appeal, notice of appeal, writ of certiorari, reargument or rehearing thereof has been filed or sought, such order of the Bankruptcy Court or the Canadian Bankruptcy Court, as the case may be, shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move or reargument or rehearing shall have expired; provided, however, that, with respect to an order of the Bankruptcy Court, the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Federal Rules of Bankruptcy Procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

     "Financial Statements" means, according to the context in which it is used, the financial statements referred to in Sections 5.2 and 6.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

     "Financing Orders" means, collectively, the Interim Financing Order, the Final Financing Order and the CCAA Order.

     "First Day Orders" means all orders entered by the Bankruptcy Court on the Filing Date or within five (5) Business Days of the Filing Date or based on motions filed on the Filing Date, in each case, which are reasonably acceptable to the Administrative Agent.

     "Fiscal Year" means Foamex's fiscal year for financial accounting purposes. The current Fiscal Year of Foamex will end on January 1, 2006.

     "Fixed Assets" means the Equipment and Real Estate of the Loan Parties and the Mexican Subsidiaries.

     "Fixed Assets Value" means, at any time, the sum of (i) sixty percent (60%) of the fair market value of the Real Estate owned by each Borrower and Foamex Canada in which the Administrative Agent has a first priority perfected Lien (after giving effect to the Financing Orders), as such fair market value is set forth in the then most recent Real Estate Appraisal delivered to the Administrative Agent and (ii) eighty-five percent (85%) of the orderly liquidation value of the Equipment of each Borrower and Foamex Canada in which the Administrative Agent has a first priority perfected Lien (after giving effect to the Financing Orders), as such orderly liquidation value is set forth in the then most recent Equipment Appraisal delivered to the Administrative Agent.

     "FMXI"  means  FMXI,  Inc.,  a  Delaware   corporation  and  a  debtor  and
debtor-in-possession under Chapter 11 of the Bankruptcy Code.

     "Foamex" has the meaning specified in the introductory paragraph hereof.

     "Foamex Canada" means Foamex Canada Inc., a Canadian corporation and a debtor company and an applicant under the CCAA.

     "Foamex Capital" means Foamex Capital Corporation, a Delaware corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code.

     "Foamex China Transaction" means the formation of a joint venture company in the People's Republic of China by and between Foamex, or one of its Domestic Subsidiaries, and a Chinese entity to engage in acquisitions of existing polyurethane foam manufacturing businesses in Asian countries, primarily China, and to establish manufacturing facilities to supply polyurethane foam and related materials primarily for use in the automotive, bedding and furniture markets.

     "Foamex 9 7/8% Subordinated Note Indenture" means the Indenture, dated as of June 12, 1997, initially among Foamex, Foamex Capital, General Felt Industries, Inc., Foamex Fibers, Inc. and The Bank of New York, as Trustee, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Foamex 9 7/8% Subordinated Notes" means the 9 7/8% Senior Subordinated Notes due 2007 issued by Foamex Capital and Foamex in the aggregate principal amount of up to $150,000,000 and governed by the terms of the Foamex 9 7/8% Subordinated Note Indenture.

     "Foamex 13 1/2% Subordinated Note Indenture" means the Indenture, dated as of December 23, 1997, initially among Foamex, Foamex Capital, certain other companies and The Bank of New York, as Trustee, pursuant to which the Foamex 13 1/2% Subordinated Notes were issued, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Foamex 13 1/2% Subordinated Notes" means the 13 1/2% Senior Subordinated Notes due 2005 issued by Foamex and Foamex Capital pursuant to the terms of the Foamex 13 1/2% Subordinated Note Indenture, as such notes may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Foreign Subsidiary" means any direct or indirect Subsidiary of the Parent which is not a Domestic Subsidiary.

     "Funding Date" means the date on which a Borrowing occurs.

     "GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date. If any change in the accounting principles used in the preparation of the most recent Financial Statements delivered to the Administrative Agent hereunder are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by Foamex with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the covenants, standards or terms found in this Agreement, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by Foamex shall be the same after such changes as if such changes had not been made; provided, however, that no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Majority Lenders and Foamex, to so reflect such change in accounting principles.

     "General Intangibles" means, with respect to a Loan Party, all of such Loan Party's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of such Loan Party of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Loan Party in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to such Loan Party from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Loan Party is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Loan Party.

     "Goods" means, with respect to a Loan Party, all goods as defined in the UCC or PPSA, as applicable, now owned or hereafter acquired by such Loan Party, wherever located, including embedded software to the extent included in "goods" as defined in the UCC or PPSA, as applicable, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

     "Governmental Authority" means any nation or government, any state, locality, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing and any department, agency, board, commission, tribunal, committee or instrumentality of any of the foregoing.

     "Guarantor" means the Parent, FMXI, each Borrower, each of the present and future Domestic Subsidiaries and Canadian Subsidiaries of Foamex and Foamex Canada.

     "Guaranty" or "Guarantee" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

     "Hedge Agreement" means any and all transactions, agreements or documents now existing or hereafter entered into, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging a Loan Party's or a Mexican Subsidiary's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

     "Indemnified Liabilities" has the meaning specified in Section 14.11.

     "Indemnified Taxes" means all Taxes other than Excluded Taxes.

     "Initial Cash Flow Forecast" has the meaning specified in Section 8.1(p).

     "Initial DIP Projections" has the meaning specified in the term "Latest Projections".

     "Instruments" means, with respect to a Loan Party, all instruments as such term is defined in the UCC, now owned or hereafter acquired by such Loan Party.

     "Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending
(subject to clause (i) of the proviso at the end of Section 1.2(b)(i)) on the date one, two or three months (or, solely during the period commencing on the Closing Date and ending on the Final Financing Order Date, seven days) thereafter as selected by the applicable Borrower in its Notice of Borrowing, in the form attached hereto as Exhibit D, or Notice of Continuation/Conversion, in the form attached hereto as Exhibit E, provided that:

     (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

     (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

     (c) no Interest Period shall extend beyond the Stated Termination Date.

     "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.

     "Interim Financing Order" means the order of the Bankruptcy Court substantially in the form attached hereto as Exhibit A, as such order may be amended, modified or supplemented from time to time with the express written consent of the Administrative Agent, the Majority Lenders and Foamex and the approval of the Bankruptcy Court.

     "Interim Financing Order Date" means September 20, 2005.

     "Inventory" means, with respect to a Loan Party or a Mexican Subsidiary, all of such Loan Party's or such Mexican Subsidiary's now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in such Loan Party's or such Mexican Subsidiary's, as the case may be, business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

     "Inventory Appraisal" means (a) on the Closing Date and until the first appraisal of Inventory of each Borrower and Foamex Canada is delivered to the Administrative Agent pursuant to Section 5.2(o), the appraisal prepared by Hilco Appraisal Services, LLC dated August 2, 2005 and (b) thereafter, each Inventory Appraisal delivered to the Administrative Agent pursuant to Section 5.2(o).

     "Investment Property" means, with respect to a Loan Party, all of such Loan Party's right title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

     "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

     "Joint Ventures" means, collectively, Foamex Asia Co., Ltd., AS Univa, Prefoam A.G., Verifoam International Limited and any other joint venture (other than the China Joint Venture) entered into by any Loan Party at any time.

     "Latest Projections" means: (a) on the Closing Date and thereafter until the Administrative Agent receives new projections pursuant to Section 5.2(f), the DIP projections of Foamex and its Subsidiaries' financial condition, results of operations, and cash flows on a consolidated basis, for the period commencing on January 3, 2005 and ending on December 28, 2008 and delivered to the Administrative Agent prior to the Closing Date (the "Initial DIP Projections") attached hereto as Exhibit G; and (b) thereafter, the projections most recently received by the Administrative Agent pursuant to Section 5.2(f).

     "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Administrative Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Non-Ratable Loan outstanding; provided that no such Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender's Pro Rata Share.

     "Letter of Credit" has the meaning specified in Section 1.4(a).

     "Letter of Credit Fee" has the meaning specified in Section 2.6.

     "Letter of Credit Issuer" means the Bank or any Affiliate of the Bank or any other financial institution approved by Foamex that issues any Letter of Credit pursuant to this Agreement.

     "Letter-of-Credit   Rights"   means,   with   respect  to  a  Loan   Party,
letter-of-credit rights as such term is defined in the UCC, now owned or hereafter acquired by such Loan Party, including rights to payments or performance under a letter of credit, whether or not such Loan Party, as beneficiary, has demanded or is entitled to demand payment or performance.

     "Letter of Credit Subfacility" means $40,000,000.

     "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate Loan, the first day of each month and the last day of each Interest Period applicable to such Loan and the Termination Date.

     "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans, the rate of interest per annum determined pursuant to the following formula:

                  LIBOR Rate  =             Offshore Base Rate
                                 -----------------------------------------
                                    1.00 - Eurodollar Reserve Percentage

          Where,

          "Offshore Base Rate" means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one such rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by the Administrative Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Rate Loan comprising part of such Borrowing would be offered by the Bank's London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

     "LIBOR Rate Loans" means, collectively, the LIBOR Rate Revolving Loans.

     "LIBOR Rate Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

     "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, hypothec, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), (i) any reservation, exception, encroachment, easement, servitude, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting real property and (ii) additionally with respect to Foamex Canada, any other lien, charge, privilege, secured claim, hypothec, prior claim, title retention, garnishment right, deemed trust, encumbrance or other right affecting property of Foamex Canada, choate or inchoate, arising by any statute, act of law of any jurisdiction at common law or in equity or by agreement; and (c) any contingent or other agreement to provide any of the foregoing.

     "Loan Account" means, with respect to each Borrower, the loan account of such Borrower, which account shall be maintained by the Administrative Agent.

     "Loan  Documents"  means  this  Agreement,  the Fee  Letter,  the  Canadian
Guarantee, the Canadian Security Documents, the Senior Lenders Intercreditor Agreement, the U.S. Security Agreement, the Mortgages, the Blocked Account Agreements, the Interim Financing Order, the Final Financing Order, the CCAA Order and any other agreements, instruments and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

     "Loan Party" means each Borrower and each Guarantor.

     "Loans" means, collectively, all loans and advances provided for in Article 1.

     "Majority Lenders" means at any time Lenders whose Pro Rata Shares aggregate more than 50%.

     "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the assets, liabilities, business, properties, financial condition, results of operations or prospects of the Loan Parties, taken as a whole (other than the filing of the Chapter 11 Case and the events that typically result from the filing of such a case under Chapter 11 of the Bankruptcy Code as reasonably determined by the Administrative Agent and the Majority Lenders), or the Collateral, taken as a whole; (b) a material impairment of the ability of any Loan Party to perform under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

     "Maximum Rate" has the meaning specified in Section 2.3.

     "Maximum Revolver Amount" means $240,000,000, as such amount may be reduced from time to time in accordance with the terms hereof.

     "Mexican Security Documents" means, collectively, (i) the Acuna Mexican Pledge Agreement among Foamex, the Administrative Agent and the custodian party thereto and (ii) the Juarez Mexican Pledge Agreement among Foamex, the Administrative Agent and the custodian party thereto and all documents, agreements and instruments executed in connection with the foregoing, which in each case shall be in form and substance reasonably satisfactory to the Administrative Agent.

     "Mexican Subsidiaries" means, collectively, Grupo Foamex de Mexico, S.A. de C.V., Foamex de Mexico, S.A. de C.V., Foamex de Cuautitlan S.A. de C.V., Foamex de Juarez, S.A. de C.V. and Foamex de Acuna, S.A. de C.V., in each instance, so long as such entity is a Subsidiary of a Loan Party.

     "Mortgages" means and includes any and all of the mortgages, hypothecations, charges/mortgages of land, deeds of trust, deeds to secure debt, assignments and other instruments now or hereafter executed and delivered by any Loan Party to or for the benefit of the Administrative Agent by which the Administrative Agent, on behalf of the Lenders, acquires a Lien on Real Estate or a collateral assignment of any Loan Party's interest under leases of Real Estate, and all amendments, modifications and supplements thereto.

     "Multi-employer Plan" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Loan Party or any ERISA Affiliate.

     "Net Amount of Eligible Accounts" means, at any time with respect to a Borrower or Foamex Canada, the gross amount of Eligible Accounts of such Borrower or Foamex Canada, as the case may be, less, without duplication, sales, excise or similar taxes with respect to Accounts of such Borrower or Foamex Canada, as the case may be, and less returns, discounts, claims, credits and allowances, accrued rebates, offsets, deductions, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed with respect to such Eligible Accounts.

     "Net Proceeds" has the meaning specified in Section 3.4(a).

     "Non-Ratable  Loan" and "Non-Ratable  Loans" have the meanings specified in
Section 1.2(h).

     "Notice of Borrowing" has the meaning specified in Section 1.2(b).

     "Notice of Continuation/Conversion" has the meaning specified in Section 2.2(b).

     "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Loan Parties to the Administrative Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan

Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest (including, but not limited to, any interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed or allowable in whole or in part in any such proceeding), charges, expenses, fees, attorneys' fees, filing fees (including, but not limited to, any fees or expenses accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Loan Party, whether or not allowed or allowable in whole or in part as a claim in any such proceeding) and any other sums chargeable to any of the Loan Parties hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit (including, without limitation, Prepetition Letters of Credit) and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

     "Orderly Liquidation Percentage" means, with respect to Inventory of a Borrower or Foamex Canada at any time, the ratio (expressed as a percentage) computed by dividing (i)(x) if such percentage is being determined on the Closing Date or on any date prior to the first delivery of an Inventory Appraisal pursuant to Section 5.2(o), the net recovery value of the Inventory of such Borrower or Foamex Canada, as the case may be (which in any event shall give effect to all costs and expenses of liquidation) as set forth in the Inventory Appraisal delivered to the Administrative Agent prior to the Closing Date and (y) if such percentage is being determined on or after the date of the first delivery of an Inventory Appraisal pursuant to Section 5.2(o), the net recovery value of the Inventory of such Borrower or Foamex Canada, as the case may be (which in any event shall give effect to all costs and expenses of liquidation) as set forth in the Inventory Appraisal most recently delivered pursuant to Section 5.2(o) by (ii) the value of the Inventory of such Borrower or Foamex Canada, as the case may be, as set forth in the corresponding Inventory Appraisal.

     "Orderly Liquidation Value" means, with respect to the Eligible Inventory of a Borrower or Foamex Canada at any time, an amount equal to the product of
(i) the value of the Eligible Inventory of such Borrower or Foamex Canada, as the case may be, at such time valued at the lower of cost (on a first-in, first-out basis) or market, multiplied by (ii) the Orderly Liquidation Percentage in effect at such time.

     "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

     "Parent" has the meaning specified in the introductory paragraph hereof.

     "Participant" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement and who shall have entered into a participation agreement in form and substance satisfactory to such Lender in accordance with Section 11.2 of this Agreement.

     "Partnership Agreement" means the Fourth Amended and Restated Agreement of Limited Partnership of Foamex, dated as of December 14, 1993, among Trace Foam Company, Inc., the Parent and FMXI, as amended by the First Amendment thereto dated as of June 28, 1994, the Second Amendment thereto dated as of June 12, 1997, the Third Amendment thereto dated as of December 23, 1997, the Fourth Amendment thereto dated as of February 27, 1998 and the Fifth Amendment thereto dated as of March 25, 2002, as such agreement may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Payment Account" means each bank account established pursuant to the U.S. Security Agreement or Canadian Security Agreement to which the proceeds of Accounts and other Collateral are deposited or credited and which is maintained in the name of the Administrative Agent or the applicable Loan Party, as the Administrative Agent may determine, on terms reasonably acceptable to the Administrative Agent.

     "PBA" means the Pension Benefits Act of Ontario or any other Canadian federal or provincial statute in relation to Plans sponsored by Foamex Canada and all regulations thereunder as amended from time to time and any successor legislation.

     "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

     "Pending Revolving Loans" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Administrative Agent which have not yet been advanced.

     "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA or the applicable laws of any other jurisdiction including the PBA) that is subject to Title IV of ERISA or the applicable laws of any other jurisdiction including the PBA or a defined benefit Plan maintained in any non-U.S. jurisdiction or which any Loan Party sponsors, maintains, or to which it makes, is making or is obligated to make contributions, or has made contributions at any time during the immediately preceding five (5) plan years.

     "Permanent Reserve" has the meaning specified in Section 3.4(a).

     "Permitted Liens" means the following Liens (to the extent, with respect to any Loan Party or any of its assets or properties, (x) if created, incurred or assumed by such Loan Party on or after the Filing Date (or, in the case of Liens on assets or property of Foamex Canada, the date the first CCAA Order is issued), such Liens have been approved and authorized by the Bankruptcy Court or, in the case of Foamex Canada, the Canadian Bankruptcy Court, in each instance, with the prior written consent of the Administrative Agent and the Majority Lenders and (y) if created, incurred or assumed by such Loan Party before the Filing Date (or, in the case of Liens on assets or property of Foamex Canada, the date the first CCAA Order is issued), such Liens are valid, perfected and non-avoidable in accordance with applicable law):

     (a) (x) Liens for taxes not delinquent or (y) statutory Liens for taxes not paid when due in an aggregate amount not to exceed $500,000 provided that (i) the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued (or, in the case of taxes owing prior to the Filing Date (or, in the case of taxes owing by Foamex Canada, the date the first CCAA Order is issued), the payment of such taxes cannot be made as a result of a Loan Party's status as a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code or a debtor company under the CCAA, as appropriate) and as to which adequate financial reserves have been established on the applicable Loan Party's books and records in accordance with GAAP and a stay of enforcement of any such Lien is in effect and (ii) the Administrative Agent, in its sole discretion, may implement a Reserve against the Availability and/or Borrowing Base of the applicable Loan Party (or, in the case of a Loan Party which is not a Borrower, against the Availability and/or Borrowing Base of Foamex) in the amount of such Liens imposed against such Loan Party;

     (b) the Agent's Liens;

     (c) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than Environmental Liens and other than liens arising under ERISA or the PBA which are not junior to the Agent's Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

     (d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that (i) if any such Lien arises from the nonpayment of such claims or demand when due, such claims or demands do not exceed $500,000 in the aggregate and (ii) the Administrative Agent, in its sole discretion, may implement a Reserve against the Availability and/or Borrowing Base of the applicable Loan Party (or, in the case of a Loan Party which is not a Borrower, against the Availability and/or Borrowing Base of Foamex) in the amount of such Liens imposed against such Loan Party;

     (e) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, servitudes, covenants running with the land and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of any Loan Party's business;

     (f) [Intentionally Omitted];

     (g) Liens in effect as of the Filing Date described on Schedule 6.9 securing obligations described in Schedule 6.9;

     (h) Liens in favor of the trustee under the Senior Secured Note Indenture granted by any or all of the Loan Parties (other than the Parent, FMXI and Foamex Canada) in the Collateral to secure the repayment of the obligations of Foamex under the Senior Secured Notes, which Liens shall be junior and subordinate to the Agent's Liens and be subject to the terms of the Senior Secured Note Intercreditor Agreement;

     (i) Liens  securing  Capital  Leases and purchase  money Debt  permitted by
Section 7.15;

     (j) Liens in favor of the Term Loan B Agent granted by any or all of the Loan Parties in the Collateral to secure the repayment of the Term Loan B Obligations, which Liens shall be junior and subordinate to the Agent's Liens and be subject to the terms of the Senior Lenders Intercreditor Agreement;

     (k) Liens on the assets of the Mexican Subsidiaries securing Debt of the Mexican Subsidiaries permitted to be incurred by such Mexican Subsidiaries under Sections 7.14(viii) and 7.15(l) and (m);

     (l) rights of setoff imposed by law upon deposit of cash or securities in favor of banks, securities intermediaries, commodity intermediaries, brokers or dealers incurred in the ordinary course of business in accounts maintained with such banks, securities intermediaries, commodity intermediaries, brokers or dealers and the cash or securities in such accounts;

     (m) Liens securing Debt permitted by Section 7.15(e); provided, that such Liens comply with the requirement in clause (ii) of the proviso thereof; and

     (n) with respect to the Loan Parties (other than Foamex Canada), Carve-Out Expenses (it being understood that no Person that is entitled to Carve-Out Expenses shall be entitled to a Lien on any Collateral to secure same).

     "Permitted Subordinated Debt" means Debt evidenced by or in respect of (x) the Foamex 9 7/8% Subordinated Notes in a principal amount not to exceed $148,500,000, (y) any Subordinated Claim (as defined in the TIHI Subordination Agreement) and (z) the Foamex 13 1/2% Subordinated Notes in a principal amount not to exceed $51,585,000.

     "Person" means any individual,  sole proprietorship,  partnership,  limited
liability   company,   joint  venture,   trust,   unincorporated   organization,
association, corporation, Governmental Authority or any other entity.

     "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA or other applicable laws of any jurisdiction) which any Loan Party sponsors or maintains or to which any Loan Party makes, is making, or is obligated to make contributions and includes any Pension Plan.

     "PPSA" means the Personal Property Security Act of Ontario (or any successor statute) or similar legislation of any other jurisdiction (including the Civil Code of Quebec) the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforceability, enforcement, validity or effect of security interests or hypothecs.

     "Prepetition Administrative Agent" has the meaning specified in the recitals hereto.

     "Prepetition Credit Agreement" has the meaning specified in the recitals hereto.

     "Prepetition Lenders" has the meaning specified in the recitals hereto.

     "Prepetition Letters of Credit" has the meaning specified in the recitals hereto.

     "Prepetition LIBOR Rate Revolving Loans" means LIBOR Rate Revolving Loans (as defined in the Prepetition Credit Agreement).

     "Prepetition Loan Documents" means the Prepetition Credit Agreement and all agreements, documents and instruments executed and/or delivered in connection therewith.

     "Priority Professional Expense Cap" has the meaning specified in the definition of the term "Agreed Administrative Expense Claim Priorities."

     "Priority Professional Expenses" means those fees and expenses entitled to a priority as set forth in subclause (ii) of the clause first of the definition of the term "Agreed Administrative Expense Claim Priorities."

     "Professional Expenses" has the meaning specified in the definition of the term "Agreed Administrative Expense Claim Priorities."

     "Proprietary Rights" means, with respect to a Loan Party or a Mexican Subsidiary, all of such Loan Party's or such Mexican Subsidiary's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, trade dress, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on Schedule 6.12 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

     "Pro Rata Share" means, with respect to a Lender at any time, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment at such time and the denominator of which is the amounts of all of the Lenders' Commitments at such time (or if no Commitments are outstanding at such time, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender at such time (after giving effect to such Lender's participation in Non-Ratable Loans, Agent Advances, Letters of Credit and Credit Support) and the denominator of which is the aggregate amount of the Obligations owed to all Lenders at such time (after giving effect to each Lenders' participation in Non-Ratable Loans, Agent Advances, Letters of Credit and Credit Support)).

     "Real Estate" means all of each Loan Party's and each Mexican Subsidiary's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of each Loan Party's and each Mexican Subsidiary's now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

     "Real Estate Appraisal" means (a) on the Closing Date and until the first appraisal of Real Estate of each Borrower and Foamex Canada is delivered to the Administrative Agent pursuant to Section 5.2(p), the appraisals prepared by CB Richard Ellis dated prior to the Closing Date and (b) thereafter, each Real Estate Appraisal delivered to the Administrative Agent pursuant to Section 5.2(p).

     "Related Documents" means, collectively, the Tax Sharing Agreement, the Foamex 9 7/8% Subordinated Notes, the Foamex 9 7/8% Subordinated Note Indenture, the TIHI Subordination Agreement, the Withdrawal Agreements (as defined in the TIHI Subordination Agreement), the Foamex 13 1/2% Subordinated Notes, the Foamex 13 1/2% Subordinated Note Indenture, the Senior Secured Notes, the Senior Secured Note Indenture, the Senior Secured Note Registration Rights Agreement, all other Noteholder Documents (as defined in the Senior Secured Note Intercreditor Agreement) and all other instruments, documents and agreements entered into in connection with any of the foregoing.

     "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

     "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

     "Required Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate more than 66-2/3%.

     "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or commissioner or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

     "Reserves" means (i) Permanent Reserves and (ii) other reserves that limit the availability of credit hereunder, consisting of reserves against Availability, Eligible Accounts or Eligible Inventory, established by the Administrative Agent from time to time in the Administrative Agent's reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of the Administrative Agent's credit judgment: (a) Bank Product Reserves, (b) a reserve for accrued, unpaid interest on the Obligations, (c) reserves for rent at leased locations subject to statutory or contractual landlord liens, (d) Inventory shrinkage, (e) Environmental Compliance Reserves,

(f) customs charges, (g) dilution, (h) warehousemen's or bailees' charges, (i) reserves for taxes, assessments and other governmental charges which are delinquent, (j) reserves for accrual of rebates, (k) reserves for cash discount accruals, (l) in the case of Foamex, reserves (including, without limitation, the Carve-Out Reserve) for Carve-Out Expenses (whether or not an Event of Default exists), claims against the Bank, any Lender, any Prepetition Lender, the Prepetition Administrative Agent or either Agent under Section 506(c) of the Bankruptcy Code and other claims that the Administrative Agent reasonably believes could have priority over any of the Obligations, and (m) additionally as regards Foamex Canada, reserves established by the Administrative Agent for amounts secured by any Liens, choate or inchoate, which rank or which could reasonably be expected to rank in priority to the Administrative Agent's and/or Lenders' Liens and/or for amounts which may represent costs relating to the enforcement of the Administrative Agent's Liens including, without limitation, any such amounts due and not paid for wages, vacation pay, severance pay, amounts due and not paid under any legislation relating to workers' compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), sales tax, excise tax, tax payable pursuant to Part IX of the Excise Tax Act (Canada) (net of GST input credits) or similar applicable provincial legislation, government royalties, amounts currently or past due and not paid for realty, municipal or similar taxes (to the extent impacting personal or movable property) and all amounts currently or past due and not contributed, remitted or paid to any Plan or under the Canada Pension Plan or the PBA, or any similar statutory or other claims that would have or might have priority over any Liens granted to Administrative Agent in the future.

     "Responsible Officer" means the chief executive officer or the president of a Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate of a Borrower, the chief financial officer or the treasurer of such Borrower or any other officer having substantially the same authority and responsibility.

     "Restricted Investment" means, as to any Loan Party or any of the Mexican Subsidiaries, any acquisition of property by such Loan Party or such Mexican Subsidiary in exchange for cash or other property, whether in the form of an acquisition of stock, debt or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution or subscription, except the following: (a) acquisitions of Fixed Assets to be used in the business of such Loan Party or such Mexican Subsidiary so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) acquisitions of Inventory in the ordinary course of business of such Loan Party or such Mexican Subsidiary; (c) acquisitions of current assets, Software or Proprietary Rights acquired in the ordinary course of business of such Loan Party or such Mexican Subsidiary; (d) so long as at the time of acquisition thereof there are no outstanding Revolving Loans, direct obligations of the United States of America (or Canada, in the case of Foamex Canada), or any agency thereof, or obligations guaranteed by the United States of America (or Canada, in the case of Foamex Canada), provided that such obligations mature within one year from the date of acquisition thereof; (e) so long as at the time of acquisition thereof there are no outstanding Revolving Loans, acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances with maturities not exceeding six months, time deposits, Eurodollar bank deposits, overnight bank deposits or demand deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States of

America or any state thereof (or Canada or any province thereof, in the case of Foamex Canada) having capital and surplus aggregating at least $100,000,000 (or $50,000,000 in the case of demand deposit accounts maintained by any of the Mexican Subsidiaries) (or organized under the law of any country that is a member of the OECD having total assets in excess of $100,000,000 in the case of Foamex Canada or any of the Mexican Subsidiaries (except, in the case of demand deposit accounts maintained by any of the Mexican Subsidiaries, having total assets in excess of $50,000,000)); (f) so long as at the time of acquisition thereof there are no outstanding Revolving Loans, acquisitions of commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. (or its equivalent by Dominion Bond Rating Service or its successor, in the case of any such acquisitions by Foamex Canada) and maturing not more than 90 days from the date of creation thereof;
(g) Hedge Agreements entered into in the ordinary course of business for non-speculative purposes; (h) investments made after the Closing Date in joint ventures (including the China Joint Venture) not to exceed $500,000 in the aggregate outstanding at any time during the term of this Agreement; (i) investments made after the Closing Date by Foamex in Prefoam A.G. not to exceed $150,000 in the aggregate during the term of this Agreement; (j) [Intentionally Omitted], (k) investments existing on the Closing Date and described on Schedule I, (l) promissory notes or equity investments received in connection with the bankruptcy or reorganization of, or the settlement of delinquent accounts or disputes with, customers and suppliers, (m) contributions or other distributions made by Foamex, any of its Domestic Subsidiaries, Foamex Canada or any of the Mexican Subsidiaries to the China Joint Venture in connection with the Foamex China Transaction; provided, that (i) such contributions or other distributions shall consist solely of Equipment of a Mexican Subsidiary or Equipment of Foamex, any of its Domestic Subsidiaries or Foamex Canada no longer used in the operations of Foamex, any of its Domestic Subsidiaries or Foamex Canada, and the Borrowers shall have repaid the Revolving Loans in an amount equal to the orderly liquidation value of such Equipment (as such orderly liquidation value is set forth in the then most recent Equipment Appraisal delivered to the Administrative Agent or, with respect to any such Equipment not included in such appraisal, based upon evidence reasonably satisfactory to the Administrative Agent of the orderly liquidation value of such Equipment) (with such repayment being subject to Section 3.4(f) as if Foamex disposed of such Equipment and received Net Proceeds from such disposition in an amount equal to such repayment); (ii) the aggregate amount of such contributions or other distributions during the term of this Agreement shall not exceed $800,000; and
(iii) no such contribution or other distribution shall be permitted unless, both immediately prior thereto and after giving effect thereto, there exists no Default or Event of Default; (n) loans, advances and other transactions permitted by Sections 7.11(v), 7.12(A) and (C) and loans and advances to the extent the related Debt is permitted to be incurred under Sections 7.15(f) and
(o) loans and advances by Foamex to the Parent and to Foreign Subsidiaries (other than the Joint Ventures and the China Joint Venture) in an aggregate amount not to exceed $750,000 at any time outstanding.

     "Revolving Credit Commitment" means, as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1.2 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

     "Revolving Loan Application Order" means, with respect to payments, prepayments or the cash collateralization of Revolving Loan Obligations pursuant to Section 3.4(f) or clause fourth of Section 3.8(ii), the following order of priority: first, to pay or prepay principal of the Non-Ratable Loans and Agent Advances; second, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit and Credit Support and third, to pay an amount to the Administrative Agent equal to all outstanding Obligations in respect of Letters of Credit and Credit Support to be held as cash collateral for such Obligations.

     "Revolving Loan Balance" means,  at any date of  determination,  the sum of
(a) the aggregate unpaid principal balance of all Revolving Loans, (b) one hundred percent (100%) of the aggregate undrawn amount of all outstanding
Letters of Credit and (c) the aggregate amount of any unpaid reimbursement obligations in respect of all Letters of Credit.

     "Revolving Loan Obligations" means, at any time, collectively and without duplication, (a) all outstanding Revolving Loans at such time, (b) all outstanding Obligations in respect of Letters of Credit and Credit Support at such time and (c) all unpaid reimbursement obligations in respect of all Letters of Credit and Credit Support at such time.

     "Revolving Loans" has the meaning specified in Section 1.2 and includes each Agent Advance and Non-Ratable Loan.

     "Securities Act" means the Securities Act of 1933, as amended, and all regulations issued pursuant thereto.

     "Security Agreement" means the U.S. Security Agreement.

     "Senior  Collateral  Agent"  means  the  Bank in its  capacity  as  "Senior
Collateral  Agent"  (as  defined  in  the  Senior  Secured  Note   Intercreditor
Agreement).

     "Senior Lenders Intercreditor Agreement" means the Lien Intercreditor Agreement, dated as of the date hereof, between the Administrative Agent and the Term Loan B Agent and acknowledged and agreed to by Foamex and certain of its Affiliates (or, if the Term Loan B Obligations are refinanced as provided in the last sentence of the definition of Term Loan B Agreement, the intercreditor agreement referred to in clause (iii) of such sentence), in each case as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Senior Secured Note Indenture" means the Indenture, dated as of March 25, 2002, among Foamex, Foamex Capital, certain Domestic Subsidiaries of Foamex and U.S. Bank National Association, as Trustee, pursuant to which the Senior Secured Notes were issued, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Senior Secured Note Intercreditor Agreement" means the Intercreditor Agreement, dated as of August 18, 2003, among the Prepetition Administrative Agent, the Term Loan B Agent (as defined in the Prepetition Credit Agreement) and the trustee under the Senior Secured Note Indenture in its capacity as collateral agent thereunder and acknowledged by

Foamex, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Senior Secured Note Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 25, 2002, between Foamex and Foamex Capital, as issuers, entered into for the benefit of the holders of the Senior Secured Notes and providing for the registration thereof under the Securities Act, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Senior Secured Notes" means the 10 3/4% Senior Secured Notes due 2009 issued pursuant to the terms of the Senior Secured Note Indenture, as such notes may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Settlement" and "Settlement Date" have the meanings specified in Section 12.15(a)(ii).

     "Software" means, with respect to a Loan Party or a Mexican Subsidiary, all software as such term is defined in the UCC, now owned or hereafter acquired by such Loan Party or Mexican Subsidiary, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

     "Solidary Claim" has the meaning specified in Section 12.17(b).

     "Specified Assets" means the assets specified on Schedule 7.11(xii) hereto and those assets permitted to be sold pursuant to Sections 7.11 (iv) and (ix).

     "Specified Liens" means those Liens identified in (i) clause (g) of the definition of Permitted Liens (other than with respect to Collateral consisting of Accounts, Inventory, Equipment included in the then most recent Equipment Appraisal delivered to the Administrative Agent, Real Estate included in the then most recent Real Estate Appraisal delivered to the Administrative Agent and the proceeds thereof), (ii) clauses (i) and (m) of the definition of Permitted Liens with respect to Fixed Assets (other than with respect to Fixed Assets consisting of Equipment included in the then most recent Equipment Appraisal delivered to the Administrative Agent, Real Estate included in the then most recent Real Estate Appraisal delivered to the Administrative Agent and the proceeds thereof), (iii) clause (n) of the definition of Permitted Liens and
(iv) clauses (a) (other than with respect to Liens for income taxes), (c), (d), and (l) of the definition of Permitted Liens that have priority over the Agent's Liens by operation of law.

     "Stated Termination Date" means March 22, 2007.

     "Stock Option Plan" means, collectively, the 1993 Foamex International Inc. Employee Stock Option Plan, the 2002 Foamex International Inc. Stock Award Plan and any other stock option plan adopted by the shareholders of the Parent, each as amended, supplemented or otherwise modified from time to time.

     "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Parent.

     "Supporting Obligations" means all supporting obligations as such term is defined in the UCC, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments or Investment Property.

     "Tax Sharing Agreement" means the First Amended and Restated Tax Sharing Agreement, dated as of December 14, 1993, among Foamex, Trace Foam Company, Inc., the Parent and FMXI, as amended on June 12, 1997, as further amended on December 23, 1997, as further amended on February 27, 1998 and as further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (including penalties, interest and additions to tax), now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority.

     "Term Loan B Agent" means Silver Point Finance, LLC, in its capacity as initial administrative agent under the Term Loan B Agreement, and any successor agent or trustee (if any) thereunder.

     "Term Loan B Agreement" means the Debtor-In-Possession Credit Agreement, entered into on or after the date hereof, among Foamex, the Guarantors, the Term Loan B Agent and the lenders party thereto, and any agreement that refinances all (and not a portion) of the Term Loan B Obligations owing under such Credit Agreement on the terms set forth in the immediately succeeding sentence, in each case as amended, restated, modified or otherwise supplemented from time to time in accordance with the terms thereof and hereof. Any refinancing of the Term Loan B Obligations owing under the Credit Agreement referred to in the immediately preceding sentence shall be on the following terms and conditions:
(i) no Event of Default shall have occurred and be continuing immediately prior to such refinancing or would arise from such refinancing, (ii) such refinancing shall not have terms or provisions (including, without limitation, payment terms, conditions, covenants or events of default), taken as a whole, that are more restrictive or less favorable to Foamex or any of the other Loan Parties or to the Lenders or the Administrative Agent than those applicable to the Term Loan B Obligations being refinanced (in any event, there shall be no scheduled amortization of any of the Term Loan B Obligations prior to the Stated Termination Date and the scheduled maturity date of the new Term Loan B Obligations shall be no earlier than the scheduled maturity date of the Term Loan B Obligations being refinanced), (iii) if such refinancing is to be secured by Liens on assets and property of any of the Loan Parties, (x) such Liens shall not attach to any assets or property in addition to those assets and property securing the Term Loan B Obligations be refinanced and (y) such Liens shall be junior and subordinate to the Agent's Liens and be subject to the terms and provisions of an intercreditor agreement between the Administrative Agent and the Term

Loan B Agent for such refinancing (or, if there is no Term Loan B Agent therefor, the lenders providing such refinancing) no less favorable to the Administrative Agent and the Lenders than the intercreditor agreement relating to the Liens securing the Term Loan B Obligations being refinanced, (iv) such refinancing shall be of all (and not a portion) of the Term Loan B Obligations then outstanding, shall be made on a term loan basis and shall be in a principal amount that does not exceed the principal amount so refinanced, plus all accrued and unpaid interest thereon, plus the stated amount of any premium required to be paid in connection with such refinancing and (v) the obligors and/or guarantors on such refinancing shall not include any Person other than the obligors and/or guarantors on the Term Loan B Obligations being refinanced.

     "Term Loan B Documents" means, collectively, the Term Loan B Agreement, the other "Loan Documents" (as defined in the Term Loan B Agreement) (or similar defined term) and all other instruments, documents and agreements entered into from time to time in connection with any of the foregoing.

     "Term Loan B Obligations" means the "Obligations" (or similar defined term) as defined in the Term Loan B Agreement.

     "Termination Date" or "Revolving Loan Commitment Termination Date" means the earliest to occur of (i) the Stated Termination Date, (ii) the confirmation date of a plan of reorganization for any of the Loan Parties, provided that in the event an order of confirmation of such plan of reorganization has been entered that is satisfactory to the Administrative Agent and the Majority Lenders (which order of confirmation shall in any event provide for (A) the termination of all Lenders' Commitments and payment in full in cash of all Obligations (other than Contingent Obligations at Termination) and the return and cancellation of all Letters of Credit (or the deposit with the Administrative Agent of Supporting Letters of Credit for the Letters of Credit not so returned and cancelled or related Credit Support in accordance with and as required by Section 1.4(g) or the roll up of such Letters of Credit not so returned and cancelled into the emergence financing facility described in
Section 1.3) in a manner satisfactory to the Administrative Agent and the Lenders (collectively, the "Termination of the DIP Financing") on or before the effective date of such plan of reorganization (as such term is used in Section 1129 of the Bankruptcy Code) and (B) until the Termination of the DIP Financing, the continuity and priority of the Liens of the Administrative Agent in the Collateral, the superpriority administrative expense claim status of the claims of the Administrative Agent and the Lenders under the Loan Documents and the other rights and remedies of the Administrative Agent and the Lenders under the Loan Documents, in each instance, to the same extent as is provided in the Final Financing Order and the CCAA Order, as the case may be), then the effective date of such plan of reorganization, (iii) the date this Agreement is terminated either by the Borrowers pursuant to Section 3.2 or by the Majority Lenders pursuant to Section 9.2, (iv) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement and (v) the date the Term Loan B Agreement is terminated for any reason whatsoever or the "Termination Date" (as defined in the Term Loan B Agreement) shall occur.

     "Termination Event" means (a) the withdrawal of any Loan Party or any Subsidiary from a Plan during a plan year; or (b) the filing of a notice of intent to terminate in whole or in part a Plan or the treatment of a Plan amendment as a termination thereof; or (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Plan; or (d) with respect to Foamex Canada, any other event or condition which is reasonably likely to constitute grounds for the termination of, winding-up or partial termination of winding-up or the appointment of trustee to administer, any Plan.

     "TIHI Subordination Agreement" means the TIHI Subordination Agreement, dated as of December 14, 1993, among TIHI, Trace Foam and Citicorp USA, Inc., as amended on June 12, 1997, and as such agreement may be further amended, supplemented or otherwise modified from time to time.

     "Total Facility" has the meaning specified in Section 1.1.

     "Trace Foam" means Foam Funding LLC (f/k/a Trace Foam LLC), a Delaware limited liability company.

     "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests, provided, that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

     "Unused Letter of Credit Subfacility" means an amount equal to $40,000,000 minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

     "Unused Line Fee" has the meaning specified in Section 2.5.

     "U.S.  Security  Agreement"  means  the  Debtor-In-Possession   Pledge  and
Security Agreement of even date herewith among the Loan Parties (other than Foamex Canada) and the Administrative Agent for the benefit of the Administrative Agent and the Lenders.

     Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in this Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

     Interpretive Provisions.

     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

     (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

     (ii) The term "including" is not limiting and means "including without limitation."

     (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

     (iv) The word "or" is not exclusive.

     (v) The term "security interest" includes a hypothec.

     (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

     (e) The  captions  and  headings  of this  Agreement  and  the  other  Loan
Documents are for convenience of reference only and shall not affect the interpretation of this Agreement.

     (f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

     (g) For purposes of Section 9.1, a breach of a financial covenant contained in Section 7.24, 7.25 or 7.26 shall be deemed to have occurred as of any specified measuring date or as of the last day of any specified measuring period, as applicable, regardless of when the Financial Statements reflecting such breach are delivered to the Administrative Agent.

     (h) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Loan Parties and the other parties hereto, and are the products of all parties hereto. Accordingly, they shall not be construed against the Lenders or the Administrative Agent merely because of the Administrative Agent's or Lenders' involvement in their preparation.